Filed Pursuant to Rule 424(b)(5)
                                                    Registration No.: 333-121564
PROSPECTUS SUPPLEMENT
(To prospectus dated August 25, 2005)

[C-Bass LOGO]              $398,812,000 (Approximate)           [Radarview LOGO]
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB5
               CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                     Seller
                            LITTON LOAN SERVICING LP
                                    Servicer
                        ASSET BACKED FUNDING CORPORATION
                                    Depositor

                          ----------------------------

--------------------------------------------------------------------------------
Carefully consider the "Risk Factors" beginning on page S-13 of this prospectus supplement and on page 10 in the accompanying prospectus.

The offered certificates are not insured or guaranteed by any governmental agency or instrumentality or any other entity.

The offered certificates represent interests in the trust only and will not be obligations of or represent interests in any other entity. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

    Class      Initial Certificate Balance (1)           Pass-Through Rate
    -----      -------------------------------           -----------------
AV-1......             $119,092,000               One-Month LIBOR plus 0.11% (2)
AV-2......              $92,202,000               One-Month LIBOR plus 0.26% (2)
AV-3......               $3,670,000               One-Month LIBOR plus 0.39% (2)
AF-1......              $63,843,000               One-Month LIBOR plus 0.14% (2)
AF-2......              $34,181,000                          4.831%(3)
AF-3......              $21,289,000                          5.419%(3)
AF-4......              $13,257,000                          5.018%(3)
M-1.......              $13,143,000                One-Month LIBOR plus 0.40%(2)
M-2.......              $12,066,000                One-Month LIBOR plus 0.43%(2)
M-3.......               $8,187,000                One-Month LIBOR plus 0.46%(2)
M-4.......               $6,032,000                One-Month LIBOR plus 0.60%(2)
M-5.......               $6,248,000                One-Month LIBOR plus 0.63%(2)
M-6.......               $5,602,000                One-Month LIBOR plus 0.68%(2)

----------

(1) Plus or minus 5%.
(2) The Class AV-1, Class AV-2, Class AV-3, Class AF-1 and Class M Certificates will bear interest at a variable rate that is subject to an interest rate cap and a margin increase following the optional termination date, as described in this prospectus supplement.
(3) The Class AF-2, Class AF-3 and Class AF-4 Certificates will bear interest at a fixed-rate that is subject to an interest rate cap and a pass-through rate increase following the optional termination date, as described in this prospectus supplement.

Only the thirteen classes of certificates identified above are being offered by this prospectus supplement and the accompanying prospectus.

The Certificates

o Represent ownership interests in a trust consisting primarily of a pool of first and second-lien residential mortgage loans. The mortgage loans will be segregated into two loan groups. Loan group I will consist of adjustable-rate mortgage loans. Loan group II will consist of fixed-rate mortgage loans.

o The Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates will be senior certificates.

o The Class M and Class B Certificates are subordinate to and provide credit enhancement for the senior certificates. Each class of Class M Certificates is further subordinated to and provides credit enhancement for each class of Class M Certificates with lower numerical class designations. The Class B Certificates are subordinate to and provide credit enhancement for the Class M Certificates. Each class of Class B Certificates is further subordinated to and provides credit enhancement for each class of Class B Certificates with lower numerical class designations.

Credit Enhancement

o Subordination - The subordinated certificates are subordinate in right of certain payments to the senior certificates and to those classes of subordinated certificates higher in order of payment priority.

o Overcollateralization - Certain excess interest received from the mortgage loans will be applied as payments of principal on the certificates to maintain a required level of overcollateralization.

o Cross-Collateralization - Under certain circumstances, payments on the mortgage loans in one loan group may be used to make certain distributions to holders of certificates relating to the other loan group.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters will purchase the offered certificates from the depositor and will offer the offered certificates to investors at varying prices to be determined at the time of sale. The depositor expects that the offered certificates will be available for delivery to investors in book-entry form through The Depository Trust Company, Clearstream Banking or the Euroclear System on or about August 30, 2005. Total proceeds to the depositor for the offered certificates will be approximately 100.00% of the initial principal balance of the offered certificates (plus accrued interest in the case of the Class AF-2, Class AF-3 and Class AF-4 Certificates), before deducting expenses payable by the depositor.

Banc of America Securities LLC                                  Barclays Capital
(Sole Lead Manager)                                                 (Co-Manager)

            The date of this Prospectus Supplement is August 25, 2005

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-5
RISK FACTORS................................................................S-13
  Nature of sub-prime mortgage loans may increase risk of loss..............S-13
  There are risks involving unpredictability of prepayments and the effect of prepayments on yields......................................S-13
  There are risks relating to alternatives to foreclosure.................. S-14
  There is a risk that interest payments on the mortgage loans may be insufficient to maintain overcollateralization....................S-14
  There is a risk that mortgage interest rates will affect the certificate interest rates of the offered certificates...................S-14
  There are risks relating to subordinate loans............................ S-15
  There are risks in holding subordinated certificates......................S-16
  There is a risk that interest payments on the mortgage loans may be insufficient to pay interest on your certificates................ S-16
  There is a risk relating to the potential inadequacy of credit enhancement for the offered certificates.................................S-16
  Each yield maintenance agreement is subject to counterparty risk..........S-17
  There is a risk because the certificates are not obligations of any entity............................................................S-17
  Limitations on advances of principal or interest with respect to certain mortgage loans could adversely affect the yield on your certificates........................................................S-17
  There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of the mortgage loan.................................S-17
  Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses.................. S-17
  There is an increased risk of loss relating to high combined loan-to-value ratios.................................................... S-18
  The rate of default on mortgage loans that are secured by investor properties may be higher than on other mortgage loans....................S-18
  There are risks relating to geographic concentration of the mortgage loans...........................................................S-19
  There are risks relating to balloon loans................................ S-19
  The lack of a secondary market may limit your ability to
   sell your certificates...................................................S-19
  Violations of federal, state and local laws may cause losses on your
   certificates.............................................................S-19
  In the event the seller is not able to repurchase or replace defective mortgage loans you may suffer losses on your certificates......S-20
  Suitability of the offered certificates as investments....................S-20
  Conflicts of interest between the servicer and the trust..................S-20
  United States military operations may increase risk of shortfalls in interest..............................................................S-21
THE MORTGAGE POOL...........................................................S-22
  General...................................................................S-22
  Mortgage Pool Statistics..................................................S-23
  Group I Mortgage Loan Statistics..........................................S-33
  Group II Mortgage Loan Statistics.........................................S-43
  The Index.................................................................S-50
  Terms of the Mortgage Loans...............................................S-50
THE SELLER..................................................................S-50
UNDERWRITING STANDARDS......................................................S-51
THE SERVICER................................................................S-52
THE POOLING AND SERVICING AGREEMENT.........................................S-54
  General...................................................................S-54
  Assignment of the Mortgage Loans..........................................S-54
  Payments on Mortgage Loans; Deposits to Collection Account and
   Distribution Account.....................................................S-56
  Advances..................................................................S-56
  The Trustee...............................................................S-57
  Servicing and Other Compensation and Payment of Expenses..................S-58
  Pledge and Assignment of Servicer's Rights................................S-58
  Optional Termination......................................................S-58
  Optional Purchase of Defaulted Loans......................................S-59
  Events of Servicing Termination...........................................S-59
  Rights upon Event of Servicing Termination................................S-59
  Voting Rights.............................................................S-59
  Amendment.................................................................S-59
DESCRIPTION OF THE CERTIFICATES.............................................S-60
  General...................................................................S-60
  Book-Entry Certificates...................................................S-61
  Allocation of Available Funds.............................................S-64
  Interest Distributions....................................................S-64
  Principal Distributions...................................................S-67
  Allocation of Losses......................................................S-76
  Application of Monthly Excess Cashflow Amounts............................S-77
  Certificate Interest Rates................................................S-81
  Calculation of LIBOR......................................................S-83

  The Yield Maintenance Agreements..........................................S-84
  Reserve Accounts..........................................................S-85
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............................S-86
  Additional Information....................................................S-88
  Weighted Average Lives....................................................S-88
  Final Scheduled Distribution Dates.......................................S-106
USE OF PROCEEDS............................................................S-106
CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........................S-106
  General..................................................................S-106
  Taxation of Regular Interests............................................S-106
  Taxation of the Basis Risk Arrangements..................................S-107
  REMIC Taxes and Reporting................................................S-108
STATE, LOCAL OR OTHER TAXES................................................S-108
ERISA CONSIDERATIONS.......................................................S-108
LEGAL INVESTMENT...........................................................S-110
METHOD OF DISTRIBUTION.....................................................S-110
LEGAL MATTERS..............................................................S-111
RATINGS....................................................................S-111
INDEX OF PRINCIPAL DEFINITIONS.............................................S-112
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.......I-1
ANNEX II GROUP I AND CLASS M YIELD MAINTENANCE AGREEMENTS CAP
  NOTIONAL AMOUNT, STRIKE RATE, CEILING RATE AND SCALE FACTOR SCHEDULES.....II-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      The depositor describes the certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and

o this prospectus supplement, which describes the specific terms of your certificates.

      If the description of the terms of your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Definitions" beginning on page S-112 in this document and under the caption "Index of Significant Definitions" beginning on page 120 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                                   ----------

      This prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, the use of forward-looking words such as "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the depositor's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      Because this is a summary, it does not contain all the information that may be important to you. You should read the entire accompanying prospectus (the "Prospectus") and this prospectus supplement (the "Prospectus Supplement") carefully before you decide to purchase a certificate. If capitalized terms are not defined in this Prospectus Supplement, they are defined in the Prospectus.

Issuer

2005-CB5 Trust (the "Trust").

Title of Series

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB5.

The Certificates

The Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class N, Class X, Class R and Class R-A Certificates are the entire ownership interest in a trust fund which is composed of first and second lien mortgage loans. The trust will issue the certificates pursuant to a pooling and servicing agreement among Credit-Based Asset Servicing and Securitization LLC, as seller, Asset Backed Funding Corporation, as depositor, Litton Loan Servicing LP, as servicer, and U.S. Bank National Association, as trustee. The trust is offering the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates as book-entry securities clearing through The Depository Trust Company ("DTC") (in the United States) or Clearstream Banking ("Clearstream") or the Euroclear System ("Euroclear") (in Europe). See "Description of the Certificates--Book-Entry Certificates" in this Prospectus Supplement.

The Offered Certificates

The underwriters are offering to sell the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class N, Class X, Class R and Class R-A Certificates are not being offered by this Prospectus Supplement.

Depositor of Mortgage Loans

Asset Backed Funding Corporation will deposit the mortgage loans in the trust. The depositor is a Delaware corporation and a wholly-owned, indirect subsidiary of Bank of America Corporation. The depositor is an affiliate of Banc of America Securities LLC, one of the underwriters.

Mortgage Loan Seller

On the closing date, the mortgage loans will be sold to the depositor by Credit-Based Asset Servicing and Securitization LLC. The mortgage loans were acquired by the mortgage loan seller generally in accordance with the underwriting standards described in "Underwriting Standards" in this Prospectus Supplement.

Servicer

Litton Loan Servicing LP will service the mortgage loans. Subject to certain limitations, the servicer must advance delinquent payments of principal and interest on the mortgage loans. The servicer will only advance interest with respect to any REO property and is only required to advance interest with respect to second liens. See "The Pooling and Servicing Agreement--Advances" in this Prospectus Supplement and "Description of the Securities--Advances in Respect of Delinquencies" in the Prospectus. The servicer is a wholly-owned subsidiary of the seller of the mortgage loans.

Trustee

U.S. Bank National Association, a national banking association.

Cut-off Date

August 1, 2005.

Closing Date

On or about August 30, 2005.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Final Scheduled Distribution Dates

The final scheduled distribution date for each class of offered certificates is set forth below:

                    Final Scheduled
Class               Distribution Date
-----               -----------------
AV-1                 May 25, 2028
AV-2                 March 25, 2035
AV-3                 May 25, 2035
AF-1                 October 25, 2024
AF-2                 January 25, 2030
AF-3                 March 25, 2033
AF-4                 January 25, 2033
M-1                  March 25, 2035
M-2                  March 25, 2035
M-3                  February 25, 2035
M-4                  February 25, 2035
M-5                  January 25, 2035
M-6                  December 25, 2034

Each such final scheduled distribution date has been calculated as described under "Yield, Prepayment and Maturity Considerations--Final Scheduled Distribution Dates" in this Prospectus Supplement.

The Mortgage Pool

On the closing date, the trust will acquire a pool of fixed and adjustable-rate mortgage loans. For purposes of calculating principal and interest distributions on the Class A Certificates, the mortgage loans have been divided into two groups, designated as "group I mortgage loans" and "group II mortgage loans." The Class AV-1, Class AV-2 and Class AV-3 Certificates generally represent interests in the group I mortgage loans and the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates generally represent interests in the group II mortgage loans. The remaining classes of certificates represent interests in all of the mortgage loans.

The total mortgage pool had the following aggregate characteristics as of the cut-off date (percentages are based on the aggregate principal balance of the mortgage loans):

Aggregate Outstanding
   Principal Balance                   $430,916,345.12

Average Outstanding
   Principal Balance                       $178,433.27

Range of Outstanding
   Principal Balances        $14,145.83 to $748,304.82

Average Original Principal
   Balance                                 $178,901.52

Range of Original
   Principal Balances        $14,300.00 to $750,000.00

Loans with Prepayment
   Penalties                                    88.64%

Index

   Six-Month LIBOR                              61.30%

   One-Year LIBOR                                0.55%

   Fixed-Rate                                   38.15%

Weighted Average Mortgage
   Interest Rate                                7.049%

Weighted Average Net
   Mortgage Interest Rate                       6.542%

Range of Mortgage Interest
   Rates                             4.375% to 14.490%

Weighted Average Credit
   Score                                           643

Range of Credit Scores                      500 to 807

Weighted Average CLTV                           79.35%

Weighted Average Original
   Term to Maturity                         352 months

Weighted Average Remaining
   Term to Stated Maturity                  348 months

Percentage of Balloon Loans                      1.78%

Percentage of Second Liens                       4.43%

Percentage of Mortgage
   Loans with Primary
   Mortgage Insurance                            0.00%

Percentage of Sub-Prime
   Loans                                        79.05%

Percentage of Interest Only
   Loans                                        29.99%

Max ZIP Code Concentration (%)                   0.80%

Max ZIP Code Concentration (ZIP)                 92057

Top 5 Geographic Concentrations

California                                      38.81%

Florida                                          8.91%

Illinois                                         6.92%

Arizona                                          4.15%

New York                                         4.02%

For the ARM loans only:

Weighted Average Maximum
   Mortgage Interest Rate                      13.641%

Range of Maximum Mortgage
   Interest Rates                   10.375% to 17.400%

Weighted Average Minimum
   Mortgage Interest Rate*                      6.909%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Range of Minimum Mortgage
   Interest Rates*                   2.250% to 10.400%

Weighted Average Initial
   Rate Adjustment Cap                          3.036%

Range of Initial Rate
   Adjustment Caps                    1.000% to 6.000%

Weighted Average Periodic
   Rate Adjustment Cap                          1.255%

Range of Periodic Rate
   Adjustment Caps                    1.000% to 2.000%

Weighted Average Months to
   Next Adjustment Date                             26

Range of Months to Next
   Adjustment Date               4 months to 72 months

Weighted Average Interest
   Adjustment Frequency                       6 months

* Does not include Mortgage Loans for which the Minimum Mortgage Interest Rate is zero.

      Group I Mortgage Loans

The group I mortgage loans will consist of conventional adjustable-rate mortgage loans with the following characteristics as of the cut-off date (percentages are based on the aggregate principal balance of the group I mortgage loans):

Aggregate Outstanding
   Principal Balance                   $266,539,264.20

Average Outstanding
   Principal Balance                       $212,212.79

Range of Outstanding
   Principal Balances        $27,387.39 to $747,694.79

Average Original Principal
   Balance                                 $212,609.10

Range of Original Principal
   Balances                  $47,700.00 to $750,000.00

Loans with Prepayment
   Penalties                                    88.42%

Index

   Six-Month LIBOR                              99.11%

   One-Year LIBOR                                0.89%

   Fixed-Rate                                    0.00%

Weighted Average Mortgage
   Interest Rate                                6.960%

Weighted Average Net
   Mortgage Interest Rate                       6.453%

Range of Mortgage Interest
   Rates                             4.375% to 12.990%

Weighted Average Credit
   Score                                           635

Range of Credit Scores                      500 to 807

Weighted Average CLTV                           79.49%

Weighted Average Original
   Term to Maturity                         360 months

Weighted Average Remaining
   Term to Stated Maturity                  357 months

Percentage of Balloon Loans                      0.00%

Percentage of Second Liens                       0.00%

Percentage of Mortgage
   Loans with Primary
   Mortgage Insurance                            0.00%

Percentage of Sub-Prime
   Loans                                        83.19%

Percentage of Interest Only
   Loans                                        44.08%

Max ZIP Code Concentration (%)                   0.90%

Max ZIP Code Concentration (ZIP)                 92057

Top 5 Geographic Concentrations

California                                      43.78%

Illinois                                         9.12%

Florida                                          8.34%

Arizona                                          4.35%

Nevada                                           3.65%

Weighted Average Maximum
   Mortgage Interest Rate                      13.641%

Range of Maximum Mortgage
   Interest Rates                   10.375% to 17.400%

Weighted Average Minimum
   Mortgage Interest Rate*                      6.909%

Range of Minimum Mortgage
   Interest Rates*                   2.250% to 10.400%

Weighted Average Initial
   Rate Adjustment Cap                          3.036%

Range of Initial Rate
   Adjustment Caps                    1.000% to 6.000%

Weighted Average Periodic
   Rate Adjustment Cap                          1.255%

Range of Periodic Rate
   Adjustment Caps                    1.000% to 2.000%

Weighted Average Months to
   Next Adjustment Date                             26

Range of Months to Next
   Adjustment Date               4 months to 72 months

Weighted Average Interest
   Adjustment Frequency                       6 months

* Does not include Mortgage Loans for which the Minimum Mortgage Interest Rate is zero.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Group II Mortgage Loans

The group II mortgage loans will consist of conventional fixed-rate mortgage loans with the following characteristics as of the cut-off date (percentages are based on the aggregate principal balance of the group II mortgage loans):

Aggregate Outstanding
   Principal Balance                   $164,377,080.92

Average Outstanding
   Principal Balance                       $141,826.64

Range of Outstanding
   Principal Balances        $14,145.83 to $748,304.82

Average Original Principal
   Balance                                 $142,372.85

Range of Original Principal
   Balances                  $14,300.00 to $750,000.00

Loans with Prepayment
   Penalties                                    88.99%

Weighted Average Mortgage
   Interest Rate                                7.193%

Weighted Average Net
   Mortgage Interest Rate                       6.687%

Range of Mortgage Interest
   Rates                             5.250% to 14.490%

Weighted Average Credit
   Score                                           656

Range of Credit Scores                      500 to 802

Weighted Average CLTV                           79.13%

Weighted Average Original
   Term to Maturity                         339 months

Weighted Average Remaining
   Term to Stated Maturity                  335 months

Percentage of Balloon Loans                      4.67%

Percentage of Second Liens                      11.61%

Percentage of Mortgage
   Loans with Primary
   Mortgage Insurance                            0.00%

Percentage of Sub-Prime
   Loans                                        72.35%

Percentage of Interest Only
   Loans                                         7.14%

Max ZIP Code Concentration (%)                   0.64%

Max ZIP Code Concentration (ZIP)                 92057

Top 5 Geographic Concentrations

California                                      30.73%

Florida                                          9.85%

New York                                         8.23%

Arizona                                          3.83%

New Jersey                                       3.76%

See "The Mortgage Pool" in this Prospectus Supplement for more information about the mortgage loans.

Distributions--General

The distribution date will be the 25th day of each month or, if such day is not a business day, the next business day, beginning on September 26, 2005. Distributions will generally include payments made on the mortgage loans during the related collection period, any advances made by the servicer and, under certain circumstances, payments received under the yield maintenance agreements. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

Record Date

The record date for each distribution date will be as follows: for the floating rate certificates, the business day before such distribution date (unless definitive certificates are issued) and for the fixed rate certificates, the last business day of the month preceding the month in which such distribution date occurs (or the closing date, in case of the first distribution date).

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related accrual period and any interest which you earned previously but which you did not receive. Except for the first accrual period, the accrual period for the floating rate certificates is the period from the distribution date in the prior month through the day prior to the current distribution date. The first accrual period for the floating rate certificates will begin on the closing date and end on September 25, 2005. The accrual period for the fixed rate certificates is the month immediately preceding the month in which such distribution date occurs. Interest will be calculated for the floating rate certificates on the basis of the actual number of days in the accrual period, based on a 360-day year. Interest will be calculated for the fixed rate certificates on the basis of a 360-day year consisting of twelve 30-day months.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates--Interest Distributions" in this Prospectus Supplement.

Certificate Interest Rates

Interest will accrue on the floating rate certificates, during each accrual period at a per annum rate equal to the least of (i) the sum of one-month LIBOR plus the margin set forth in the table below, (ii) the applicable maximum rate cap (other than in the case of the Class AF-1 Certificates) and (iii) the group I cap, the group II cap or the pool cap, as applicable, as described under "Description of the Certificates--Certificate Interest Rates" in this Prospectus Supplement. During each accrual period relating to each distribution date following the optional termination date, the margins will increase to the "stepped-up" margins set forth in the table below if the optional termination right is not exercised.

                         Stepped-up
Class        Margin        Margin
-----        ------        ------
AV-1          0.11%        0.220%
AV-2          0.26%        0.520%
AV-3          0.39%        0.780%
AF-1          0.14%        0.280%
M-1           0.40%        0.600%
M-2           0.43%        0.645%
M-3           0.46%        0.690%
M-4           0.60%        0.900%
M-5           0.63%        0.945%
M-6           0.68%        1.020%

Interest will accrue on the Class AF-2, Class AF-3 and Class AF-4 Certificates during each accrual period at a rate equal to the lesser of (i) 4.831%, 5.419% and 5.018% per annum, respectively, plus, on each distribution date following the optional termination date if the optional termination right is not exercised, 0.50% per annum and (ii) the group II cap, as described under "Description of the Certificates--Certificate Interest Rates" in this Prospectus Supplement.

Principal Distributions

On each distribution date, you will receive a distribution of principal if there are funds available on that date for your class of certificates. You should review the priority of payments described under "Description of the Certificates--Principal Distributions" in this Prospectus Supplement.

Credit Enhancement

Credit enhancement reduces the risk of loss caused to holders of certificates by shortfalls in payments received on the mortgage loans. Credit enhancement can reduce the effect of shortfalls on all classes, or it can allocate shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See "Description of the Certificates" in this Prospectus Supplement.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinated classes are the first to forego payment.

Overcollateralization. If the total assets in the trust exceed the total principal balance of the offered certificates and the Class B Certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect these certificates. On the closing date, the total initial principal balance of the mortgage loans will exceed the total initial principal balance of the offered certificates and Class B Certificates by approximately $10,558,345. This results in overcollateralization equal to approximately 2.45% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below the targeted overcollateralization amount for a distribution date, the excess interest described in the next section will be paid to the offered certificates and Class B Certificates as principal. This will have the effect of reducing the principal balance of the offered certificates and Class B Certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the offered certificates and Class B Certificates, it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the offered certificates and Class B Certificates and to reimburse these certificates for losses and certain shortfalls that they experienced previously.

Cross-Collateralization. In certain circumstances, payments on the group I mortgage loans may be used

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                                      S-9
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to make certain distributions to the holders of the Class AF-1, Class AF-2,
Class AF-3 and Class AF-4 Certificates, and payments on the group II mortgage loans may be used to make certain distributions to the holders of the Class AV-1, Class AV-2 and Class AV-3 Certificates.

Application of Realized Losses. If, on any distribution date after the balances of the offered certificates and Class B Certificates have been reduced by the amount of cash paid on that date, the total principal balance of these certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of subordinated certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Once the principal balance of a class is reduced by realized losses allocated to it, such balance will not be reinstated (except in the case of subsequent recoveries). Realized losses will not be directly allocated to the senior certificates, although the senior certificates may experience losses if the credit enhancements described above are exhausted.

Realized losses which are special hazard losses will be allocated as described above, except that if the aggregate amount of such losses exceeds a certain level specified in this Prospectus Supplement, such excess will be allocated among all the outstanding classes of Class M and Class B Certificates on a pro rata basis.

See "Description of the Certificates--Allocation of Losses" in this Prospectus Supplement.

Yield Maintenance Agreements

In order to mitigate the effect of the group I cap on the yield of the Class AV Certificates, the trustee will enter into a yield maintenance agreement with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Utrecht Branch, as counterparty, which will be for the benefit of the Class AV-1, Class AV-2 and Class AV-3 Certificates, designated as the "group I yield maintenance agreement."

In order to mitigate the effect of the group II cap on the yield of the Class AF-1 Certificates, the trustee will enter into a yield maintenance agreement with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Utrecht Branch, as counterparty, which will be for the benefit of the Class AF-1 Certificates, designated as the "Class AF-1 yield maintenance agreement."

In order to mitigate the effect of the pool cap on the yield of the Class M Certificates, the trustee will enter into a yield maintenance agreement with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Utrecht Branch, as counterparty, which will be for the benefit of the Class M Certificates, designated as the "Class M yield maintenance agreement."

In connection with any of the first thirty-three distribution dates, with respect to the group I yield maintenance agreement, any of the first twenty-four distribution date with respect to the Class AF-1 yield maintenance agreement, and any of the first forty-six distribution dates (except for the distribution date in March 2009), with respect to the Class M yield maintenance agreement, if one-month LIBOR as of two business days prior to the first day of the accrual period for the applicable certificates relating to such distribution date exceeds a specified rate for such distribution date, the counterparty under the related yield maintenance agreement will be obligated to pay to the trustee two business days prior to the end of the related accrual period, for deposit into the applicable reserve account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the applicable rate ceiling over the applicable strike rate for such distribution date, in each case as set forth in the applicable table on Annex II to this Prospectus Supplement, (b) the product of the related cap notional amount and the scale factor, in each case as set forth for such distribution date in the applicable table on Annex II to this Prospectus Supplement and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous distribution date to but excluding the current distribution date and the denominator of which is 360.

Amounts, if any, payable under (i) the group I yield maintenance agreement on any distribution date will be used first to cover shortfalls in payments of interest on the Class AV-1, Class AV-2 and Class AV-3 Certificates if the certificate interest rate on those certificates are limited for any of the first thirty-three distribution dates due to the group I cap, (ii) the Class AF-1 yield maintenance agreement on any distribution date will be used first to cover shortfalls in payments of interest on the Class AF-1 Certificates if the certificate interest rate on those certificates are limited for any of the first twenty-four distribution dates due to the group II cap and (iii) the Class M yield maintenance agreement on any distribution date (other than the distribution date in March 2009) will be used first to cover shortfalls in payments of interest on the Class M Certificates if the certificate

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                                      S-10

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interest rates on those certificates are limited for any of the first forty-six distribution dates due to the pool cap. Any remaining amounts from the yield maintenance agreements will be distributed as described under "Description of the Certificates--Yield Maintenance Agreements" in this Prospectus Supplement.

The counterparty's obligations under the group I yield maintenance agreement, the Class AF-1 yield maintenance agreement and the Class M yield maintenance agreement will terminate following the distribution date in May 2008, August 2007 and June 2009, respectively.

The Class AF-2, Class AF-3 and Class AF-4 Certificates will not be entitled to the benefit of any yield maintenance agreement.

Optional Termination

The servicer (or an affiliate) will have the option to purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans when the total principal balance of the mortgage loans, including the mortgage loans related to the properties which the trust has acquired, is 10% or less of the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your certificate will be retired earlier than it would be otherwise and you will be entitled to the following amounts to the extent available therefor:

o     the outstanding principal balance of your certificate;

o     one month's interest on such balance at the related interest rate;

o     any interest previously earned but not paid; and

o any "cap carryover amount," as described in this Prospectus Supplement, from all previous distribution dates.

You will receive the last two items only to the extent that there is enough cash to make such payments. See "The Pooling and Servicing Agreement--Optional Termination" in this Prospectus Supplement.

Certain Material Federal Income Tax Consequences

The trustee will elect to treat the assets of the trust, exclusive of the arrangement intended to protect against basis risk for certain of the offered certificates, as comprised of multiple real estate mortgage investment conduits (each, a "REMIC") in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Material Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences" in the Prospectus.

Ratings

The trust will not issue the certificates unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service, Inc.:

 Class   S&P   Moody's  Fitch   DBRS
 -----   ---   -------  -----   ----
 AV-1    AAA     Aaa     AAA     AAA
 AV-2    AAA     Aaa     AAA     AAA
 AV-3    AAA     Aaa     AAA     AAA
 AF-1    AAA     Aaa     AAA     AAA
 AF-2    AAA     Aaa     AAA     AAA
 AF-3    AAA     Aaa     AAA     AAA
 AF-4    AAA     Aaa     AAA     AAA
  M-1    AA+     Aa1     AA+   AA(high)
  M-2    AA+     Aa2      AA      AA
  M-3     AA     Aa3     AA-      AA
  M-4     AA     A1       A+   AA(low)
  M-5    AA-     A2       A    A(high)
  M-6     A+     A3       A-      A

The ratings on the certificates indicate the likelihood that you will receive all funds to which you are entitled by the terms of your certificate. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the depositor has created to allow the payments on the mortgage loans to flow to the holders of the certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. A rating does not address the likelihood of the payment of any cap carryover amounts, the frequency of prepayments on the mortgage loans or the effect of such prepayments on your yield. See "Yield, Prepayment and Maturity Considerations" and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

"Ratings" in this Prospectus Supplement and "Yield Considerations" in the Prospectus.

Legal Investment

You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment" in this Prospectus Supplement and in the Prospectus.

ERISA Considerations

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or any materially similar provisions of applicable federal, state or local law, you should consult with counsel as to whether you can buy or hold an offered certificate. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

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                                      S-12

                                  RISK FACTORS

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the Prospectus.

Nature of sub-prime mortgage loans may increase risk of loss.

      Approximately 83.19% of the mortgage loans in loan group I and approximately 72.35% of the mortgage loans in loan group II (in each case, by aggregate principal balance as of the cut-off date) are of sub-prime credit quality; i.e., do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

There are risks involving unpredictability of prepayments and the effect of prepayments on yields.

      Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment of the certificates.

o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

o Approximately 88.42% of the mortgage loans in loan group I and approximately 88.99% of the mortgage loans in loan group II (in each case, by aggregate principal balance as of the cut-off date) require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging generally from six months to five years after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Such prepayment penalties will be distributed to holders of the Class N Certificates and not to holders of the offered certificates. The servicer is entitled to waive prepayment penalties, subject to certain conditions specified in the pooling and servicing agreement.

o The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the servicer (or it affiliates) has the option to purchase from the trust mortgage loans that are at least 120 days delinquent under the circumstances described in the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o If the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

o If the level of overcollateralization falls below what is required under the pooling and servicing agreement, excess interest will be paid to the offered certificates and Class B Certificates as principal. This will have the effect of reducing the principal balance of these certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

      See "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

There are risks relating to alternatives to foreclosure.

      Certain of the mortgage loans may become delinquent after the cut-off date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. In addition, the servicer may write-off any second lien mortgage loan that is delinquent by 180 days or more. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

There is a risk that interest payments on the mortgage loans may be insufficient to maintain overcollateralization.

      Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the offered certificates and Class B Certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on these certificates as well as certain fees and expenses of the trust. After these financial obligations of the trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

o When a mortgage loan is prepaid in full or repurchased, excess interest generally will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

o The pass-through rates on the floating rate certificates are based on one-month LIBOR. All of the group II mortgage loans have fixed rates of interest while the group I mortgage loans all have rates that are adjustable based on an index that generally is different from the index used to determine the pass-through rates on such certificates. As a result, the pass-through rates on such certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

There is a risk that mortgage interest rates will affect the certificate interest rates of the offered certificates.

      The yields to maturity on the certificates may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable-rate mortgage loans are based primarily on six-month LIBOR and generally do not adjust for six months or one, two, three, five or seven years after the dates of their origination, while the pass-through rates on the fixed rate certificates are fixed and the pass-through rates on the floating rate certificates are based on one-month LIBOR, are subject to the applicable maximum rate cap (other than in the case of the Class AF-1 Certificates), the applicable group cap or the pool cap, as applicable, and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the floating rate certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on such certificates, and could result in the reduction of the certificate interest rates on some or all of such certificates to the applicable group cap or pool cap, as applicable, and could therefore adversely affect the yield to maturity on such certificates. The Class AF-2, Class AF-3 and Class AF-4 Certificates are fixed rate certificates subject to the group II cap. The group I cap for any distribution date will be equal to the weighted average of the net mortgage interest rates on the mortgage loans in loan group I (weighted on the basis of their principal balances as of the first day of the related collection period) and adjusted based on the actual number of days in the related accrual period. The group II cap for any distribution date will be equal to the weighted average of the net mortgage interest rates on the mortgage loans in loan group II (weighted on the basis of their principal balances as of the first day of the related collection period) and adjusted, in the case of the Class AF-1 Certificates, based on the actual number of days in the related accrual period. The pool cap for any distribution date will be equal to the weighted average of
(i) the weighted average of the net mortgage interest rates on the mortgage loans in loan group I (weighted on the basis of their principal balances as of the first day of the related collection period) and (ii) the weighted average of the net mortgage interest rates on the mortgage loans in loan group II (weighted on the basis of their principal balances as of the first day of the related collection period), in each case weighted on the basis of the related group subordinate amount and adjusted (in the case of certain certificates) based on the actual number of days in the related accrual period. In addition, you should note that the group I cap, the group II cap and the pool cap will decrease if the group I mortgage loans, in the case of the group I cap, the group II mortgage loans, in the case of the group II cap, or all the mortgage loans, in the case of the pool cap, with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the group or the pool, as applicable, with relatively low mortgage interest rates, which will increase the likelihood that the group I cap, the group II cap or the pool cap will apply to limit the certificate interest rates on one or more classes of certificates.

      If the certificate interest rate on any class of certificates is limited by the group I cap, the group II cap or the pool cap, as applicable, for any distribution date, the resulting cap carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. In addition, solely with respect to the Class AV-1, Class AV-2, Class AV-3, Class AF-1 and Class M Certificates, the cap carryover amounts may also be covered by amounts payable under the yield maintenance agreements. See "Description of the Certificates--Application of Monthly Excess Cashflow Amounts" and "--Yield Maintenance Agreements" in this Prospectus Supplement. You should note, however, that if the pass-through rate on any class of floating rate certificates (other than the Class AF-1 Certificates) is based on the applicable maximum rate cap, the amount of cap carryover will be less during such period on those certificates than if the pass-through rate were based on one-month LIBOR plus the applicable margin. The ratings on such classes of offered certificates will not address the likelihood of any such recovery of cap carryover amounts by holders of such certificates.

There are risks relating to subordinate loans.

      None of the group I mortgage loans and approximately 11.61% of the group II mortgage loans (in each case, by aggregate principal balance as of the cut-off date) evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. In addition, the servicer may write-off any second lien mortgage loan that is delinquent in payment by 180 days or more. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

There are risks in holding subordinated certificates.

      The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

o Because the subordinated certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

o If the servicer is not required to advance a delinquent payment on a mortgage loan or is only required to advance the interest portion of such delinquent payment, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

o The portion of the shortfalls in the amount of interest collections on the mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinated certificates.

o The subordinated certificates are not expected to receive principal distributions until, at the earliest, September 2008 (unless the senior certificates are reduced to zero prior to such date).

o Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow, if any, and then reduce the level of overcollateralization, if any, for the offered certificates and Class B Certificates. If there is no overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the certificate principal balance of a class has been reduced by a realized loss allocated to a subordinated certificate (except where a certificate principal balance has been increased by a subsequent recovery). A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

      See "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement for more detail.

There is a risk that interest payments on the mortgage loans may be insufficient to pay interest on your certificates.

      When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full, but only up to one-half of the servicing fee for the related accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

      In addition, the servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws.

There is a risk relating to the potential inadequacy of credit enhancement for the offered certificates.

      The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

      If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. The servicer will only advance scheduled monthly payments of interest with respect to REO properties and is only required to advance scheduled monthly payments of interest with respect to second lien mortgage loans. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

      If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Each yield maintenance agreement is subject to counterparty risk.

      The assets of the trust include the yield maintenance agreements which will require the counterparty thereunder to make certain payments in the circumstances set forth herein under "Description of the Certificates--The Yield Maintenance Agreements" for the benefit of the holders of the applicable certificates. To the extent that payments on these certificates depend in part on payments to be received by the trustee under the related yield maintenance agreement, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the counterparty to such yield maintenance agreement.

There is a risk because the certificates are not obligations of any entity.

      The offered certificates represent an interest in the trust fund only. No other person will insure or guarantee the offered certificates or will have any obligation with respect to the certificates except for the obligations of the depositor and the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement and the limited obligations of the counterparties under the yield maintenance agreements. No government agency or instrumentality will insure or guarantee the certificates or the underlying mortgage loans. Proceeds of the assets included in the trust fund (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

Limitations on advances of principal or interest with respect to certain mortgage loans could adversely affect the yield on your certificates.

      The servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will only make advances with respect to interest on any REO property and is only required to make advances with respect to interest on second liens. The failure to make such advances could result in less funds being available to make distributions on the offered certificates than would be available if such advances were made and may negatively affect the yield on the offered certificates.

There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of the mortgage loan.

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses.

      As of the cut-off date, approximately 44.08% of the group I mortgage loans and approximately 7.14% of the group II mortgage loans (in each case, by aggregate principal balance as of the cut-off date) have an initial interest only period of two, three, five or ten years. During this period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

      After the initial interest only period, payments on an interest only mortgage loan will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under the related mortgage loan. This increase in the mortgagor's scheduled monthly payment will occur when the mortgagor's monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the first adjustment date. In underwriting interest only mortgage loans, originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period. Losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

      Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

There is an increased risk of loss relating to high combined loan-to-value ratios.

      Mortgage loans with combined loan-to-value ratios in excess of 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of equal to or below 80%. As of the cut-off date, approximately 27.30% and none of the mortgage loans in loan group I had a combined loan-to-value ratio in excess of 80% and 100%, respectively and approximately 48.34% and none of the mortgage loans in loan group II had a combined loan-to-value ratio in excess of 80% and 100%, respectively (in each case, by aggregate principal balance as of the cut-off date), and are not covered by a primary mortgage insurance policy. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Additionally, an originator's determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

The rate of default on mortgage loans that are secured by investor properties may be higher than on other mortgage loans.

      As of the cut-off date, approximately 3.46% of the group I mortgage loans and approximately 10.54% of the group II mortgage loans (in each case, by aggregate principal balance as of the cut-off date) are secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

There are risks relating to geographic concentration of the mortgage loans.

      The following chart lists the states with the highest concentrations of mortgage loans for each loan group, based on the aggregate principal balance of the mortgage loans in such loan group as of the cut-off date.

    Loan Group I               Loan Group II
    ------------               -------------
California    43.78%       California    30.73%
Illinois       9.12%       Florida        9.85%
Florida        8.34%       New York       8.23%
Arizona        4.35%       Arizona        3.83%
Nevada         3.65%       New Jersey     3.76%

      California, Florida and several other states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans.

      In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

o Any increase in the market value of properties located in the states listed above would reduce the combined loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

There are risks relating to balloon loans.

      Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. None of the group I mortgage loans and approximately 4.67% of the group II mortgage loans (in each case, by aggregate principal balance as of the cut-off date) are balloon loans.

The lack of a secondary market may limit your ability to sell your certificates.

      The underwriters intend to make a secondary market in the certificates they purchase, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Violations of federal, state and local laws may cause losses on your certificates.

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

o limit the ability of the servicer to collect principal or interest on the mortgage loans,

o     provide the mortgagors with a right to rescind the mortgage loans,

o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

o     result in a litigation proceeding being brought against the trust, and

o subject the trust (and other assignees of the mortgage loans) to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Risk Factors--Violations of Federal, State and Local Laws May Adversely Affect Ability to Collect on Loans" and "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in the Prospectus. The seller will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination and will be required to repurchase or replace any mortgage loan that was not originated or serviced in compliance with such laws. In addition, the seller will be required to reimburse the trust for any damages or costs incurred by the trust as a result of a breach of the representation as to compliance with such laws. However, if the seller is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your certificates could occur.

In the event the seller is not able to repurchase or replace defective mortgage loans you may suffer losses on your certificates.

      The seller will make various representations and warranties related to the mortgage loans.

      If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the seller will be required to repurchase or replace the defective loan. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this Prospectus Supplement. In the event that the seller is not able to repurchase or replace any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the seller to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

Suitability of the offered certificates as investments.

      The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Conflicts of interest between the servicer and the trust.

      The servicer or an affiliate of the servicer will initially, directly or indirectly, own all or a portion of the Class B, Class N and Class X Certificates and the Residual Certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

United States military operations may increase risk of shortfalls in interest.

      As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain high for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of interest-bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, any underwriter, the seller, the servicer or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Interest Distributions" in this Prospectus Supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the Prospectus.

                                THE MORTGAGE POOL

      Credit-Based Asset Servicing and Securitization LLC (the "Seller") provided the information in the following paragraphs.

      Certain information with respect to the Mortgage Loans to be included in each Loan Group is set forth herein. Prior to the Closing Date, Mortgage Loans may be removed from a Loan Group and other Mortgage Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in a Loan Group may vary.

General

      The assets included in the Trust (the "Trust Fund") will consist of a pool (the "Mortgage Pool") of 2,415 closed-end, fixed-rate and adjustable-rate mortgage loans having original terms to maturity ranging from 120 months to 360 months (the "Mortgage Loans") and an aggregate principal balance as of August 1, 2005 (the "Cut-off Date") of $430,916,345.12. All Mortgage Loan statistics set forth herein, unless indicated otherwise, are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified herein are based on the principal balances of all Mortgage Loans in the aggregate or in the related Loan Group as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date (each, a "Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii) any Deficient Valuation and (iv) any principal reduction resulting from a Servicer Modification. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of all the Mortgage Loans in the aggregate or in the related Loan Group, unless otherwise specified. The "Pool Balance" is equal to the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups.

      The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of the Cut-off Date, between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement" in this Prospectus Supplement.

      Each of the Mortgage Loans in the Mortgage Pool was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were acquired by the Seller in the secondary market in the ordinary course of its business and re-underwritten by the Seller in accordance with its underwriting standards as described in "Underwriting Standards." The Mortgage Loans in the Mortgage Pool were originated or acquired by various mortgage loan originators. Approximately 64.18%, 16.73%, 3.66%, 2.95% and 2.35% of the Mortgage Loans in Loan Group I were originated or acquired by First NLC Financial Services, LLC, Wilmington Finance Inc., Michigan Fidelity Acceptance Corp., First Bank Home Mortgage and Homefield Financial, Inc., respectively. Approximately 48.92%, 27.96%, 15.07%, 2.91% and 1.17% of the Mortgage Loans in Loan Group II were originated or acquired by NC Capital Corporation, Wilmington Finance Inc., First NLC Financial Services, LLC, First Bank Home Mortgage and Lime Financial Services, Ltd., respectively.

      Under the Pooling and Servicing Agreement, the Seller will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above and its reimbursement obligation described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this Prospectus Supplement.

      The Mortgage Pool will be divided into two loan groups ("Loan Group I" and "Loan Group II," respectively, and each, a "Loan Group"). The Mortgage Loans in Loan Group I (the "Group I Mortgage Loans" or the "Adjustable-Rate Mortgage Loans") consist of 1,256 adjustable-rate Mortgage Loans with an aggregate Principal Balance (the "Group I Loan Balance") of $266,539,264.20 as of the Cut-off Date. Substantially all of the Adjustable-Rate Mortgage Loans have an initial fixed mortgage interest rate for six months or one, two, three, five or seven years. The Mortgage Loans in Loan Group II (the "Group II Mortgage Loans" or the "Fixed-Rate Mortgage Loans") consist of 1,159 fixed-rate Mortgage Loans with an aggregate Principal Balance (the "Group II Loan Balance") of $164,377,080.92 as of the Cut-off Date.

      A Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") and/or any escrow payments due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on August 1, 2005 will be reported as Delinquent on September 2, 2005 if the payment is not made by the close of business on September 1, 2005.

      The Servicer will be required to make Servicing Advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans (only with respect to interest on any Second Liens and any REO Property), each to the extent such advances are deemed recoverable, until such Mortgage Loans become current or are liquidated.

Mortgage Pool Statistics

      The following statistical information, unless otherwise specified, is based upon the Pool Balance as of the Cut-off Date.

      The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating first or second liens on residential properties consisting primarily of one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property").

      Approximately 35.42% of the Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. The "Combined Loan-to-Value Ratio" of a Mortgage Loan as of any date of determination will generally mean the ratio, expressed as a percentage of (i) the sum of (a) the principal amount of the Mortgage Loan as of such date of determination plus (b) the outstanding balances of the First Lien and Second Lien, if any, at origination of the Mortgage Loan over (ii) the lower of the appraised value of the related Mortgaged Property at origination or the sale price.

      Approximately 4.43% of the Mortgage Loans are secured by a second mortgage lien (a "Second Lien") that is junior to a first mortgage lien (a "First Lien") and approximately 95.57% of the Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

      Of the Mortgage Loans, approximately 99.26% have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a "Due Date").

      Approximately 88.64% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

      Approximately 1.78% of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). The Monthly Payment for each Balloon Loan is based on an amortization schedule ranging from 360 months to 480 months, except for the final payment (the "Balloon Payment") which is due and payable on either the 180th month or the 360th month following origination of such Mortgage Loan, depending on the terms of the related mortgage note. The amount of the Balloon Payment on each Balloon Mortgage Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Balloon Loan.

      Each Mortgage Loan accrues interest at a per annum rate (the "Mortgage Interest Rate") of not less than 4.375% per annum and not more than 14.490% per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 7.049% per annum.

      A substantial majority of the Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the index applicable to determining the Mortgage Interest Rate on each Adjustable-Rate Mortgage Loan (the "Index") and a fixed percentage amount (the "Gross Margin"). The Mortgage Interest Rate on each such Adjustable-Rate Mortgage Loan will not increase or decrease by more than a percentage ranging from 1.000% to 6.000% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and from 1.000% to 2.000% per annum on any Adjustment Date thereafter (the "Periodic Rate Cap"). The Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 3.036% per annum and a weighted average Periodic Rate Cap of approximately 1.255% per annum thereafter. Each Mortgage Interest Rate on each such Adjustable-Rate Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Adjustable-Rate Mortgage Loan (the "Maximum Mortgage Interest Rate") or (except for 3.61% of the Adjustable-Rate Mortgage Loans that do not have a specified minimum Mortgage Interest Rate) be less than a specified minimum Mortgage Interest Rate over the life of such Adjustable-Rate Mortgage Loan (the "Minimum Mortgage Interest Rate").

      Effective with the first Monthly Payment due on each Adjustable-Rate Mortgage Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" in this Prospectus Supplement. None of the Adjustable-Rate Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

      The Mortgage Loans have original terms to maturity ranging from 120 to 360 months. The weighted average remaining term to maturity of the Mortgage Loans will be approximately 348 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to May 1, 2003 or after August 1, 2005 or will have a remaining term to maturity of less than 116 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is July 1, 2035.

      The average Principal Balance of the Mortgage Loans at origination was approximately $178,901.52. No Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $748,304.82 or less than approximately $14,145.83. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $178,433.27.

      The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                                  Cut-off Date Principal Balances of the Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Range of Principal Balances ($)            of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
$0.01 to $50,000.00 ....................                 223       $7,774,306.28                                      1.80%
$50,000.01 to $100,000.00 ..............                 482       37,088,925.99                                      8.61
$100,000.01 to $150,000.00 .............                 468       58,835,010.77                                     13.65
$150,000.01 to $200,000.00 .............                 401       70,150,635.50                                     16.28
$200,000.01 to $250,000.00 .............                 289       64,987,861.54                                     15.08
$250,000.01 to $300,000.00 .............                 225       62,007,455.89                                     14.39
$300,000.01 to $350,000.00 .............                 118       38,330,005.02                                      8.89
$350,000.01 to $400,000.00 .............                  87       32,596,388.96                                      7.56
$400,000.01 to $450,000.00 .............                  47       19,861,285.85                                      4.61
$450,000.01 to $500,000.00 .............                  45       21,489,071.39                                      4.99
$500,000.01 to $550,000.00 .............                  12        6,364,435.15                                      1.48
$550,000.01 to $600,000.00 .............                   8        4,659,403.17                                      1.08
$600,000.01 to $650,000.00 .............                   4        2,486,086.21                                      0.58
$650,000.01 to $700,000.00 .............                   3        2,043,726.88                                      0.47
$700,000.01 to $750,000.00 .............                   3        2,241,746.52                                      0.52
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The average Cut-off Date Principal Balance of the Mortgage Loans was
      approximately $178,433.27.


                                    Original Terms to Maturity of the Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Range of Original Terms (months)           of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
109 to 120 .............................                   2         $277,070.43                                      0.06%
169 to 180 .............................                 236       14,921,750.96                                      3.46
229 to 240 .............................                  49        6,247,054.86                                      1.45
277 to 288 .............................                   1           30,932.08                                      0.01
289 to 300 .............................                   5          978,127.35                                      0.23
325 to 336 .............................                   1           43,867.66                                      0.01
349 to 360 .............................               2,121      408,417,541.78                                     94.78
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average original term to maturity of the Mortgage Loans was approximately 352 months.


                                            Property Types of the Mortgage Loans

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Property Type                              of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
Single Family ..........................               1,847     $320,167,957.33                                     74.30%
PUD (1) ................................                 278       55,265,066.27                                     12.83
Condominium ............................                 136       22,271,438.63                                      5.17
2-Family ...............................                  90       18,239,162.74                                      4.23
3-Family ...............................                  28        6,597,427.13                                      1.53
4-Family ...............................                  23        5,746,315.74                                      1.33
Townhouse ..............................                  11        2,122,759.77                                      0.49
High Rise Condominium ..................                   2          506,217.51                                      0.12
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   PUD refers to Planned Unit Development.


                                         Occupancy Status of the Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Occupancy Status                           of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
Primary ................................               2,226     $402,258,159.98                                     93.35%
Investor ...............................                 177       26,559,464.09                                      6.16
Secondary ..............................                  12        2,098,721.05                                      0.49
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   Based on a representation made by the borrower at the time of origination.


                                               Purpose of the Mortgage Loans

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Purpose                                    of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
Equity Refinance .......................               1,335     $249,304,920.72                                     57.85%
Purchase ...............................                 962      160,770,514.81                                     37.31
Rate/Term Refinance ....................                 118       20,840,909.59                                      4.84
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================

                                      Mortgage Interest Rates of the Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
Range of Mortgage                              Number of       Outstanding as of    Mortgage Loans Outstanding as of the
Interest Rates (%)                          Mortgage Loans     the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
4.001% to 4.500% .......................                   2         $979,175.60                                      0.23%
4.501% to 5.000% .......................                   2          677,576.98                                      0.16
5.001% to 5.500% .......................                  51       15,157,993.89                                      3.52
5.501% to 6.000% .......................                 230       58,442,783.35                                     13.56
6.001% to 6.500% .......................                 373       81,701,701.22                                     18.96
6.501% to 7.000% .......................                 508      103,872,169.30                                     24.10
7.001% to 7.500% .......................                 333       64,296,061.60                                     14.92
7.501% to 8.000% .......................                 275       49,331,249.12                                     11.45
8.001% to 8.500% .......................                 115       16,330,555.72                                      3.79
8.501% to 9.000% .......................                 106       13,746,196.38                                      3.19
9.001% to 9.500% .......................                  63        5,807,851.43                                      1.35
9.501% to 10.000% ......................                 106        7,968,879.73                                      1.85
10.001% to 10.500% .....................                  55        2,974,518.54                                      0.69
10.501% to 11.000% .....................                  97        5,234,569.39                                      1.21
11.001% to 11.500% .....................                  37        1,578,937.56                                      0.37
11.501% to 12.000% .....................                  21          927,860.04                                      0.22
12.001% to 12.500% .....................                  25        1,300,445.90                                      0.30
12.501% to 13.000% .....................                   2           88,291.65                                      0.02
13.001% to 13.500% .....................                   4          156,791.44                                      0.04
13.501% to 14.000% .....................                   7          264,487.57                                      0.06
14.001% to 14.500% .....................                   3           78,248.71                                      0.02
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average Mortgage Interest Rate of the Mortgage Loans as of the Cut-off Date was approximately 7.049%.



                                   Combined Loan-to-Value Ratio of the Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
Range of Combined                               Number         Outstanding as of    Mortgage Loans Outstanding as of the
Loan-to-Value Ratios (%)                   of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
10.01% to 20.00% .......................                   1          $27,387.39                                      0.01%
20.01% to 30.00% .......................                  13        1,225,899.84                                      0.28
30.01% to 40.00% .......................                  20        2,805,287.53                                      0.65
40.01% to 50.00% .......................                  49        8,790,576.13                                      2.04
50.01% to 60.00% .......................                 112       20,869,615.44                                      4.84
60.01% to 70.00% .......................                 198       39,229,095.16                                      9.10
70.01% to 80.00% .......................                 952      205,748,927.34                                     47.75
80.01% to 90.00% .......................                 545      105,371,407.29                                     24.45
90.01% to 100.00% ......................                 525       46,848,149.00                                     10.87
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans as
      of the Cut-off Date was approximately 79.35%.


                                           Credit Scores of the Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Range of Credit Scores                     of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
481 to 500 .............................                   6         $707,696.02                                      0.16%
501 to 520 .............................                  62        9,066,926.04                                      2.10
521 to 540 .............................                  85       14,070,326.90                                      3.27
541 to 560 .............................                 114       20,282,721.80                                      4.71
561 to 580 .............................                 138       24,175,217.63                                      5.61
581 to 600 .............................                 152       26,125,475.04                                      6.06
601 to 620 .............................                 258       44,141,215.35                                     10.24
621 to 640 .............................                 391       66,642,841.13                                     15.47
641 to 660 .............................                 401       70,676,036.17                                     16.40
661 to 680 .............................                 260       49,948,809.12                                     11.59
681 to 700 .............................                 190       33,391,213.77                                      7.75
701 to 720 .............................                 123       23,870,811.27                                      5.54
721 to 740 .............................                  98       18,002,978.79                                      4.18
741 to 760 .............................                  77       15,998,904.67                                      3.71
761 to 780 .............................                  43        9,410,292.75                                      2.18
781 to 800 .............................                  14        3,192,809.20                                      0.74
801 to 820 .............................                   3        1,212,069.47                                      0.28
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average Credit Score of the Mortgage Loans as of the Cut-off
      Date was approximately 643.



                                      Geographic Distribution of the Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Location                                   of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
Alabama ................................                  11       $1,869,392.21                                      0.43%
Arizona ................................                 115       17,894,803.69                                      4.15
Arkansas ...............................                   3          351,335.10                                      0.08
California .............................                 733      167,217,789.77                                     38.81
Colorado ...............................                  19        3,614,183.43                                      0.84
Connecticut ............................                  40        7,217,001.91                                      1.67
Delaware ...............................                   4          617,871.70                                      0.14
Florida ................................                 259       38,412,749.89                                      8.91
Georgia ................................                  18        2,514,847.75                                      0.58
Hawaii .................................                  12        3,265,143.30                                      0.76
Idaho ..................................                   8          734,369.09                                      0.17
Illinois ...............................                 187       29,802,246.86                                      6.92
Indiana ................................                  27        2,651,360.39                                      0.62
Iowa ...................................                   3          271,068.86                                      0.06
Kansas .................................                  10        1,788,663.02                                      0.42
Kentucky ...............................                  12        1,579,755.41                                      0.37
Louisiana ..............................                  37        3,571,906.05                                      0.83
Maine ..................................                   1          122,600.00                                      0.03
Maryland ...............................                  66       13,830,684.48                                      3.21
Massachusetts ..........................                  27        5,537,899.49                                      1.29
Michigan ...............................                  84       11,418,062.78                                      2.65
Minnesota ..............................                  28        4,526,172.12                                      1.05
Mississippi ............................                   5          388,126.33                                      0.09
Missouri ...............................                  33        4,609,076.71                                      1.07
Montana ................................                   1           76,819.09                                      0.02
Nebraska ...............................                   8          866,719.08                                      0.20
Nevada .................................                  74       12,912,239.67                                      3.00
New Hampshire ..........................                   3          333,639.72                                      0.08
New Jersey .............................                  43        9,942,035.55                                      2.31
New Mexico .............................                   2          243,876.95                                      0.06
New York ...............................                  64       17,313,604.32                                      4.02
North Carolina .........................                  19        2,287,000.00                                      0.53
Ohio ...................................                  65        7,329,330.11                                      1.70
Oklahoma ...............................                   7          615,747.53                                      0.14
Oregon .................................                  35        5,387,730.23                                      1.25
Pennsylvania ...........................                  46        5,107,159.25                                      1.19
Rhode Island ...........................                  31        6,340,951.36                                      1.47
South Carolina .........................                   6          825,882.79                                      0.19
South Dakota ...........................                   1           64,763.91                                      0.02
Tennessee ..............................                  47        5,410,068.80                                      1.26
Texas ..................................                  57        4,762,186.02                                      1.11
Utah ...................................                   7        1,156,184.75                                      0.27
Virginia ...............................                  83       14,012,801.89                                      3.25
Washington .............................                  44        8,531,354.47                                      1.98
West Virginia ..........................                   3          317,095.42                                      0.07
Wisconsin ..............................                  25        2,730,843.77                                      0.63
Wyoming ................................                   2          541,200.10                                      0.13
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The greatest ZIP Code geographic concentration of the Mortgage Loans, by aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date,
      was approximately 0.80% in the 92057 Zip Code.



                                       Documentation Levels of the Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Documentation Level                        of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
Stated Income ..........................               1,162     $209,509,916.51                                     48.62%
Full Documentation .....................               1,194      208,352,839.06                                     48.35
Limited Documentation ..................                  28        6,984,459.83                                      1.62
No Documentation .......................                  15        3,803,150.63                                      0.88
Alternate Documentation ................                  16        2,265,979.09                                      0.53
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================
----------
(1)   For a description of each documentation level, see "Underwriting
      Standards" in this Prospectus Supplement.


                                                Status of the Mortgage Loans

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Status                                     of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
Current ................................               2,415     $430,916,345.12                                    100.00%
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               2,415     $430,916,345.12                                    100.00%
                                           =================   =================   =======================================


                          Maximum Mortgage Interest Rates of the Adjustable-Rate Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
Range of Maximum Mortgage                       Number         Outstanding as of    Mortgage Loans Outstanding as of the
Interest Rates (%)                         of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
10.001% to 10.500% .....................                   4       $1,704,825.50                                      0.64%
10.501% to 11.000% .....................                   5        1,426,674.63                                      0.54
11.001% to 11.500% .....................                  15        4,145,777.19                                      1.56
11.501% to 12.000% .....................                  40        8,907,281.34                                      3.34
12.001% to 12.500% .....................                  76       17,015,734.36                                      6.38
12.501% to 13.000% .....................                 189       42,031,787.33                                     15.77
13.001% to 13.500% .....................                 214       48,225,914.62                                     18.09
13.501% to 14.000% .....................                 266       60,324,200.10                                     22.63
14.001% to 14.500% .....................                 172       35,592,448.78                                     13.35
14.501% to 15.000% .....................                 144       27,714,862.72                                     10.40
15.001% to 15.500% .....................                  52        8,278,517.50                                      3.11
15.501% to 16.000% .....................                  40        6,412,471.19                                      2.41
16.001% to 16.500% .....................                  24        2,734,124.56                                      1.03
16.501% to 17.000% .....................                  12        1,767,604.49                                      0.66
17.001% to 17.500% .....................                   3          257,039.89                                      0.10
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               1,256     $266,539,264.20                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average Maximum Mortgage Interest Rate of the Adjustable-Rate
      Mortgage Loans as of the Cut-off Date was approximately 13.641%.



                          Minimum Mortgage Interest Rates of the Adjustable-Rate Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
Range of Minimum Mortgage                       Number         Outstanding as of    Mortgage Loans Outstanding as of the
Interest Rates (%)                         of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
None Specified .........................                  43       $9,611,065.80                                      3.61%
2.001% - 2.500% ........................                   4        1,430,520.00                                      0.54
2.501% - 3.000% ........................                   1          169,097.65                                      0.06
3.001% - 3.500% ........................                   1           87,366.68                                      0.03
3.501% - 4.000% ........................                   2          699,199.06                                      0.26
4.001% - 4.500% ........................                   3          781,800.00                                      0.29
4.501% - 5.000% ........................                   4        1,072,481.00                                      0.40
5.001% - 5.500% ........................                  25        6,194,541.79                                      2.32
5.501% - 6.000% ........................                 110       27,303,549.63                                     10.24
6.001% - 6.500% ........................                 213       48,225,311.92                                     18.09
6.501% - 7.000% ........................                 320       70,467,603.28                                     26.44
7.001% - 7.500% ........................                 213       44,791,797.25                                     16.80
7.501% - 8.000% ........................                 175       34,299,264.58                                     12.87
8.001% - 8.500% ........................                  56        9,061,351.83                                      3.40
8.501% - 9.000% ........................                  44        7,244,433.40                                      2.72
9.001% - 9.500% ........................                  27        3,075,235.95                                      1.15
9.501% - 10.000% .......................                  12        1,767,604.49                                      0.66
10.001% - 10.500% ......................                   3          257,039.89                                      0.10
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               1,256     $266,539,264.20                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average Minimum Mortgage Interest Rate of the Adjustable-Rate
      Mortgage Loans as of the Cut-off Date was approximately 6.909% (calculated excluding any Mortgage Loans for which the Minimum Mortgage Interest Rate is zero).


                                   Gross Margins of the Adjustable-Rate Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of    Mortgage Loans Outstanding as of the
Range of Gross Margins (%)                 of Mortgage Loans   the Cut-off Date                 Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
2.001% - 2.500% ........................                   8       $3,300,021.48                                      1.24%
2.501% - 3.000% ........................                   3          752,485.04                                      0.28
3.001% - 3.500% ........................                   2          337,366.68                                      0.13
3.501% - 4.000% ........................                   3          343,369.55                                      0.13
4.001% - 4.500% ........................                 111       20,613,236.90                                      7.73
4.501% - 5.000% ........................                  29        6,729,451.87                                      2.52
5.001% - 5.500% ........................                  81       19,484,309.16                                      7.31
5.501% - 6.000% ........................                 182       41,884,597.71                                     15.71
6.001% - 6.500% ........................                 254       58,247,579.37                                     21.85
6.501% - 7.000% ........................                 232       51,349,638.48                                     19.27
7.001% - 7.500% ........................                 166       32,209,410.93                                     12.08
7.501% - 8.000% ........................                  97       19,501,560.61                                      7.32
8.001% - 8.500% ........................                  38        5,413,425.21                                      2.03
8.501% - 9.000% ........................                  28        3,894,903.78                                      1.46
9.001% - 9.500% ........................                  16        1,865,359.48                                      0.70
9.501% - 10.000% .......................                   5          564,908.10                                      0.21
10.001% - 10.500% ......................                   1           47,639.85                                      0.02
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               1,256     $266,539,264.20                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average Gross Margin of the Adjustable Rate Mortgage Loans as
      of the Cut-off Date was approximately 6.320%.



                            Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of   Adjustable-Rate Mortgage Loans Outstanding
Initial Periodic Rate Cap (%)              of Mortgage Loans   the Cut-off Date            as of the Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
1.000% .................................                   1         $247,897.44                                      0.09%
1.500% .................................                   3          895,325.18                                      0.34
2.000% .................................                  25        6,837,079.81                                      2.57
3.000% .................................               1,202      251,866,093.39                                     94.49
5.000% .................................                   5        1,766,569.35                                      0.66
6.000% .................................                  20        4,926,299.03                                      1.85
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               1,256     $266,539,264.20                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average Initial Periodic Rate Cap for the Adjustable-Rate
      Mortgage Loans as of the Cut-off Date was approximately 3.036%.


                                Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
                                                Number         Outstanding as of   Mortgage Loans Outstanding as of the Cut-off
Periodic Rate Cap (%)                      of Mortgage Loans   the Cut-off Date                     Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
1.000% .................................                 647     $137,662,733.48                                     51.65%
1.500% .................................                 584      121,580,210.21                                     45.61
2.000% .................................                  25        7,296,320.51                                      2.74
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               1,256     $266,539,264.20                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average Periodic Rate Cap for the Adjustable-Rate Mortgage
      Loans as of the Cut-off Date was approximately 1.255%.



                           Month of Next Adjustment Date of the Adjustable-Rate Mortgage Loans(1)

                                                               Principal Balance   % of Aggregate Principal Balance of the
Month of Next                                   Number         Outstanding as of   Adjustable-Rate Mortgage Loans Outstanding
Adjustment Date                            of Mortgage Loans   the Cut-off Date            as of the Cut-off Date
----------------------------------------   -----------------   -----------------   ---------------------------------------
December 2005 ..........................                   5       $1,476,075.79                                      0.55%
January 2006 ...........................                   3          470,114.12                                      0.18
February 2006 ..........................                   1          556,000.00                                      0.21
March 2006 .............................                   1          325,697.43                                      0.12
April 2006 .............................                   1          116,600.48                                      0.04
May 2006 ...............................                   1          525,378.12                                      0.20
July 2006 ..............................                   1          275,934.72                                      0.10
August 2006 ............................                   2          534,714.87                                      0.20
September 2006 .........................                   9        1,874,085.13                                      0.70
October 2006 ...........................                   6        1,468,780.92                                      0.55
November 2006 ..........................                   2          296,277.10                                      0.11
December 2006 ..........................                   3          348,185.15                                      0.13
January 2007 ...........................                   1          745,746.91                                      0.28
February 2007 ..........................                   3          861,073.78                                      0.32
March 2007 .............................                  18        4,419,038.88                                      1.66
April 2007 .............................                  71       14,770,818.41                                      5.54
May 2007 ...............................                 419       89,960,932.61                                     33.75
June 2007 ..............................                 153       28,558,701.03                                     10.71
July 2007 ..............................                  13        2,939,083.47                                      1.10
November 2007 ..........................                   2          140,222.51                                      0.05
December 2007 ..........................                   2          454,209.37                                      0.17
February 2008 ..........................                   1          167,230.69                                      0.06
March 2008 .............................                   1          134,472.23                                      0.05
April 2008 .............................                  42        9,954,702.25                                      3.73
May 2008 ...............................                 406       85,368,824.04                                     32.03
June 2008 ..............................                  59       11,620,485.22                                      4.36
July 2008 ..............................                  16        3,965,398.60                                      1.49
July 2009 ..............................                   1          372,000.00                                      0.14
August 2009 ............................                   1          540,000.00                                      0.20
April 2010 .............................                   3          552,419.45                                      0.21
May 2010 ...............................                   4        1,366,797.33                                      0.51
June 2010 ..............................                   4          972,813.69                                      0.36
August 2011 ............................                   1          406,449.90                                      0.15
                                           -----------------   -----------------   ---------------------------------------
            Total ......................               1,256     $266,539,264.20                                    100.00%
                                           =================   =================   =======================================
----------
(1)   The weighted average months to next Adjustment Date for the
      Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 26 months.


Group I Mortgage Loan Statistics

      The following statistical information, unless otherwise specified, is based upon the Group I Loan Balance as of the Cut-off Date.

      Approximately 27.36% of the Group I Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance.

      None of the Group I Mortgage Loans are secured by a Second Lien that is junior to a First Lien on the related Mortgaged Property, and 100.00% of the Group I Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

      Approximately 99.88% of the Group I Mortgage Loans have Due Dates on the first day of the month.

      Approximately 88.42% of the Group I Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

      None of the Group I Mortgage Loans are Balloon Loans.

      Approximately 44.08% of the Group I Mortgage Loans are Mortgage Loans that provide for interest only Monthly Payments (each, an "Interest Only Mortgage Loan") for the first two, three, five or ten years of the term of the Mortgage Loan. The Monthly Payment with respect to such Interest Only Mortgage Loans will include accrued interest and principal on such Mortgage Loan beginning in the 25th, 37th,, 61st or 121st month, as applicable, of the term of such Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 25th, 37th,, 61st or 121st month, as applicable, of the term of such Mortgage Loans may be significantly larger than the first 24, 36, 60 or 120 Monthly Payments, as applicable, required under the related Mortgage Note.

      Each Group I Mortgage Loan has a Mortgage Interest Rate of not less than 4.375% per annum and not more than 12.990% per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Group I Mortgage Loans was approximately 6.960% per annum.

      The Group I Mortgage Loans have original terms to maturity ranging from 300 to 360 months. The weighted average remaining term to maturity of the Mortgage Loans will be approximately 357 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first Due Date prior to July 1, 2003 or August 1, 2005 or will have a remaining term to maturity of less than 288 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is July 1, 2035.

      A substantial majority of the Group I Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each Adjustment Date applicable thereto. On each Adjustment Date for each Group I Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the Index applicable to determining the Mortgage Interest Rate on each Group I Mortgage Loan and a Gross Margin. The Initial Periodic Rate Caps on each such Group I Mortgage Loan range from 1.000% to 6.000% per annum and the Periodic Rate Caps range from 1.000% to 2.000% per annum. The Group I Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 3.036% per annum and a weighted average Periodic Rate Cap of approximately 1.255% per annum thereafter.

      Except with respect to the Interest Only Mortgage Loans, effective with the first Monthly Payment due on each Group I Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Group I Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Group I Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" in this Prospectus Supplement. None of the Group I

Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

      As of the Cut-off Date, the Group I Mortgage Loans had Gross Margins ranging from 2.250% to 10.040%, Minimum Mortgage Interest Rates ranging from 2.250% per annum to 10.400% per annum (calculated excluding any Mortgage Loans for which the Minimum Mortgage Interest Rate is zero) and Maximum Mortgage Interest Rates ranging from 10.375% per annum to 17.400% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.320%, the weighted average Minimum Mortgage Interest Rate was approximately 6.909% per annum (calculated excluding any Mortgage Loans for which the Minimum Mortgage Interest Rate is zero) and the weighted average Maximum Mortgage Interest Rate was approximately 13.641% per annum. The latest next Adjustment Date following the Cut-off Date on any Group I Adjustable-Rate Mortgage Loan occurs in August 1, 2011 and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the Group I Mortgage Loans is 26 months.

      The average Principal Balance of the Group I Mortgage Loans at origination was approximately $212,609.10. No Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $747,694.79 or less than approximately $27,387.39. The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $212,212.79.

      With respect to approximately 99.11% of the Group I Mortgage Loans (by aggregate Cut-off Date Principal Balance), the Index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note ("Six-Month LIBOR"); and with respect to approximately 0.89% of the Group I Mortgage Loans (by aggregate Cut-off Date Principal Balance), the Index is an Index other than Six-Month LIBOR.

      The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

        Cut-off Date Principal Balances of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                       Number of       Outstanding as of    I Mortgage Loans Outstanding as of the
Range of Principal Balances ($)     Mortgage Loans     the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
$0.01 to $50,000.00 ............                   4         $174,312.21                                        0.07%
$50,000.01 to $100,000.00 ......                 143       11,589,992.00                                        4.35
$100,000.01 to $150,000.00 .....                 259       32,645,098.10                                       12.25
$150,000.01 to $200,000.00 .....                 263       45,926,448.92                                       17.23
$200,000.01 to $250,000.00 .....                 204       45,871,123.35                                       17.21
$250,000.01 to $300,000.00 .....                 162       44,716,688.22                                       16.78
$300,000.01 to $350,000.00 .....                  87       28,426,649.17                                       10.67
$350,000.01 to $400,000.00 .....                  67       25,146,760.29                                        9.43
$400,000.01 to $450,000.00 .....                  22        9,322,333.98                                        3.50
$450,000.01 to $500,000.00 .....                  34       16,282,277.03                                        6.11
$500,000.01 to $550,000.00 .....                   7        3,722,602.71                                        1.40
$550,000.01 to $600,000.00 .....                   1          556,000.00                                        0.21
$650,000.01 to $700,000.00 .....                   1          665,536.52                                        0.25
$700,000.01 to $750,000.00 .....                   2        1,493,441.70                                        0.56
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256      266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The average Cut-off Date Principal Balance of the Group I Mortgage Loans
      was approximately $212,212.79.


           Original Terms to Maturity of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Range of Original Terms (months)   of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
289 to 300 .....................                   1          540,000.00                                        0.20%
349 to 360 .....................               1,255     $265,999,264.20                                       99.80
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average original term to maturity of the Group I Mortgage
      Loans was approximately 360 months.


                  Property Types of the Group I Mortgage Loans

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Property Type                      of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
Single Family ..................                 967     $197,536,888.09                                       74.11%
PUD (1) ........................                 151       35,685,815.65                                       13.39
Condominium ....................                  70       15,632,659.10                                        5.87
2-Family .......................                  37        8,899,950.94                                        3.34
4-Family .......................                  13        4,282,595.87                                        1.61
3-Family .......................                  13        3,270,563.48                                        1.23
Townhouse ......................                   4          920,391.07                                        0.35
High Rise Condominium ..........                   1          310,400.00                                        0.12
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%

----------
(1) PUD refers to Planned Unit Development.


                Occupancy Status of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Occupancy Status                   of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
Primary ........................               1,200     $255,716,770.80                                       95.94%
Investor .......................                  50        9,230,790.04                                        3.46
Secondary ......................                   6        1,591,703.36                                        0.60
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%

----------
(1)   Based on a representation made by the borrower at the time of origination.


                      Purpose of the Group I Mortgage Loans

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Purpose                            of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
Equity Refinance ...............                 668     $133,338,973.08                                       50.03%
Purchase .......................                 548      125,580,736.98                                       47.12
Rate/Term Refinance ............                  40        7,619,554.14                                        2.86
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================


            Mortgage Interest Rates of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
Range of Mortgage                      Number of       Outstanding as of    I Mortgage Loans Outstanding as of the
Interest Rates (%)                  Mortgage Loans     the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
4.001% to 4.500% ...............                   2         $979,175.60                                        0.37%
4.501% to 5.000% ...............                   2          677,576.98                                        0.25
5.001% to 5.500% ...............                  25        6,319,942.41                                        2.37
5.501% to 6.000% ...............                 114       28,551,147.28                                       10.71
6.001% to 6.500% ...............                 217       49,590,088.38                                       18.61
6.501% to 7.000% ...............                 332       72,763,739.37                                       27.30
7.001% to 7.500% ...............                 227       48,129,883.45                                       18.06
7.501% to 8.000% ...............                 187       36,986,077.75                                       13.88
8.001% to 8.500% ...............                  58        9,575,629.33                                        3.59
8.501% to 9.000% ...............                  48        7,653,587.09                                        2.87
9.001% to 9.500% ...............                  27        3,075,235.95                                        1.15
9.501% to 10.000% ..............                  13        1,952,753.33                                        0.73
10.001% to 10.500% .............                   3          257,039.89                                        0.10
12.501% to 13.000% .............                   1           27,387.39                                        0.01
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average Mortgage Interest Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 6.960% per annum.


          Combined Loan-to-Value Ratio of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
Range of Combined                       Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Loan-to-Value Ratios (%)           of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
10.01% to 20.00% ...............                   1          $27,387.39                                        0.01%
20.01% to 30.00% ...............                   2          394,454.25                                        0.15
30.01% to 40.00% ...............                   4          557,447.50                                        0.21
40.01% to 50.00% ...............                  18        3,317,787.74                                        1.24
50.01% to 60.00% ...............                  42        8,719,188.93                                        3.27
60.01% to 70.00% ...............                  97       20,884,568.70                                        7.84
70.01% to 80.00% ...............                 720      159,886,457.03                                       59.99
80.01% to 90.00% ...............                 272       55,227,106.58                                       20.72
90.01% to 100.00% ..............                 100       17,524,866.08                                        6.57
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average Combined Loan-to-Value Ratio of the Group I Mortgage
      Loans as of the Cut-off Date was approximately 79.49%.


                 Credit Scores of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                   Number of Mortgage  Outstanding as of    I Mortgage Loans Outstanding as of the
Range of Credit Scores                   Loans         the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
481 to 500 .....................                   2         $392,747.39                                        0.15%
501 to 520 .....................                  43        7,202,424.74                                        2.70
521 to 540 .....................                  60       10,440,802.32                                        3.92
541 to 560 .....................                  70       13,204,816.34                                        4.95
561 to 580 .....................                  89       17,623,041.91                                        6.61
581 to 600 .....................                  82       15,098,362.42                                        5.66
601 to 620 .....................                 147       29,365,599.64                                       11.02
621 to 640 .....................                 206       45,802,442.42                                       17.18
641 to 660 .....................                 202       45,664,160.67                                       17.13
661 to 680 .....................                 127       30,882,922.80                                       11.59
681 to 700 .....................                  91       19,639,987.13                                        7.37
701 to 720 .....................                  50       11,482,762.94                                        4.31
721 to 740 .....................                  39        8,195,872.31                                        3.07
741 to 760 .....................                  27        6,427,125.84                                        2.41
761 to 780 .....................                  15        3,326,646.80                                        1.25
781 to 800 .....................                   5        1,417,548.53                                        0.53
801 to 820 .....................                   1          372,000.00                                        0.14
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average Credit Score of the Group I Mortgage Loans as of the
      Cut-off Date was approximately 635.



            Geographic Distribution of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Location                           of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
Alabama ........................                   5         $829,130.01                                        0.31%
Arizona ........................                  71       11,599,855.66                                        4.35
California .....................                 421      116,701,492.80                                       43.78
Colorado .......................                  10        1,869,710.74                                        0.70
Connecticut ....................                  18        3,872,091.58                                        1.45
Delaware .......................                   1          124,000.00                                        0.05
Florida ........................                 124       22,228,566.57                                        8.34
Georgia ........................                  10        1,975,079.14                                        0.74
Hawaii .........................                   1          264,226.92                                        0.10
Idaho ..........................                   1          134,626.63                                        0.05
Illinois .......................                 132       24,307,875.82                                        9.12
Indiana ........................                  11          946,067.87                                        0.35
Iowa ...........................                   2          221,386.41                                        0.08
Kansas .........................                   7        1,390,936.29                                        0.52
Kentucky .......................                   3          507,033.06                                        0.19
Louisiana ......................                  13        1,436,297.98                                        0.54
Maine ..........................                   1          122,600.00                                        0.05
Maryland .......................                  37        8,123,352.91                                        3.05
Massachusetts ..................                  14        3,305,806.59                                        1.24
Michigan .......................                  66        9,678,400.17                                        3.63
Minnesota ......................                  18        2,940,305.43                                        1.10
Mississippi ....................                   2          172,798.70                                        0.06
Missouri .......................                  18        3,222,164.91                                        1.21
Nebraska .......................                   4          520,555.52                                        0.20
Nevada .........................                  47        9,716,177.18                                        3.65
New Hampshire ..................                   2          279,002.94                                        0.10
New Jersey .....................                  16        3,768,742.20                                        1.41
New Mexico .....................                   1          109,604.99                                        0.04
New York .......................                  12        3,778,432.91                                        1.42
North Carolina .................                  10        1,399,600.77                                        0.53
Ohio ...........................                  22        3,206,713.22                                        1.20
Oklahoma .......................                   2          224,497.36                                        0.08
Oregon .........................                  13        2,331,610.94                                        0.87
Pennsylvania ...................                   8        1,379,949.34                                        0.52
Rhode Island ...................                  17        3,905,369.19                                        1.47
South Carolina .................                   1          239,493.65                                        0.09
Tennessee ......................                  17        2,205,409.33                                        0.83
Texas ..........................                  10        1,209,835.72                                        0.45
Utah ...........................                   4          607,965.26                                        0.23
Virginia .......................                  37        8,314,604.63                                        3.12
Washington .....................                  27        4,946,624.08                                        1.86
West Virginia ..................                   2          150,217.36                                        0.06
Wisconsin ......................                  17        2,093,851.32                                        0.79
Wyoming ........................                   1          177,200.10                                        0.07
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The greatest ZIP Code geographic concentration of the Group I Mortgage
      Loans, by aggregate Principal Balance of the Group I Mortgage Loans as of
      the Cut-off Date, was approximately 0.90% in the 92057 ZIP Code.


              Documentation Levels of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Documentation Level                of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
Stated Income ..................                 639     $150,375,818.50                                       56.42%
Full Documentation .............                 593      108,890,815.14                                       40.85
No Documentation ...............                  12        3,576,498.44                                        1.34
Limited Documentation ..........                   9        3,016,488.82                                        1.13
Alternate Documentation ........                   3          679,643.30                                        0.25
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   For a description of each documentation level, see "Underwriting
      Standards" in this Prospectus Supplement.


                      Status of the Group I Mortgage Loans

                                                       Principal Balance   % of Aggregate Principal Balance of Group
                                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Status                             of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
Current ........................               1,256     $266,539,264.20                                      100.00%
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================


        Maximum Mortgage Interest Rates of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
Range of Maximum                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Mortgage Interest Rates (%)        of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
10.001% to 10.500% .............                   4       $1,704,825.50                                        0.64%
10.501% to 11.000% .............                   5        1,426,674.63                                        0.54
11.001% to 11.500% .............                  15        4,145,777.19                                        1.56
11.501% to 12.000% .............                  40        8,907,281.34                                        3.34
12.001% to 12.500% .............                  76       17,015,734.36                                        6.38
12.501% to 13.000% .............                 189       42,031,787.33                                       15.77
13.001% to 13.500% .............                 214       48,225,914.62                                       18.09
13.501% to 14.000% .............                 266       60,324,200.10                                       22.63
14.001% to 14.500% .............                 172       35,592,448.78                                       13.35
14.501% to 15.000% .............                 144       27,714,862.72                                       10.40
15.001% to 15.500% .............                  52        8,278,517.50                                        3.11
15.501% to 16.000% .............                  40        6,412,471.19                                        2.41
16.001% to 16.500% .............                  24        2,734,124.56                                        1.03
16.501% to 17.000% .............                  12        1,767,604.49                                        0.66
17.001% to 17.500% .............                   3          257,039.89                                        0.10
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average Maximum Mortgage Interest Rate of the Group I
      Mortgage Loans as of the Cut-off Date was approximately 13.641% per annum.


        Minimum Mortgage Interest Rates of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group
Range of Minimum                        Number         Outstanding as of    I Mortgage Loans Outstanding as of the
Mortgage Interest Rates (%)        of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
None Specified                                    43       $9,611,065.80                                        3.61%
2.001% - 2.500% ................                   4        1,430,520.00                                        0.54
2.501% - 3.000% ................                   1          169,097.65                                        0.06
3.001% - 3.500% ................                   1           87,366.68                                        0.03
3.501% - 4.000% ................                   2          699,199.06                                        0.26
4.001% - 4.500% ................                   3          781,800.00                                        0.29
4.501% - 5.000% ................                   4        1,072,481.00                                        0.40
5.001% - 5.500% ................                  25        6,194,541.79                                        2.32
5.501% - 6.000% ................                 110       27,303,549.63                                       10.24
6.001% - 6.500% ................                 213       48,225,311.92                                       18.09
6.501% - 7.000% ................                 320       70,467,603.28                                       26.44
7.001% - 7.500% ................                 213       44,791,797.25                                       16.80
7.501% - 8.000% ................                 175       34,299,264.58                                       12.87
8.001% - 8.500% ................                  56        9,061,351.83                                        3.40
8.501% - 9.000% ................                  44        7,244,433.40                                        2.72
9.001% - 9.500% ................                  27        3,075,235.95                                        1.15
9.501% - 10.000% ...............                  12        1,767,604.49                                        0.66
10.001% - 10.500% ..............                   3          257,039.89                                        0.10
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average Minimum Mortgage Interest Rate of the Group I
      Mortgage Loans as of the Cut-off Date was approximately 6.909% per annum
      (calculated excluding any Group I Mortgage Loans for which the Minimum
      Mortgage Interest Rate is zero).


                 Gross Margins of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group I
                                        Number         Outstanding as of     Mortgage Loans Outstanding as of the
Range of Gross Margins (%)         of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
2.001% - 2.500% ................                   8       $3,300,021.48                                        1.24%
2.501% - 3.000% ................                   3          752,485.04                                        0.28
3.001% - 3.500% ................                   2          337,366.68                                        0.13
3.501% - 4.000% ................                   3          343,369.55                                        0.13
4.001% - 4.500% ................                 111       20,613,236.90                                        7.73
4.501% - 5.000% ................                  29        6,729,451.87                                        2.52
5.001% - 5.500% ................                  81       19,484,309.16                                        7.31
5.501% - 6.000% ................                 182       41,884,597.71                                       15.71
6.001% - 6.500% ................                 254       58,247,579.37                                       21.85
6.501% - 7.000% ................                 232       51,349,638.48                                       19.27
7.001% - 7.500% ................                 166       32,209,410.93                                       12.08
7.501% - 8.000% ................                  97       19,501,560.61                                        7.32
8.001% - 8.500% ................                  38        5,413,425.21                                        2.03
8.501% - 9.000% ................                  28        3,894,903.78                                        1.46
9.001% - 9.500% ................                  16        1,865,359.48                                        0.70
9.501% - 10.000% ...............                   5          564,908.10                                        0.21
10.001% - 10.500% ..............                   1           47,639.85                                        0.02
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average Gross Margin of the Group I Mortgage Loans as of the
      Cut-off Date was approximately 6.320% per annum.


           Initial Periodic Rate Caps of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group I
                                        Number         Outstanding as of   Mortgage Loans Outstanding as of the Cut-off
Initial Periodic Rate Cap (%)      of Mortgage Loans   the Cut-off Date                      Date
--------------------------------   -----------------   -----------------   -----------------------------------------
1.000% .........................                  1         $247,897.44                                        0.09%
1.500% .........................                  3          895,325.18                                        0.34
2.000% .........................                 25        6,837,079.81                                        2.57
3.000% .........................              1,202      251,866,093.39                                       94.49
5.000% .........................                  5        1,766,569.35                                        0.66
6.000% .........................                 20        4,926,299.03                                        1.85
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average Initial Periodic Rate Cap for the Group I Mortgage
      Loans as of the Cut-off Date was approximately 3.036% per annum.


               Periodic Rate Caps of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group I
                                         Number        Outstanding as of   Mortgage Loans Outstanding as of the Cut-off
Periodic Rate Cap (%)              of Mortgage Loans   the Cut-off Date                      Date
--------------------------------   -----------------   -----------------   -----------------------------------------
1.000% .........................                 647     $137,662,733.48                                       51.65%
1.500% .........................                 584      121,580,210.21                                       45.61
2.000% .........................                  25        7,296,320.51                                        2.74
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average Periodic Rate Cap for the Group I Mortgage Loans as of the Cut-off Date was approximately 1.255% per annum.


         Month of Next Adjustment Date of the Group I Mortgage Loans(1)

                                                       Principal Balance   % of Aggregate Principal Balance of Group I
Month of Next                           Number         Outstanding as of     Mortgage Loans Outstanding as of the
Adjustment Date                    of Mortgage Loans   the Cut-off Date                  Cut-off Date
--------------------------------   -----------------   -----------------   -----------------------------------------
December 2005 ..................                   5       $1,476,075.79                                        0.55%
January 2006 ...................                   3          470,114.12                                        0.18
February 2006 ..................                   1          556,000.00                                        0.21
March 2006 .....................                   1          325,697.43                                        0.12
April 2006 .....................                   1          116,600.48                                        0.04
May 2006 .......................                   1          525,378.12                                        0.20
July 2006 ......................                   1          275,934.72                                        0.10
August 2006 ....................                   2          534,714.87                                        0.20
September 2006 .................                   9        1,874,085.13                                        0.70
October 2006 ...................                   6        1,468,780.92                                        0.55
November 2006 ..................                   2          296,277.10                                        0.11
December 2006 ..................                   3          348,185.15                                        0.13
January 2007 ...................                   1          745,746.91                                        0.28
February 2007 ..................                   3          861,073.78                                        0.32
March 2007 .....................                  18        4,419,038.88                                        1.66
April 2007 .....................                  71       14,770,818.41                                        5.54
May 2007 .......................                 419       89,960,932.61                                       33.75
June 2007 ......................                 153       28,558,701.03                                       10.71
July 2007 ......................                  13        2,939,083.47                                        1.10
November 2007 ..................                   2          140,222.51                                        0.05
December 2007 ..................                   2          454,209.37                                        0.17
February 2008 ..................                   1          167,230.69                                        0.06
March 2008 .....................                   1          134,472.23                                        0.05
April 2008 .....................                  42        9,954,702.25                                        3.73
May 2008 .......................                 406       85,368,824.04                                       32.03
June 2008 ......................                  59       11,620,485.22                                        4.36
July 2008 ......................                  16        3,965,398.60                                        1.49
July 2009 ......................                   1          372,000.00                                        0.14
August 2009 ....................                   1          540,000.00                                        0.20
April 2010 .....................                   3          552,419.45                                        0.21
May 2010 .......................                   4        1,366,797.33                                        0.51
June 2010 ......................                   4          972,813.69                                        0.36
August 2011 ....................                   1          406,449.90                                        0.15
                                   -----------------   -----------------   -----------------------------------------
            Total ..............               1,256     $266,539,264.20                                      100.00%
                                   =================   =================   =========================================

----------
(1)   The weighted average months to next Adjustment Date for the Group I
      Mortgage Loans as of the Cut-off Date was approximately 26 months.


Group II Mortgage Loan Statistics

      The following statistical information, unless otherwise specified, is based upon the Group II Loan Balance as of the Cut-off Date.

      Approximately 48.49% of the Group II Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance.

      Approximately 11.61% of the Group II Mortgage Loans are secured by a Second Lien that is junior to a First Lien on the related Mortgaged Property, and approximately 88.39% of the Group II Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

      Approximately 98.26% of the Group II Mortgage Loans have Due Dates on the first day of the month.

      Approximately 88.99% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

      Approximately 4.67% of the Group II Mortgage Loans are Balloon Loans. The Monthly Payment for each Group II Balloon Loan is based on an amortization schedule ranging from 360 months to 480 months, except for the Balloon Payment which is due and payable between the 180th month and the 360th month following origination of such Group II Balloon Loan, depending on the terms of the related mortgage note. With respect to the majority of the Group II Balloon Loans, the Monthly Payments for such Group II Balloon Loans amortize over 360 months, but the Balloon Payment is due in the 180th month following origination. The amount of the Balloon Payment on each Group II Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Group II Balloon Loan.

      Approximately 7.14% of the Group II Mortgage Loans are Interest Only Mortgage Loans and provide for interest only Monthly Payments for the first five or ten years of the term of the Mortgage Loan. The Monthly Payment with respect to such Interest Only Mortgage Loans will include accrued interest and principal on such Mortgage Loan beginning in the 61st or 121st month, as applicable, of the term of such Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 61st or 121st month, as applicable, of the term of such Mortgage Loans may be significantly larger than the first 60 or 120 Monthly Payments, as applicable, required under the Mortgage Note.

      Each Group II Mortgage Loan has a Mortgage Interest Rate of not less than 5.250% per annum and not more than 14.490% per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Group II Mortgage Loans was approximately 7.193% per annum.

      The Group II Mortgage Loans have original terms to maturity ranging from 120 to 360 months. The weighted average remaining term to maturity of the Mortgage Loans will be approximately 335 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first Due Date prior to May 1, 2003 or August 1, 2005 or will have a remaining term to maturity of less than 116 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is July 1, 2035.

      The average Principal Balance of the Group II Mortgage Loans at origination was approximately $142,372.85. No Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $748,304.82 or less than approximately $14,145.83. The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $141,826.64.

      The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


        Cut-off Date Principal Balances of the Group II Mortgage Loans(1)

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Range of Principal Balances ($)        Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
$0.01 to $50,000.00 .............           219       $7,599,994.07                                  4.62%
$50,000.01 to $100,000.00 .......           339       25,498,933.99                                 15.51
$100,000.01 to $150,000.00 ......           209       26,189,912.67                                 15.93
$150,000.01 to $200,000.00 ......           138       24,224,186.58                                 14.74
$200,000.01 to $250,000.00 ......            85       19,116,738.19                                 11.63
$250,000.01 to $300,000.00 ......            63       17,290,767.67                                 10.52
$300,000.01 to $350,000.00 ......            31        9,903,355.85                                  6.02
$350,000.01 to $400,000.00 ......            20        7,449,628.67                                  4.53
$400,000.01 to $450,000.00 ......            25       10,538,951.87                                  6.41
$450,000.01 to $500,000.00 ......            11        5,206,794.36                                  3.17
$500,000.01 to $550,000.00 ......             5        2,641,832.44                                  1.61
$550,000.01 to $600,000.00 ......             7        4,103,403.17                                  2.50
$600,000.01 to $650,000.00 ......             4        2,486,086.21                                  1.51
$650,000.01 to $700,000.00 ......             2        1,378,190.36                                  0.84
$700,000.01 to $750,000.00 ......             1          748,304.82                                  0.46
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   The average Cut-off Date Principal Balance of the Group II Mortgage Loans
      was approximately $141,826.64.


          Original Terms to Maturity of the Group II Mortgage Loans(1)

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Range of Original Terms (months)       Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
109 to 120 ......................             2         $277,070.43                                  0.17%
169 to 180 ......................           236       14,921,750.96                                  9.08
229 to 240 ......................            49        6,247,054.86                                  3.80
277 to 288 ......................             1           30,932.08                                  0.02
289 to 300 ......................             4          438,127.35                                  0.27
325 to 336 ......................             1           43,867.66                                  0.03
349 to 360 ......................           866      142,418,277.58                                 86.64
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   The weighted average original term of the Group II Mortgage Loans was approximately 339 months.



                  Property Types of the Group II Mortgage Loans

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Property Type                          Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
Single Family ...................           880     $122,631,069.24                                 74.60%
PUD (1) .........................           127       19,579,250.62                                 11.91
2-Family ........................            53        9,339,211.80                                  5.68
Condominium .....................            66        6,638,779.53                                  4.04
3-Family ........................            15        3,326,863.65                                  2.02
4-Family ........................            10        1,463,719.87                                  0.89
Townhouse .......................             7        1,202,368.70                                  0.73
High Rise Condominium ...........             1          195,817.51                                  0.12
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   PUD refers to Planned Unit Development.


               Occupancy Status of the Group II Mortgage Loans(1)

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Occupancy Status                       Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
Primary .........................         1,026     $146,541,389.18                                 89.15%
Investor ........................           127       17,328,674.05                                 10.54
Secondary .......................             6          507,017.69                                  0.31
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   Based on a representation made by the borrower at the time of origination.


                     Purpose of the Group II Mortgage Loans

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Purpose                                Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
Equity Refinance ................           667     $115,965,947.64                                 70.55%
Purchase ........................           414       35,189,777.83                                 21.41
Rate/Term Refinance .............            78       13,221,355.45                                  8.04
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================


            Mortgage Interest Rates of the Group II Mortgage Loans(1)

                                      Number      Principal Balance   % of Aggregate Principal Balance of
Range of Mortgage                   of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Interest Rates (%)                     Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
5.001% to 5.500% ................            26       $8,838,051.48                                  5.38%
5.501% to 6.000% ................           116       29,891,636.07                                 18.18
6.001% to 6.500% ................           156       32,111,612.84                                 19.54
6.501% to 7.000% ................           176       31,108,429.93                                 18.93
7.001% to 7.500% ................           106       16,166,178.15                                  9.83
7.501% to 8.000% ................            88       12,345,171.37                                  7.51
8.001% to 8.500% ................            57        6,754,926.39                                  4.11
8.501% to 9.000% ................            58        6,092,609.29                                  3.71
9.001% to 9.500% ................            36        2,732,615.48                                  1.66
9.501% to 10.000% ...............            93        6,016,126.40                                  3.66
10.001% to 10.500% ..............            52        2,717,478.65                                  1.65
10.501% to 11.000% ..............            97        5,234,569.39                                  3.18
11.001% to 11.500% ..............            37        1,578,937.56                                  0.96
11.501% to 12.000% ..............            21          927,860.04                                  0.56
12.001% to 12.500% ..............            25        1,300,445.90                                  0.79
12.501% to 13.000% ..............             1           60,904.26                                  0.04
13.001% to 13.500% ..............             4          156,791.44                                  0.10
13.501% to 14.000% ..............             7          264,487.57                                  0.16
14.001% to 14.500% ..............             3           78,248.71                                  0.05
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   The weighted average Mortgage Interest Rate of the Group II Mortgage Loans
      as of the Cut-off Date was approximately 7.193%.


         Combined Loan-to-Value Ratio of the Group II Mortgage Loans(1)

                                      Number      Principal Balance   % of Aggregate Principal Balance of
Range of Combined Loan-to-Value     of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Ratios (%)                             Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
20.01% to 30.00% ................            11         $831,445.59                                  0.51%
30.01% to 40.00% ................            16        2,247,840.03                                  1.37
40.01% to 50.00% ................            31        5,472,788.39                                  3.33
50.01% to 60.00% ................            70       12,150,426.51                                  7.39
60.01% to 70.00% ................           101       18,344,526.46                                 11.16
70.01% to 80.00% ................           232       45,862,470.31                                 27.90
80.01% to 90.00% ................           273       50,144,300.71                                 30.51
90.01% to 100.00% ...............           425       29,323,282.92                                 17.84
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   The weighted average Combined Loan-to-Value Ratio of the Group II Mortgage
      Loans as of the Cut-off Date was approximately 79.13%.



                 Credit Scores of the Group II Mortgage Loans(1)

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Range of Credit Scores                 Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
481 to 500 ......................             4         $314,948.63                                  0.19%
501 to 520 ......................            19        1,864,501.30                                  1.13
521 to 540 ......................            25        3,629,524.58                                  2.21
541 to 560 ......................            44        7,077,905.46                                  4.31
561 to 580 ......................            49        6,552,175.72                                  3.99
581 to 600 ......................            70       11,027,112.62                                  6.71
601 to 620 ......................           111       14,775,615.71                                  8.99
621 to 640 ......................           185       20,840,398.71                                 12.68
641 to 660 ......................           199       25,011,875.50                                 15.22
661 to 680 ......................           133       19,065,886.32                                 11.60
681 to 700 ......................            99       13,751,226.64                                  8.37
701 to 720 ......................            73       12,388,048.33                                  7.54
721 to 740 ......................            59        9,807,106.48                                  5.97
741 to 760 ......................            50        9,571,778.83                                  5.82
761 to 780 ......................            28        6,083,645.95                                  3.70
781 to 800 ......................             9        1,775,260.67                                  1.08
801 to 820 ......................             2          840,069.47                                  0.51
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   The weighted average Credit Score of the Group II Mortgage Loans as of the
      Cut-off Date was approximately 656.



            Geographic Distribution of the Group II Mortgage Loans(1)

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Location                               Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
Alabama .........................             6       $1,040,262.20                                  0.63%
Arizona .........................            44        6,294,948.03                                  3.83
Arkansas ........................             3          351,335.10                                  0.21
California ......................           312       50,516,296.97                                 30.73
Colorado ........................             9        1,744,472.69                                  1.06
Connecticut .....................            22        3,344,910.33                                  2.03
Delaware ........................             3          493,871.70                                  0.30
Florida .........................           135       16,184,183.32                                  9.85
Georgia .........................             8          539,768.61                                  0.33
Hawaii ..........................            11        3,000,916.38                                  1.83
Idaho ...........................             7          599,742.46                                  0.36
Illinois ........................            55        5,494,371.04                                  3.34
Indiana .........................            16        1,705,292.52                                  1.04
Iowa ............................             1           49,682.45                                  0.03
Kansas ..........................             3          397,726.73                                  0.24
Kentucky ........................             9        1,072,722.35                                  0.65
Louisiana .......................            24        2,135,608.07                                  1.30
Maryland ........................            29        5,707,331.57                                  3.47
Massachusetts ...................            13        2,232,092.90                                  1.36
Michigan ........................            18        1,739,662.61                                  1.06
Minnesota .......................            10        1,585,866.69                                  0.96
Mississippi .....................             3          215,327.63                                  0.13
Missouri ........................            15        1,386,911.80                                  0.84
Montana .........................             1           76,819.09                                  0.05
Nebraska ........................             4          346,163.56                                  0.21
Nevada ..........................            27        3,196,062.49                                  1.94
New Hampshire ...................             1           54,636.78                                  0.03
New Jersey ......................            27        6,173,293.35                                  3.76
New Mexico ......................             1          134,271.96                                  0.08
New York ........................            52       13,535,171.41                                  8.23
North Carolina ..................             9          887,399.23                                  0.54
Ohio ............................            43        4,122,616.89                                  2.51
Oklahoma ........................             5          391,250.17                                  0.24
Oregon ..........................            22        3,056,119.29                                  1.86
Pennsylvania ....................            38        3,727,209.91                                  2.27
Rhode Island ....................            14        2,435,582.17                                  1.48
South Carolina ..................             5          586,389.14                                  0.36
South Dakota ....................             1           64,763.91                                  0.04
Tennessee .......................            30        3,204,659.47                                  1.95
Texas ...........................            47        3,552,350.30                                  2.16
Utah ............................             3          548,219.49                                  0.33
Virginia ........................            46        5,698,197.26                                  3.47
Washington ......................            17        3,584,730.39                                  2.18
West Virginia ...................             1          166,878.06                                  0.10
Wisconsin .......................             8          636,992.45                                  0.39
Wyoming .........................             1          364,000.00                                  0.22
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   The greatest ZIP Code geographic concentration of the Group II Mortgage
      Loans, by aggregate Principal Balance of Group II Mortgage Loans as of the
      Cut-off Date, was approximately 0.64% in the 92057 Zip Code.


             Documentation Levels of the Group II Mortgage Loans(1)

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Documentation Level                    Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
Full Documentation ..............           601      $99,462,023.92                                 60.51%
Stated Income ...................           523       59,134,098.01                                 35.97
Limited Documentation ...........            19        3,967,971.01                                  2.41
Alternate Documentation .........            13        1,586,335.79                                  0.97
No Documentation ................             3          226,652.19                                  0.14
                                    -----------   -----------------   -----------------------------------
            Total ..................      1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

----------
(1)   For a description of each documentation level, see "Underwriting
      Standards" in this Prospectus Supplement.


                      Status of the Group II Mortgage Loans

                                      Number      Principal Balance   % of Aggregate Principal Balance of
                                    of Mortgage   Outstanding as of   Group II Mortgage Loans Outstanding
Status                                 Loans      the Cut-off Date          as of the Cut-off Date
---------------------------------   -----------   -----------------   -----------------------------------
Current .........................         1,159     $164,377,080.92                                100.00%
                                    -----------   -----------------   -----------------------------------
            Total ...............         1,159     $164,377,080.92                                100.00%
                                    ===========   =================   ===================================

      The Index

      With respect to approximately 99.11% of the Group I Mortgage Loans (by aggregate Cut-off Date Principal Balance), the Index is Six-Month LIBOR; and with respect to approximately 0.89% of the Group I Mortgage Loans (by aggregate Cut-off Date Principal Balance), the Index is an Index other than Six-Month LIBOR. The source for Six-Month LIBOR for most of the Adjustable-Rate Mortgage Loans is The Wall Street Journal. Listed below are some historical values for the months indicated of Six-Month LIBOR.

                                 Six-Month LIBOR

                                            Year
                        ---------------------------------------------
Month                   2005    2004    2003    2002    2001    2000
-----                   ----    ----    ----    ----    ----    ----
January                 2.96%   1.21%   1.35%   2.03%   5.26%   6.29%
February                3.16%   1.17%   1.34%   2.03%   4.91%   6.33%
March                   3.40%   1.16%   1.23%   2.33%   4.71%   6.53%
April                   3.41%   1.38%   1.29%   2.12%   4.30%   6.73%
May                     3.53%   1.58%   1.21%   2.08%   3.98%   7.11%
June                    3.71%   1.94%   1.12%   1.96%   3.91%   7.00%
July                    3.92%   1.98%   1.15%   1.87%   3.69%   6.89%
August                          1.99%   1.20%   1.80%   3.45%   6.83%
September                       2.20%   1.18%   1.71%   2.52%   6.76%
October                         2.31%   1.23%   1.60%   2.15%   6.72%
November                        2.64%   1.26%   1.47%   2.03%   6.64%
December                        2.78%   1.22%   1.38%   1.98%   6.20%

      If any Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Terms of the Mortgage Loans

      The Mortgage Loans accrue interest on a self-amortizing basis. Interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

                                   THE SELLER

      The Seller is a Delaware limited liability company with its principal place of business in New York, New York. The information set forth in the following paragraphs has been provided by the Seller.

      The Seller was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc ("EFSG") and certain members of management of the Seller. Each of MGIC and EFSG has approximately a 46% interest in the Seller with the remainder owned by management of the Seller. On February 28, 2001, Radian Group Inc. ("Radian") acquired ESFG, including EFSG's 46% interest in the Seller. Radian and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "Commission") as are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

      At June 30, 2005, the Seller had approximately $3.69 billion in assets, approximately $3.00 billion in liabilities and approximately $698.2 million in equity.

      The Seller's principal business is the purchasing of performing, sub-performing and non-performing residential mortgage loans from banks and other financial institutions and individuals and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the Seller owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The Seller does not originate mortgages. The Seller is a HUD-approved investing mortgagee.

                             UNDERWRITING STANDARDS

      The following is a description of the underwriting standards used by the Seller in connection with its acquisition of the Mortgage Loans.

      Each Mortgage Loan included in the Trust Fund generally has satisfied the credit, appraisal and underwriting guidelines established by the Seller that are described below. To determine satisfaction of such guidelines, the Seller or a loan reviewer reviewed a substantial majority of the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Seller. These files may include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The Seller's underwriting guidelines when re-underwriting mortgage loans are generally intended to evaluate the mortgagor's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. The Seller may, to establish the adequacy of the mortgaged property as collateral, obtain a current appraisal, broker's price opinion, and/or drive-by or desk review of such property, prepared within six months of the Seller's purchase. A mortgagor's ability and willingness to repay debts (including the Mortgage Loan) in a timely fashion must be demonstrated by the quality, quantity and durability of income history, history of debt management, history of debt repayment, and net worth accumulation. Accordingly, the Seller may also obtain and review a current credit report for the mortgagor.

      The Seller purchases mortgage loans that were originated pursuant to one of the following documentation programs:

      Full Documentation. Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

      In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

      Other Levels of Documentation. Other mortgage loans purchased and re-underwritten by the Seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "Full Documentation" programs, including "No Documentation," "Limited Documentation," "Alternative Documentation," "Stated Documentation" and "Streamlined Documentation" programs for certain qualifying mortgage loans. Under a "No Documentation" program, the originator does not undertake verification of a mortgagor's income or assets. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived. "Alternative Documentation" programs allow a mortgagor to provide W-2 forms instead of tax returns, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification. Under "Stated

Documentation" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other information based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. "Streamlined Documentation" programs are used for mortgage loans issued to government entities which are being refinanced by the same originator. The originator verifies current mortgage information, but does not undertake verification of the mortgagor's employment or assets and does not conduct a new appraisal of the property considered for refinancing. The objective of Streamlined Documentation programs is to streamline the underwriting process in cases where the originator has the mortgagor's complete credit file from the original loan transaction.

                                  THE SERVICER

      The information set forth in the following paragraphs have been provided by Litton Loan Servicing LP (the "Servicer").

      The Servicer, a Delaware limited partnership and a wholly owned subsidiary of the Seller, will act as the Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Servicer was formed in December 1996. As of June 30, 2005, the Servicer employed approximately 829 individuals. The main office of the Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $33.42 billion as of June 30, 2005. The Servicer specializes in servicing sub performing mortgage loans. The Servicer is servicing in excess of 100 securitizations for the Seller and various third parties.

      From time to time the Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Servicer's current portfolio. The Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

      On December 1, 2004, the Servicer and the Seller closed a transaction with The Provident Bank, pursuant to which the Servicer acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with the Seller's acquisition of residual mortgage-backed securities relating to certain of such loans.

      The Servicer may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewersm. The RADARViewersm internet website is currently located at www.radarviewer.com. The Servicer has no obligation to continue to provide any type of information available on RADARViewersm as of the date hereof or to maintain its RADARViewersm website in the entirety, and may, in its sole discretion, discontinue such service at any time.

      Fitch assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2004. The rating is based on the Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

      In January 2001, Fitch assigned the Servicer its RPS1 primary servicer rating for sub-prime and high loan to value ratio product and reaffirmed that rating in December 2004. The RPS1 rating is currently the highest sub-prime primary servicer rating attainable from Fitch for any sub-prime servicer, which is based on the Servicer's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Servicer's focus on early collection and loss mitigation.

      In March 2001, Moody's assigned the Servicer its top servicer quality rating (SQ1) as a primary servicer of prime and sub-prime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2004. The rating is based on the Servicer's ability as a servicer and the stability of its servicing operations.

      In April 2001, S&P raised the Servicer's ranking from "Above Average" to "Strong" for both its residential special and sub-prime servicing categories and reaffirmed that rating in April 2004. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the Servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

      Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans the Servicer serviced as of the dates indicated. The Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related borrower to make required payments. It should be noted that the Servicer's business includes the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the Servicer has been an active participant in the market for such servicing rights since 1997, although the amount of such acquisitions (as a percentage of aggregate acquisitions) has decreased in the past few years. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer.

                   Delinquency and Foreclosure Experience (1)

                                   As of June 30, 2005                                      As of December 31, 2004
                                   -------------------                                      -----------------------
                                                              % by                                                     % by
                        No. of          Principal           Principal            No. of            Principal         Principal
                        Loans           Balance(2)           Balance             Loans             Balance(2)         Balance
                        -----           ----------           -------             -----             ----------         -------
Current Loans              206,639    $25,941,435,915              77.62%            209,161    $25,418,836,059              75.47%
Period of
Delinquency(3)

30-59 Days                  26,707    $ 2,983,232,488               8.93%             30,872    $ 3,366,957,309              10.00%
60-89 Days                  10,817    $ 1,175,222,472               3.52%             13,627    $ 1,435,281,813               4.26%
90 Days or more              8,892    $   963,932,745               2.88%              9,483    $   924,532,429               2.74%
Total Delinquency           46,416    $ 5,122,387,705              15.33%             53,982    $ 5,726,771,551              17.00%

Foreclosures/
Bankruptcy(4)               19,215    $ 1,881,130,206               5.63%             21,085    $ 1,990,423,865               5.91%


Real Estate Owned            5,171    $   474,097,011               1.42%              6,236    $   544,216,985               1.62%
                   ---------------    ---------------    ---------------     ---------------    ---------------    ---------------
Total Portfolio            277,441    $33,419,050,838             100.00%            290,464    $33,680,248,460             100.00%
                   ===============    ===============    ===============     ===============    ===============    ===============


                               As of December 31, 2003
                               -----------------------
                                                              % by
                        No. of          Principal           Principal
                        Loans           Balance(2)           Balance
                        -----           ----------           -------
Current Loans              117,507    $12,259,524,842              69.54%
Period of
Delinquency(3)

30-59 Days                  19,576    $ 1,846,650,352              10.47%
60-89 Days                   8,097    $   759,456,004               4.31%
90 Days or more              6,576    $   544,508,354               3.09%
Total Delinquency           34,249    $ 3,150,614,710              17.87%

Foreclosures/
Bankruptcy(4)               19,954    $ 1,807,441,681              10.25%


Real Estate Owned            4,611        411,683,483               2.34%
                   ---------------    ---------------    ---------------
Total Portfolio            176,321     17,629,264,716             100.00%
                   ===============    ===============    ===============

----------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

      It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                       THE POOLING AND SERVICING AGREEMENT

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, the Servicer and the Trustee. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vi) the Reserve Accounts and (vii) the rights of the Trustee under the Yield Maintenance Agreements. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee.

Assignment of the Mortgage Loans

      On the date of issuance of the Certificates (the "Closing Date"), which is expected to be on or about August 30, 2005, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Interest Rate as well as other information.

      The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to The Bank of New York (the "Custodian"), as the Trustee's agent for such purpose, the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Seller may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Seller or the originator of such Mortgage Loan. The Servicer is required to cause the assignments of mortgage that are delivered in blank to be completed and to cause all assignments of mortgage to be recorded. The Servicer is required to deliver such assignments for recording within 30 days of the Closing Date.

      Within 60 days following the Closing Date, the Trustee will review (or cause the Custodian to review) the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect has a material and adverse effect on the Certificateholders and is not cured within 120 days following notification thereof to the Seller (or within 90 days of the earlier of the Seller's discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a "qualified mortgage" for REMIC purposes) and the Trustee by the Custodian (or 150 days following the Closing Date, in the case of missing mortgages or assignments), the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Interest Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer. If, however, a Mortgage Loan is discovered to be defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller will be obligated to cure the defect or make the required purchase or substitution no later than 90 days after the earlier of its discovery or receipt of notification of the defect. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

      In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

      An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Mortgage Interest Rate, with respect to a Fixed-Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan or, with respect to an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate not less than the respective rates for the Defective Mortgage Loan, have the same Index as the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan;
(iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced;
(vii) must be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

      The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Mortgage Interest Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complies with any and all requirements of any federal, state or local law with respect to the origination and servicing of such Mortgage Loan including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (a) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (b) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders. In addition to the foregoing, if the breach involves the Seller's representation that the Mortgage Loan complies with any and all requirements of federal, state or local law with respect to the origination of such Mortgage Loan, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Loans, the Seller will be obligated to reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such representation (such amount, the "Reimbursement Amount").

      Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans".

      Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution
 Account

      The Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in eligible investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. A "Business Day" is any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Texas or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in eligible investments maturing on or before the Business Day prior to the related Distribution Date unless such eligible investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such eligible investments may mature on the related Distribution Date.

      An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" (or the equivalent) by each of S&P, Fitch, Moody's and DBRS (collectively, the "Rating Agencies") at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to eligible investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Advances

      Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least one Business Day prior to each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Collection Period on the Mortgage Loans, other than Balloon Payments, and that were not received by the related Determination Date and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

      With respect to Interest Only Mortgage Loans, the Servicer will be obligated to make Advances of scheduled interest during the first 24, 36, 60 or 120 months, as applicable, of the term of the related Mortgage Loan and Advances of scheduled principal and interest thereafter.

      The Servicer is not required to make any Advances of principal on any Second Liens and will not make Advances of principal on any REO Property.

      Advances are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the "Relief Act") or other similar state laws. Subject to the recoverability standard and other limitations above, the Servicer's obligation to make Advances will continue until the earlier of such time as such Mortgage Loan becomes current, is paid in full by the mortgagor or disposed of by the Trust.

      All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. Any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In addition, the Servicer may withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made; provided, however, any funds so applied will be replaced by the Servicer by deposit in the Collection Account no later than one business day prior to the Distribution Date on which such funds are required to be distributed. In addition, the Servicer may reimburse itself from any amounts in the Collection Account for any prior Advances and Servicing Advances that have not been reimbursed at the time the Mortgage Loan is modified. In the event the Servicer fails in its obligation to make any such Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement.

      In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

      The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

      The Pooling and Servicing Agreement will provide that the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances.

The Trustee

      U.S. Bank National Association, a national banking association organized under the laws of the United States, will act as trustee (the "Trustee") for the Certificates pursuant to the Pooling and Servicing Agreement. The principal corporate trust office of the Trustee at which (a) its corporate trust business shall be administered, is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance, C-BASS 2005-CB5 and (b) Certificates may be presented for transfer and exchanged and for purposes of presentment and surrender for the final distributions thereon, is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance, C-BASS 2005-CB5. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be the "Trustee Fee." The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) the Trustee incurs arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that is specifically allocated to the Trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses

      The principal compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the Certificates will be at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, customary real estate referral fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Servicer is obligated to offset any Prepayment Interest Shortfall on the Mortgage Loans on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of one-half of its Servicing Fee for such Distribution Date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement.

      The "Determination Date" with respect to any Distribution Date will be the 10th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such 10th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the prior calendar month, the "Prepayment Interest Shortfall" is an amount equal to the interest at the Mortgage Interest Rate for such Mortgage Loan (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month.

Pledge and Assignment of Servicer's Rights

      On the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders or servicing rights pledgees (each, a "Servicing Rights Pledgee") selected by the Servicer, including JPMorgan Chase Bank, National Association, as the representative of certain lenders. In the event that an Event of Servicing Termination (as defined below) occurs, the Trustee and the Depositor have agreed to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will JPMorgan Chase Bank, National Association be required to act as a backup servicer.

Optional Termination

      The Servicer (or an affiliate) will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties is 10% or less of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer. In addition, no option may be exercised unless any due and unpaid Reimbursement Amounts have been paid to the Trust. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

Optional Purchase of Defaulted Loans

      As to any Mortgage Loan which is Delinquent in payment by 120 days or more or for which the Servicer has accepted a deed in lieu of foreclosure, the Servicer (or its affiliates) may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan, under the circumstances described in the Pooling and Servicing Agreement.

Events of Servicing Termination

      "Events of Servicing Termination" will consist, among other things, of:
(i) any failure by the Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Servicer; (ii) any failure of the Servicer to make any required Advance or to cover any Prepayment Interest Shortfalls, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; or (v) cumulative Realized Losses as of any Distribution Date exceed the amount specified in the Pooling and Servicing Agreement.

Rights upon Event of Servicing Termination

      So long as an Event of Servicing Termination under the Pooling and Servicing Agreement remains unremedied, the Trustee may, subject to the rights of the Servicing Rights Pledgee as described above, and at the direction of the holders of the Certificates evidencing not less than 51% of the Voting Rights is required to, terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make any required Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

      No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates so agree and have offered indemnity satisfactory to the Trustee.

Voting Rights

      With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Certificates (other than the Class N, Class X and Residual Certificates) will be 98% and will be allocated among the classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Class N and Class X Certificates will be 2%. The Voting Rights allocated to a class of Certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or percentage interest) of such Certificates. The Residual Certificates will not have any Voting Rights.

Amendment

      The Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66 2/3%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referenced, the actual provisions (including definitions of terms) are incorporated by reference.

      The Trust will issue the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates (collectively, the "Class A Certificates" or the "Senior Certificates"), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (collectively, the "Class M Certificates"), the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (collectively, the "Class B Certificates"), the Class N and Class X Certificates (collectively with the Class M and Class B Certificates, the "Subordinated Certificates") and the Class R and the Class R-A Certificates (collectively, the "Residual Certificates"). The Senior Certificates, the Subordinated Certificates and the Residual Certificates are collectively referred to herein as the "Certificates". Only the Class A and Class M Certificates are offered hereby (the "Offered Certificates").

      The Certificates (other than the Class X, Class N and Residual Certificates, which have no Original Certificate Principal Balance) will have the respective Original Certificate Principal Balances (for each such class, the "Original Certificate Principal Balance") specified below, subject to a permitted variance of plus or minus five percent:

               Original Certificate                   Original Certificate
Class           Principal Balance      Class            Principal Balance
-----           -----------------      -----            -----------------
AV-1              $119,092,000          M-3                $8,187,000
AV-2               $92,202,000          M-4                $6,032,000
AV-3                $3,670,000          M-5                $6,248,000
AF-1               $63,843,000          M-6                $5,602,000
AF-2               $34,181,000          B-1                $5,602,000
AF-3               $21,289,000          B-2                $3,878,000
AF-4               $13,257,000          B-3                $3,663,000
M-1                $13,143,000          B-4                $4,094,000
M-2                $12,066,000          B-5                $4,309,000

      The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof.

      Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in September 2005 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Floating

Rate Certificates"), the "Record Date" is the Business Day immediately preceding such Distribution Date; provided, however, that if any of such Certificates becomes a Definitive Certificate (as defined herein), the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Class AF-2, Class AF-3, Class AF-4, Class B-4 and Class B-5 Certificates (collectively, the "Fixed Rate Certificates"), the "Record Date" is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date.

Book-Entry Certificates

      The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold such Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of such systems (the "Participants"), or indirectly through organizations which are participants in such systems (the "Indirect Participants"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this Prospectus Supplement.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

      Clearstream, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the book-entry system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC Participants to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related

Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor.

      Upon the occurrence of the event described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

      Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including the Servicing Fee and any accrued and unpaid Servicing Fee and amounts, if any, payable to the Trustee in respect of certain expenses and indemnification: (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties collected), insurance proceeds, condemnation proceeds, Subsequent Recoveries and liquidation proceeds net of certain expenses received during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period,
(v) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) any Reimbursement Amount deposited to the Collection Account during the related Prepayment Period and (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

      The "Collection Period" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

      The "Prepayment Period" with respect to any Distribution Date means the calendar month preceding the month in which such Distribution Date occurs.

Interest Distributions

      On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Servicer, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

      first, to the Trustee, the Trustee Fee;

      second, concurrently, as follows:

            (A) from the Group I Interest Remittance Amount, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date; and

            (B) from the Group II Interest Remittance Amount, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date;

      third, concurrently, as follows:

            (A) from the Group I Interest Remittance Amount, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, pro rata, the applicable Interest Carry Forward Amount for such Distribution Date; and

            (B) from the Group II Interest Remittance Amount, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, pro rata, the applicable Interest Carry Forward Amount for such Distribution Date;

      fourth, concurrently, as follows:

            (A) from the Group I Interest Remittance Amount, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, pro rata, any unpaid Accrued Certificate Interest and Interest Carry Forward Amount for each such Class for such Distribution Date; and

            (B) from the Group II Interest Remittance Amount, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, pro rata, any unpaid Accrued Certificate Interest and Interest Carry Forward Amount for such Distribution Date;

      fifth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      sixth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      seventh, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      eighth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      ninth, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      tenth, to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      eleventh, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      twelfth, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      thirteenth, to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      fourteenth, to the Class B-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      fifteenth, to the Class B-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

      sixteenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

      "Accrued Certificate Interest" for each Class of Offered Certificates and the Class B Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act or similar state laws for such Distribution Date.

      "Group I Interest Remittance Amount" means, as of any Distribution Date, the sum, without duplication, of (i) all interest received by the Servicer on or prior to the related Determination Date for such Distribution Date or advanced with respect to Monthly Payments due during the related Collection Period on the Group I Mortgage Loans (less the Servicing Fee, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) the portion of any full or partial principal prepayment related to interest with respect to a Group I Mortgage Loan received during the related Prepayment Period, (iii) all Compensating Interest paid by the Servicer on the related Determination Date with respect to the Group I Mortgage Loans, (iv) the portion of any payment in connection with any Purchase Price, substitution, liquidation proceeds (net of certain expenses), insurance proceeds or condemnation proceeds relating to interest with respect to the Group I Mortgage Loans received during the related Prepayment Period, (v) with respect to the related Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price with respect to the Group I Mortgage Loans in respect of interest and (vi) the portion of any Reimbursement Amount related to the Group I Mortgage Loans received during the related Prepayment Period.

      "Group II Interest Remittance Amount" means, as of any Distribution Date, the sum, without duplication, of (i) all interest received by the Servicer on or prior to the related Determination Date for such Distribution Date or advanced with respect to Monthly Payments due during the related Collection Period on the Group II Mortgage Loans (less the Servicing Fee, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) the portion of any full or partial principal prepayment related to interest with respect to a Group II Mortgage Loan received during the related Prepayment Period, (iii) all Compensating Interest paid by the Servicer on the related Determination Date with respect to the Group II Mortgage Loans, (iv) the portion of any payment in connection with any Purchase Price, substitution, liquidation proceeds (net of certain expenses), insurance proceeds or condemnation proceeds relating to interest with respect to the Group II Mortgage Loans received during the related Prepayment Period, (v) with respect to the related Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price with respect to the Group II Mortgage Loans in respect of interest and (vi) the portion of any Reimbursement Amount related to the Group II Mortgage Loans received during the related Prepayment Period.

      The "Interest Accrual Period" for any Distribution Date and each class of Floating Rate Certificates will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. With respect to the Fixed Rate Certificates, the "Interest Accrual Period" for any Distribution Date will be the period from and including the first day of the immediately preceding month, to and including the last day of such month and calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

      The "Interest Carry Forward Amount" means for any class of Offered Certificates and Class B Certificates and any Distribution Date the sum of (a) the excess, if any, of the Accrued Certificate Interest for the prior Distribution Date and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such class on such prior Distribution Date and (b) interest on such excess at the applicable Certificate Interest Rate (i) with respect to the Floating Rate Certificates, on the basis of the actual number of days elapsed since the prior Distribution Date and a 360-day year and (ii) with respect to the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

      The "Interest Percentage" is, with respect to any class of Offered Certificates and the Class B Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Certificates, in each case with respect to such Distribution Date and without regard to shortfalls caused by the Relief Act or similar state laws.

      The "Interest Remittance Amount" means, as of any Distribution Date, the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

Principal Distributions

      With respect to each Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balances of the Certificates in the following order of priority:

      first, concurrently, as follows:

            (A) the Group I Principal Distribution Amount, sequentially, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, in that order, until the Certificate Principal Balances thereof has been reduced to zero; and

            (B) the Group II Principal Distribution Amount, sequentially, as follows:

            (i) to the Class AF-4 Certificates, up to the Class AF-4 Lockout Distribution Amount for such Distribution Date; and

            (ii) sequentially, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

      second, concurrently, as follows:

            (A) the Group I Principal Distribution Amount remaining after distributions pursuant to priority first (A) above, sequentially, as follows:

            (i) to the Class AF-4 Certificates, up to the Class AF-4 Lockout Distribution Amount for such Distribution Date; and

            (ii) sequentially, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

            (B) the Group II Principal Distribution Amount remaining after distributions pursuant to priority first (B) above, sequentially, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, in that order, until the Certificate Principal Balances thereof has been reduced to zero;

      third, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      seventh, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      ninth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      tenth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      eleventh, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      twelfth, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      thirteenth, to the Class B-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

      fourteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

      The preceding distribution priorities for the Class A Certificates will not apply on any Distribution Date on or after the Distribution Date on which the Overcollateralization Amount is zero and the Certificate Principal Balances of the Class M and Class B Certificates have been reduced to zero. On each of those Distribution Dates (a) any principal distributions to the Class AV-1, Class AV-2 and Class AV-3 Certificates will be made pro rata, based on their Certificate Principal Balances immediately prior to such Distribution Date and
(b) any principal distributions to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates will be made pro rata, based on their Certificate Principal Balances immediately prior to such Distribution Date.

      With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balances of the Certificates in the following order of priority:

      first, concurrently, as follows:

            (A) the Group I Principal Distribution Amount, sequentially, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, in that order, until the Certificate Principal Balances thereof has been reduced to zero; and

            (B) the Group II Principal Distribution Amount, sequentially, as follows:

            (i) to the Class AF-4 Certificates, up to the Class AF-4 Lockout Distribution Amount for such Distribution Date; and

            (ii) sequentially, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

      second, concurrently, as follows:

            (A) the Group I Principal Distribution Amount remaining after distributions pursuant to priority first (A) above, sequentially, as follows:

            (i) to the Class AF-4 Certificates, up to the Class AF-4 Lockout Distribution Amount for such Distribution Date; and

            (ii) sequentially, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

            (B) the Group II Principal Distribution Amount remaining after distributions pursuant to priority first (B) above, sequentially, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, in that order, until the Certificate Principal Balances thereof has been reduced to zero;

      third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to priorities first and second above and (y) the Class M-1 Principal Distribution Amount will be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above and the amount distributed to the Class M-1 Certificates pursuant to priority third above and (y) the Class M-2 Principal Distribution Amount will be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      fifth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the

Class M-1 Certificates pursuant to priority third above and the amount distributed to the Class M-2 Certificates pursuant to priority fourth above and
(y) the Class M-3 Principal Distribution Amount will be distributed to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      sixth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above and the amount distributed to the Class M-3 Certificates pursuant to priority fifth above and
(y) the Class M-4 Principal Distribution Amount will be distributed to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      seventh, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above and the amount distributed to the Class M-4 Certificates pursuant to priority sixth above and (y) the Class M-5 Principal Distribution Amount will be distributed to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      eighth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above and the amount distributed to the Class M-5 Certificates pursuant to priority seventh above and (y) the Class M-6 Principal Distribution Amount will be distributed to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      ninth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class M-5 Certificates pursuant to priority seventh above and the amount distributed to the Class M-6 Certificates pursuant to priority eighth above and (y) the Class B-1 Principal Distribution Amount will be distributed to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      tenth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class M-5 Certificates pursuant to priority seventh above, the amount distributed to the Class M-6 Certificates pursuant to priority eighth above and the amount distributed to the Class B-1 Certificates pursuant to priority ninth above and (y) the Class B-2 Principal Distribution Amount will be distributed to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      eleventh, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class M-5 Certificates pursuant to priority seventh above, the amount distributed to the Class M-6 Certificates pursuant to priority eighth above, the amount distributed to the Class B-1 Certificates pursuant to priority ninth above and the amount distributed to the Class B-2 Certificates pursuant to priority tenth above and (y) the Class B-3 Principal Distribution Amount will be distributed to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      twelfth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class M-5 Certificates pursuant to priority seventh above, the amount distributed to the Class M-6 Certificates pursuant to priority eighth above, the amount distributed to the Class B-1 Certificates pursuant to priority ninth above, the amount distributed to the Class B-2 Certificates pursuant to priority tenth above and the amount distributed to the Class B-3 Certificates pursuant to priority eleventh above and (y) the Class B-4 Principal Distribution Amount will be distributed to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      thirteenth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class M-5 Certificates pursuant to priority seventh above, the amount distributed to the Class M-6 Certificates pursuant to priority eighth above, the amount distributed to the Class B-1 Certificates pursuant to priority ninth above, the amount distributed to the Class B-2 Certificates pursuant to priority tenth above, the amount distributed to the Class B-3 Certificates pursuant to priority eleventh above and the amount distributed to the Class B-4 Certificates pursuant to priority twelfth above and
(y) the Class B-5 Principal Distribution Amount will be distributed to the Class B-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

      fourteenth, any amount of the Principal Distribution Amount remaining after making all of the distributions pursuant to priorities first, second, third, fourth, fifth, sixth, seventh, eighth, ninth, tenth, eleventh, twelfth and thirteenth above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

      The preceding distribution priorities for the Class A Certificates will not apply on any Distribution Date on or after the Distribution Date on which the Overcollateralization Amount is zero and the Certificate Principal Balances of the Class M and Class B Certificates have been reduced to zero. On each of those Distribution Dates (a) any principal distributions to the Class AV-1, Class AV-2 and Class AV-3 Certificates will be made pro rata, based on their Certificate Principal Balances immediately prior to such Distribution Date and
(b) any principal distributions to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates will be made pro rata, based on their Certificate Principal Balances immediately prior to such Distribution Date.

      For purposes of the foregoing, the following terms will have the respective meanings set forth below.

      The "Certificate Principal Balance" with respect to any class of Certificates (other than the Class X, Class N and Residual Certificates which have no Certificate Principal Balance) and any Distribution Date, will equal the Original Certificate Principal Balance of such class as reduced, but not below zero, by:

o all amounts distributed on previous Distribution Dates on such class on account of principal; and

o any Applied Realized Loss Amounts allocated to such class for previous Distribution Dates;

and increased by:

o any Subsequent Recoveries allocated to such class for previous Distribution Dates.

      "Class A Principal Distribution Amount" means, as of any Distribution Date
(i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class AF-4 Lockout Distribution Amount" means, with respect to any Distribution Date, the least of (x) the Certificate Principal Balance of the Class AF-4 Certificates immediately prior to such Distribution Date, (y) the product of (i) the Class AF-4 Lockout Distribution Percentage for such Distribution Date and (ii) the Class AF-4 Pro Rata Distribution Amount for such Distribution Date and (z) the Group II Principal Distribution Amount plus, the excess, if any of (i) the Group I Principal Distribution Amount as of such Distribution Date over (ii) the sum of the Class Certificate Balances of the Class AV-1, Class AV-2 and Class AV-3 Certificates prior to such Distribution Date.

      "Class AF-4 Lockout Distribution Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring in        Class AF-4 Lockout Distribution Percentage
------------------------------        ------------------------------------------

September 2005 through August 2008                      0%


September 2008 through August 2010                     45%


September 2010 through August 2011                     80%


September 2011 through August 2012                    100%


September 2012 and thereafter                         300%

      "Class AF-4 Pro Rata Distribution Amount" means, as of any Distribution Date, the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-4 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the Certificate Principal Balances of the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates immediately prior to such Distribution Date and (y) the Group II Principal Distribution Amount for such Distribution Date plus, the excess, if any of (i) the Group I Principal Distribution Amount as of such Distribution Date over (ii) the sum of the Class Certificate Balances of the Class AV-1, Class AV-2 and Class AV-3 Certificates prior to such Distribution Date.

      "Class M-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class M-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 73.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class M-3 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.80% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class M-4 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.60% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class M-5 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 82.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class M-6 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class B-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates

(after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) approximately 87.70% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class B-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 89.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class B-3 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.20% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class B-4 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate

Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Class B-5 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 95.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor.

      "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

      "Group I Principal Allocation Percentage" means, as of any Distribution Date, the fraction expressed as a percentage, the numerator of which is the Principal Remittance Amount allocable to the Group I Mortgage Loans for such Distribution Date and the denominator of which is equal to the Principal Remittance Amount for such Distribution Date.

      "Group I Principal Distribution Amount" means, as of any Distribution Date, the product of the Group I Principal Allocation Percentage and the Class A Principal Distribution Amount.

      "Group II Principal Allocation Percentage" means, as of any Distribution Date, the fraction expressed as a percentage, the numerator of which is the Principal Remittance Amount allocable to the Group II Mortgage Loans for such Distribution Date and the denominator of which is equal to the Principal Remittance Amount for such Distribution Date.

      "Group II Principal Distribution Amount" means, as of any Distribution Date, the product of the Group II Principal Allocation Percentage and the Class A Principal Distribution Amount.

      "Overcollateralization Amount" means, as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Certificate Principal Balance of all classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

      "Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

      "Overcollateralization Floor" means the product of 0.50% and the Pool Balance as of the Cut-off Date.

      "Overcollateralization Release Amount" means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

      "Principal Distribution Amount" means, as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

      "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection
Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period, (iii) the insurance proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period, (v) any Substitution Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal.

      "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Balance as of the last day of the related Collection Period.

      "Senior Specified Enhancement Percentage" on any date of determination thereof means approximately 38.70%.

      "60+ Day Delinquent Loan" means each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date.

      "Stepdown Date" means the later to occur of (x) the earlier to occur of
(A) the Distribution Date in September 2008 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A

Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

      "Targeted Overcollateralization Amount" means, as of any Distribution Date, (x) prior to the Stepdown Date, approximately 2.45% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the lesser of (a) approximately 2.45% of the Pool Balance on the Cut-off Date and (b) the greater of (A) 4.90% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date. The Targeted Overcollateralization Amount will equal zero if the Certificate Principal Balance of each of the Offered Certificates and the Class B Certificates have been reduced to zero.

      A "Trigger Event" has occurred on a Distribution Date if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 38% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In                   Percentage
------------------------------                   ----------

September 2007 through August 2008                 1.05%

September 2008 through August 2009                 2.35%

September 2009 through August 2010                 3.70%

September 2010 through August 2011                 4.85%

September 2011 and thereafter                      5.55%

Allocation of Losses

      A "Realized Loss" is:

      o as to any Liquidated Mortgage Loan, the unpaid Principal Balance thereof plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property.

      o     as to any Mortgage Loan, a Deficient Valuation.

      o as to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification.

      A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

      A "Subsequent Recovery" means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amount for the class of Subordinated Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Subordinated Certificates will be increased by the same amount.

      A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the

Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation").

      If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "Servicer Modification"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

      Realized Losses will, in effect, be absorbed first by the Class X Certificates (through the application of the Monthly Excess Interest Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

      If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Certificate Principal Balances as a result of Subsequent Recoveries, the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess (the "Applied Realized Loss Amount") will be allocated against the Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero. Realized Losses will not be directly allocated to the Class A Certificates; however, if the credit enhancements for the Class A Certificates are exhausted, interest and principal collections on the Mortgage Loans may not be sufficient to distribute to the Class A Certificates all interest and principal amounts to which they are entitled. Any such reduction of a Certificate Principal Balance of the Class M or Class B Certificates will not be reversed or reinstated (except in the case of Subsequent Recoveries). However, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above.

      Special Hazard Losses initially will be allocated as described above. However, if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the Pool Balance as of the Cut-off Date, (ii) two times the amount of the Principal Balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate Principal Balance of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such excess instead will be allocated among the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, pro rata, based on their respective Certificate Principal Balances.

      "Special Hazard Losses" are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

Application of Monthly Excess Cashflow Amounts

      The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

      The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable Mortgage Interest Rate less the sum of (i) the Servicing Fee Rate and (ii) the rate at which the Trustee Fee accrues.

      The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The Targeted Overcollateralization Amount is initially approximately $10,557,450.

      If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

      On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases assets in the form of cash from the Trust Fund and thereby decreases overcollateralization.

      On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates and the Class B Certificates is the "Monthly Excess Cashflow Amount," which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

            (i) to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates;

            (ii) to fund any remaining applicable Interest Carry Forward Amounts for such Distribution Date, if any, pro rata, among the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates;

            (iii) to fund the Extra Principal Distribution Amount for such Distribution Date; (iv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

            (v) to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any; (vi) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date; (vii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

            (viii) to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any;

            (ix) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date; (x) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-3 Certificates;

            (xi) to fund the Interest Carry Forward Amount for the Class M-3 Certificates, if any; (xii) to fund the Class M-3 Realized Loss Amortization Amount for such Distribution Date; (xiii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-4 Certificates;

            (xiv) to fund the Interest Carry Forward Amount for the Class M-4 Certificates, if any;

            (xv) to fund the Class M-4 Realized Loss Amortization Amount for such Distribution Date;

            (xvi) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-5 Certificates;

            (xvii) to fund the Interest Carry Forward Amount for the Class M-5 Certificates, if any;

            (xviii) to fund the Class M-5 Realized Loss Amortization Amount for such Distribution Date;

            (xix) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-6 Certificates;

            (xx) to fund the Interest Carry Forward Amount for the Class M-6 Certificates, if any;

            (xxi) to fund the Class M-6 Realized Loss Amortization Amount for such Distribution Date;

            (xxii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-1 Certificates;

            (xxiii) to fund the Interest Carry Forward Amount for the Class B-1 Certificates, if any;

            (xxiv) to fund the Class B-1 Realized Loss Amortization Amount for such Distribution Date;

            (xxv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-2 Certificates;

            (xxvi) to fund the Interest Carry Forward Amount for the Class B-2 Certificates, if any;

            (xxvii) to fund the Class B-2 Realized Loss Amortization Amount for such Distribution Date;

            (xxviii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-3 Certificates;

            (xxix) to fund the Interest Carry Forward Amount for the Class B-3 Certificates, if any;

            (xxx) to fund the Class B-3 Realized Loss Amortization Amount for such Distribution Date;

            (xxxi) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-4 Certificates;

            (xxxii) to fund the Interest Carry Forward Amount for the Class B-4 Certificates, if any;

            (xxxiii) to fund the Class B-4 Realized Loss Amortization Amount for such Distribution Date;

            (xxxiv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-5 Certificates;

            (xxxv) to fund the Interest Carry Forward Amount for the Class B-5 Certificates, if any;

            (xxxvi) to fund the Class B-5 Realized Loss Amortization Amount for such Distribution Date;

            (xxxvii) to fund the amount of any Cap Carryover Amount, pro rata (based on the Cap Carryover Amount of each such class), to the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates;

            (xxxviii) to fund the amount of any Cap Carryover Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order; and

            (xxxix) to fund distributions to the Holders of the Class N, Class X and the Residual Certificates in the amounts specified in the Pooling and Servicing Agreement.

      For purposes of the foregoing, the following terms will have the respective meanings set forth below.

      "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (v) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (viii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-3 Realized Loss Amortization Amount" means, as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-4 Realized Loss Amortization Amount" means, as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-5 Realized Loss Amortization Amount" means, as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-6 Realized Loss Amortization Amount" means, as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xx) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class B-1 Realized Loss Amortization Amount" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxiii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class B-2 Realized Loss Amortization Amount" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxvi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class B-3 Realized Loss Amortization Amount" means, as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxix) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class B-4 Realized Loss Amortization Amount" means, as to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class B-5 Realized Loss Amortization Amount" means, as to the Class B-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-5 Certificates as of such

Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Realized Loss Amortization Amount" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount, the Class B-3 Realized Loss Amortization Amount, the Class B-4 Realized Loss Amortization Amount and the Class B-5 Realized Loss Amortization Amount.

      "Unpaid Realized Loss Amount" means, for any Class M and Class B Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such class for all prior Distribution Dates, as described under "--Allocation of Losses" above over
(y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such class and (b) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates.

Certificate Interest Rates

      Interest for each Distribution Date will accrue on each class of Floating Certificates during the Interest Accrual Period relating to each Distribution Date at a per annum rate (the "Certificate Interest Rate") equal to the least of
(i) one-month LIBOR plus the applicable certificate margin or "stepped-up" certificate margin, as applicable, set forth in the table below, (ii) the applicable Maximum Rate Cap (other than in the case of the Class AF-1 Certificates) (the lesser of (i) and (ii) for each such class, the "Pass-Through Rate") and (iii) the Group I Cap (with respect to the Class AV-1, Class AV-2 and Class AV-3 Certificates), the Group II Cap (with respect to the Class AF-1 Certificates) or the Pool Cap (with respect to the Class M and Class B-1, Class B-2 and Class B-3 Certificates) for such Distribution Date. During each Interest Accrual Period relating to the Distribution Dates after the Optional Termination Date, each of the certificate margins will be "stepped-up" to the applicable margin set forth in the table below if the optional termination right is not exercised.

                                                     Stepped-up
          Class           Certificate Margin     Certificate Margin
          -----           ------------------     ------------------
          AV-1                  0.11%                  0.220%
          AV-2                  0.26%                  0.520%
          AV-3                  0.39%                  0.780%
          AF-1                  0.14%                  0.280%
          M-1                   0.40%                  0.600%
          M-2                   0.43%                  0.645%
          M-3                   0.46%                  0.690%
          M-4                   0.60%                  0.900%
          M-5                   0.63%                  0.945%
          M-6                   0.68%                  1.020%
          B-1                   1.20%                  1.800%
          B-2                   1.30%                  1.950%
          B-3                   1.75%                  2.625%

      Interest for each Distribution Date will accrue on each class of Fixed Rate Certificates during the related Interest Accrual Period relating to each Distribution Date at a per annum rate (the "Certificate Interest Rate") equal to the lesser of (i) the rate set forth in the table below, plus 0.50% per annum on each Distribution Date following the Optional Termination Date if the optional termination right is not exercised (the "Pass-Through Rate") and (ii) the Group II Cap (with respect to the Class AF-2, Class AF-3 and Class AF-4 Certificates) or the Pool Cap (with respect to the Class B-4 and Class B-5 Certificates) for such Distribution Date.

              Class                             Rate
              -----                             ----
              AF-2                             4.831%
              AF-3                             5.419%
              AF-4                             5.018%
              B-4                              6.000%
              B-5                              6.000%

      With respect to the Floating Rate Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. With respect to the Fixed Rate Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

      The "Group I Cap" for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Group I Mortgage Loans (weighted on the basis of the Principal Balances of the Group I Mortgage Loans as of the first day of the related Collection Period).

      The "Group II Cap" for any Distribution Date will be a per annum rate (subject to adjustment, in the case of the Class AF-1 Certificates, based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Group II Mortgage Loans (weighted on the basis of the Principal Balances of the Group II Mortgage Loans as of the first day of the related Collection Period).

      The "Pool Cap" for any Distribution Date will be a per annum rate (subject to adjustment, in the case of the Class M, Class B-1, Class B-2 and Class B-3 Certificates, based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Group I Cap and the Group II Cap, weighted on the basis of the related Group Subordinate Amount.

      Each of the Group I Cap, Group II Cap and the Pool Cap are sometimes referred to in this Prospectus Supplement as a "Cap".

      The "Group I Maximum Rate Cap" for any Distribution Date and for the Class AV-1, Class AV-2 and Class AV-3 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Maximum Mortgage Interest Rates for the Group I Mortgage Loans, weighted on the basis of the Principal Balances of the Group I Mortgage Loans as of the first day of the related Collection Period.

      The "Group Subordinate Amount" for any Distribution Date and (i) the Group I Mortgage Loans, will be equal to the excess of the aggregate Principal Balance of the Group I Mortgage Loans as of the first day of the related Collection Period over the aggregate Certificate Principal Balance of the Class AV-1, Class AV-2 and Class AV-3 Certificates immediately prior to such Distribution Date and
(ii) the Group II Mortgage Loans, will be equal to the excess of the aggregate Principal Balance of the Group II Mortgage Loans as of the first day of the related Collection Period over the aggregate Certificate Principal Balance of the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates immediately prior to such Distribution Date.

      The "Pool Maximum Rate Cap" for any Distribution Date and the Class M and Class B Certificates will be a per annum rate (subject to adjustment, in the case of the Class M, Class B-1, Class B-2 and Class B-3 Certificates) based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Group I Maximum Rate Cap and the Group II Cap, weighted on the basis of the related Group Subordinate Amount.

      Each of the Group I Maximum Rate Cap and the Pool Maximum Rate Cap are sometimes referred to in this Prospectus Supplement as a "Maximum Rate Cap."

      If on any Distribution Date, the Accrued Certificate Interest for (a) the Class AV-1, Class AV-2 and Class AV-3 Certificates is based on the Group I Cap,
(b) the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates is based on the Group II Cap or (c) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates is based on the Pool Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on its Pass-Through Rate, over (ii) the amount of interest such class received on such Distribution Date based on the applicable Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such class) will be the "Cap Carryover Amount" for such class.

      Any Cap Carryover Amount will be paid on the same or future Distribution Dates from amounts, if any, that would otherwise be distributed on the Class N and Class X Certificates, and then, to the extent remaining unpaid on the Class AV-1, Class AV-2, Class AV-3, Class AF-1 and Class M Certificates only, from amounts in the Group I Reserve Account, the Class AF-1 Reserve Account and the Class M Reserve Account representing Yield Maintenance Agreement Payments received by the Trustee, as set forth herein under "Description of the Certificates--The Yield Maintenance Agreements."

      The "Net Maximum Mortgage Interest Rate" for each Adjustable-Rate Mortgage Loan is the applicable Maximum Mortgage Interest Rate less the sum of (i) Servicing Fee Rate and (ii) the rate at which the Trustee Fee accrues.

Calculation of LIBOR

      LIBOR for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, a "LIBOR Determination Date"). With respect to each Distribution Date, "LIBOR" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. "Telerate Page 3750" means the display designated as page 3750 on the Moneyline Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Floating Rate Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Floating Rate Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

      The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

The Yield Maintenance Agreements

      The Trustee on behalf of the Trust Fund will enter into (i) a yield maintenance agreement with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Utrecht Branch, as counterparty (the "Group I Counterparty"), which will be primarily for the benefit of the Class AV-1, Class AV-2 and Class AV-3 Certificates (the "Group I Yield Maintenance Agreement"), (ii) a yield maintenance agreement with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Utrecht Branch, as counterparty (the "Class AF-1 Counterparty"), which will be primarily for the benefit of the Class AF-1 Certificates (the "Class AF-1 Yield Maintenance Agreement") and (iii) a yield maintenance agreement with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Utrecht Branch, as counterparty (the "Class M Counterparty"), which will be primarily for the benefit of the Class M Certificates (the "Class M Yield Maintenance Agreement," and together with the Group I Yield Maintenance Agreement and the Class AF-1 Yield Maintenance Agreement, the "Yield Maintenance Agreements").

      Pursuant to the Group I Yield Maintenance Agreement, if, with respect to any of the first thirty-three Distribution Dates, one-month LIBOR as of two business days prior to the first day of the Interest Accrual Period for such Offered Certificates relating to such Distribution Date exceeds the applicable strike rate for such Distribution Date set forth on the applicable table in Annex II to this Prospectus Supplement, the Group I Counterparty will be obligated to pay to the Trustee two business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Group I Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the ceiling rate over the strike rate for such Distribution Date, both as set forth on the applicable table in Annex II to this Prospectus Supplement, (b) the product of the cap notional amount and the scale factor, both as set forth for that Distribution Date on the applicable table in Annex II to this Prospectus Supplement and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 (the "Group I Yield Maintenance Agreement Payment"). The Group I Yield Maintenance Agreement will terminate after the Distribution Date in May 2008.

      Pursuant to the Class AF-1 Yield Maintenance Agreement, if, with respect to any of the first twenty-four Distribution Dates, one-month LIBOR as of two business days prior to the first day of the Interest Accrual Period for such Offered Certificates relating to such Distribution Date exceeds the applicable strike rate for such Distribution Date set forth on the applicable table in Annex II to this Prospectus Supplement, the Class AF-1 Counterparty will be obligated to pay to the Trustee two business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Class AF-1 Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the ceiling rate over the strike rate for such Distribution Date, both as set forth on the applicable table in Annex II to this Prospectus Supplement, (b) the product of the cap notional amount and the scale factor, both as set forth for that Distribution Date on the applicable table in Annex II to this Prospectus Supplement and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 (the "Class AF-1 Yield Maintenance Agreement Payment"). The Class AF-1 Yield Maintenance Agreement will terminate after the Distribution Date in August 2007.

      Pursuant to the Class M Yield Maintenance Agreement, if, with respect to any of the first forty-six Distribution Dates (except for the Distribution Date in March 2009), one-month LIBOR as of two business days prior to the first day of the Interest Accrual Period for such Offered Certificates relating to such Distribution Date exceeds the applicable strike rate for such Distribution Date set forth on the applicable table in Annex II to this Prospectus Supplement, the Class M Counterparty will be obligated to pay to the Trustee two business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Class M Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the ceiling rate over the strike rate for such Distribution Date, both as set forth on the applicable table in Annex II to this Prospectus Supplement, (b) the product of the cap notional amount and the scale factor, both as set forth for that Distribution Date on the applicable table in Annex II to this Prospectus Supplement and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 (the "Class M Yield Maintenance Agreement Payment"). The Class M Yield Maintenance Agreement will terminate after the Distribution Date in June 2009.

      The Group I Yield Maintenance Agreement Payment, the Class AF-1 Yield Maintenance Agreement Payment and the Class M Yield Maintenance Agreement Payment are each referred to as a "Yield Maintenance Agreement Payment."

      The Yield Maintenance Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the Group I Counterparty are limited to those specifically set forth in the Group I Yield Maintenance Agreement, obligations of the Class AF-1 Counterparty are limited to those specifically set forth in the Class AF-1 Yield Maintenance Agreement and the obligations of the Class M Counterparty are limited to those specifically set forth in the Class M Yield Maintenance Agreement.

      Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., generally known as "Rabobank Nederland" and/or "Rabobank International", is a cooperative banking organization incorporated in the Netherlands. As of the date of this Prospectus Supplement, the long term credit rating of Rabobank Nederland is rated "Aaa" by Moody's, "AAA" by S&P and DBRS and "AA+" by Fitch. Rabobank Nederland engages in a wide variety of commercial banking and related financial services in The Netherlands and internationally.

Reserve Accounts

      Pursuant to the Pooling and Servicing Agreement, the Trustee will establish (i) a separate trust account (the "Group I Reserve Account") for deposit of any Group I Yield Maintenance Agreement Payments that it may receive under the Group I Yield Maintenance Agreement, (ii) a separate trust account (the "Class AF-1 Reserve Account") for deposit of any Class AF-1 Yield Maintenance Agreement Payments that it may receive under the Class AF-1 Yield Maintenance Agreement and (iii) a separate trust account (the "Class M Reserve Account") to hold any Class M Yield Maintenance Agreement Payments that it may receive under the Class M Yield Maintenance Agreement. The Group I Reserve Account, the Class AF-1 Reserve Account and the Class M Reserve Account may also each be referred to as a "Reserve Account." Each Reserve Account is part of the Trust Fund and will not be an asset of any REMIC.

      Holders of the Class AV-1, Class AV-2 and Class AV-3 Certificates will be entitled to receive the Group I Yield Maintenance Agreement Payments, if any, deposited into the Group I Reserve Account with respect to any Distribution Date to the extent that distributions to the Class AV-1, Class AV-2 and Class AV-3 Certificates pursuant to clause (xxxvii) of the Monthly Excess Cashflow Allocation are not sufficient to fully pay any Cap Carryover Amounts on the Class AV-1, Class AV-2 and Class AV-3 Certificates for any Distribution Date. The Group I Reserve Account will be funded solely from amounts received by the Trustee from any Group I Yield Maintenance Agreement Payments.

      Holders of the Class AF-1 Certificates will be entitled to receive the Class AF-1 Yield Maintenance Agreement Payments, if any, deposited into the Class AF-1 Reserve Account with respect to any Distribution Date to the extent that distributions to the Class AF-1 Certificates pursuant to clause (xxxvii) of the Monthly Excess Cashflow Allocation are not sufficient to fully pay any Cap Carryover Amounts on the Class AF-1 Certificates for any Distribution Date. The Class AF-1 Reserve Account will be funded solely from amounts received by the Trustee from any Class AF-1 Yield Maintenance Agreement Payments.

      Holders of each class of Class M Certificates will be entitled to receive Class M Yield Maintenance Agreement Payments, if any, deposited into the Class M Reserve Account with respect to any Distribution Date to the extent that distributions to the Class M Certificates pursuant to clause (xxxviii) of the Monthly Excess Cashflow Allocation are not sufficient to fully pay any Cap Carryover Amounts on the Class M Certificates for any Distribution Date. The Class M Reserve Account will be funded solely from amounts received by the Trustee from any Class M Yield Maintenance Agreement Payments.

      Any distribution by the Trustee from amounts in the Reserve Accounts will be made on the applicable Distribution Date in the following order of priority:

      (A) concurrently, to the Class AV-1, Class AV-2 and Class AV-3 Certificates from the Group I Reserve Account, pro rata in accordance with their Certificate Principal Balances immediately prior to such Distribution Date, any remaining unpaid Cap Carryover Amounts for such classes for such Distribution Date (after distributions to the Class AV-1, Class AV-2 and Class AV-3 Certificates pursuant to clause (xxxvii) of the Monthly Excess Cashflow Allocation);

      (B) to the Class AF-1 Certificates from the Class AF-1 Reserve Account, any remaining unpaid Cap Carryover Amounts for such class for such Distribution Date (after distributions to the Class AF-1 Certificates pursuant to clause (xxxvii) of the Monthly Excess Cashflow Allocation);

      (C) concurrently, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates from the Class M Reserve Account, pro rata in accordance with their Certificate Principal Balances immediately prior to such Distribution Date, any remaining unpaid Cap Carryover Amounts for such classes for such Distribution Date (after distributions to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates pursuant to clause (xxxviii) of the Monthly Excess Cashflow Allocation);

      (D) concurrently, to the Class AV-1, Class AV-2 and Class AV-3 Certificates from the Group I Reserve Account, pro rata in accordance with the remaining unpaid Cap Carryover Amount for such classes for such Distribution Date, any remaining unpaid Cap Carryover Amount for such classes for such Distribution Date (after distributions to the Class AV-1, Class AV-2 and Class AV-3 Certificates pursuant to clause (xxxvii) of the Monthly Excess Cashflow Allocation and clause (A) above);

      (D) concurrently, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates from the Class M Reserve Account, pro rata in accordance with the remaining unpaid Cap Carryover Amounts for such classes for such Distribution Date, any remaining unpaid Cap Carryover Amounts for such classes for such Distribution Date (after distributions to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates pursuant to clause (xxxviii) of the Monthly Excess Cashflow Allocation and clause (C) above); and

      (E) to the Trustee as additional compensation, any remaining amounts on deposit in the Reserve Accounts.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

      The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Mortgage Loans, the allocation of Available Funds to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates.

      The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Offered Certificates will be affected by the rate of defaults resulting in Realized Losses, by the severity of these losses and by the timing thereof. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of sub-prime credit quality. See "Risk Factors--Nature of sub-prime mortgage loans may increase risk of loss" in this Prospectus Supplement.

      The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the applicable Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. The Servicer will enforce these provisions unless it believes that such provisions are not enforceable under applicable law.

      Unscheduled payments of principal (whether resulting from prepayments, repurchases, liquidations, casualties or condemnations) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the applicable Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with the Fixed-Rate Mortgage Loans, the Adjustable-Rate Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Interest Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Adjustable-Rate Mortgage Loans may differ from that on the Fixed-Rate Mortgage Loans because the amount of the Monthly Payments on the Adjustable-Rate Mortgage Loans are subject to adjustment on each Adjustment Date. Further, a majority of the Adjustable-Rate Mortgage Loans will not have their initial Adjustment Date for two to three years after the origination thereof. The Adjustable-Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on such Adjustable-Rate Mortgage Loans as borrowers seek to avoid changes in their Monthly Payments.

      The weighted average life and yield to maturity of each class of Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the aggregate Certificate Principal Balance of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Principal Balance than the aggregate Certificate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the various indices for the Adjustable-Rate Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

      The prepayment, delinquency and loss experience on the Subordinated Certificates will reflect a combination of the experience of both Loan Groups. There can be no assurance that any such combined experience will correlate with the experience expected on a particular group of Mortgage Loans.

      The Subordinated Certificates are not expected to receive any principal distributions until at least the Distribution Date in September 2008 (unless the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Subordinated Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Subordinated Certificates.

Additional Information

      The Depositor has filed certain yield tables and other computational materials with respect to certain classes of the Offered Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

      The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

      The projected weighted average life of any class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in this Prospectus Supplement under "The Mortgage Pool."

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this Prospectus Supplement ("Prepayment Assumptions") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

      For the Adjustable-Rate Mortgage Loans, a 100% Prepayment Assumption as used in this Prospectus Supplement is the "Adjustable-Rate Prepayment Curve" or "ARM PPC.", which assumes a prepayment rate of 2.00% CPR per annum of the then-outstanding principal balance of a hypothetical pool of adjustable-rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 28% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the twenty-second month. From the twenty-third month until the twenty-seventh month ARM PPC assumes a constant prepayment rate of 50.00% CPR per annum. Beginning in the twenty-eight month and in each month thereafter during the life of such mortgage loans, ARM PPC assumes a constant prepayment rate of 35.00% CPR per annum each month.

      For the Fixed-Rate Mortgage Loans, a 100% Prepayment Assumption as used in this Prospectus Supplement is equal to 23% of the "Home Equity Prepayment Curve" or "HEP", which assumes a prepayment rate of 2.30% CPR per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional 2.30% per annum in each month thereafter until 23.00% CPR is reached in the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, 23% HEP assumes a constant prepayment rate of 23.00% CPR per annum each month.

      "CPR or the "Constant Prepayment Rate" represents a constant assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 4.00% CPR assumes constant prepayment rates of 4.00% per annum of the then-outstanding principal balance of such mortgage loans. Correspondingly, "20% CPR" assumes prepayment rates equal to 20% of CPR, and so forth.

      No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

      The tables on pages S-93 through S-105 (the "Decrement Tables") were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There may be certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the Decrement Tables. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

      The percentages and weighted average lives in the Decrement Tables were determined using the following assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in the table below, (ii) the closing date for the Certificates occurs on August 30, 2005 and the Offered Certificates are sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in September 2005, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates," (iv) the Mortgage Loans prepay in accordance with the Prepayment Assumptions indicated, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Avg. Life to Call" in the tables below, (vii) the Targeted Overcollateralization Amount is set initially as specified herein and thereafter decreases as described in the definition thereof, (viii) scheduled payments for all Mortgage Loans are received on the Due Date commencing in September 2005, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each related Collection Period, (xi) the aggregate of the annualized rates at which the Servicing Fee and the Trustee Fee are calculated is 0.5065%, (xii) one-month LIBOR is at all times equal to 3.58250%, (xiii) the Certificate Interest Rates for the Offered Certificates are as set forth or described above under "Description of the Certificates--Certificate Interest Rates," (xiv) the Mortgage Interest Rate for each Adjustable-Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Interest Rates and Maximum Mortgage Interest Rates), (xv) with respect to the Adjustable-Rate Mortgage Loans without Minimum Mortgage Interest Rates, the Minimum Mortgage Interest Rates were assumed to be the applicable Gross Margin, and (xvi) with respect to the Adjustable-Rate Mortgage Loans, Six-Month LIBOR is equal to 4.02625% and one-year LIBOR is at all times equal to 4.27000%. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

      Based on the foregoing assumptions and assumed mortgage loan characteristics, the tables indicate the projected weighted average lives of each class of Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class that would be outstanding after each of the dates shown at the indicated percentages of the applicable Prepayment Assumption.

                                            Group I Assumed Mortgage Loan Characteristics

                                   Mortgage     Original                             Original
                                   Interest     Amortized     Original               Interest
                    Principal        Rate         Term          Term      Loan Age   Only Term                       Gross
Interest Type      Balance ($)        (%)       (months)      (months)    (months)    (months)        Index        Margin (%)
------------------------------------------------------------------------------------------------------------------------------------
 Adjustable        $556,000.00       5.700%        360          360           6        60(1)     One Year LIBOR      3.000%
 Adjustable       1,085,336.29       6.792         360          360           2          0       Six Month LIBOR     6.369
 Adjustable       9,892,892.78       7.077         360          360           3          0       Six Month LIBOR     6.096
 Adjustable      52,459,310.43       7.122         360          360           3          0       Six Month LIBOR     6.502
 Adjustable       5,578,229.83       7.126         360          360           2          0       Six Month LIBOR     6.593
 Adjustable         860,842.38       6.536         360          360           2          0       Six Month LIBOR     6.286
 Adjustable         275,934.72       8.500         360          360          13        24(2)     Six Month LIBOR     7.500
 Adjustable         125,600.00       7.390         360          360           2        60(1)     Six Month LIBOR     7.140
 Adjustable       6,656,771.90       7.047         360          360           3        60(1)     Six Month LIBOR     6.559
 Adjustable      49,666,240.77       6.766         360          360           3        60(1)     Six Month LIBOR     6.217
 Adjustable       2,248,097.68       6.769         360          360           3        60(1)     Six Month LIBOR     6.364
 Adjustable         191,919.99       7.125         360          360           2        60(1)     Six Month LIBOR     6.875
 Adjustable       1,339,380.00       7.059         360          360           3        120(3)    Six Month LIBOR     5.058
 Adjustable      10,584,237.60       7.378         360          360           4          0       Six Month LIBOR     5.870
 Adjustable       5,025,368.01       7.207         360          360           3        60(1)     Six Month LIBOR     6.418
 Adjustable         853,319.06       7.648         360          360           5        120(3)    Six Month LIBOR     4.062
 Adjustable       1,263,682.27       6.615         360          360           3          0       Six Month LIBOR     5.612
 Adjustable       2,279,427.78       6.830         360          360           2          0       Six Month LIBOR     6.101
 Adjustable      51,014,113.16       7.131         360          360           3          0       Six Month LIBOR     6.773
 Adjustable         718,255.05       6.550         360          360           2          0       Six Month LIBOR     6.300
 Adjustable         275,369.00       6.875         360          360          13        24(2)     Six Month LIBOR     6.625
 Adjustable         270,750.00       7.875         360          360           1        60(1)     Six Month LIBOR     7.625
 Adjustable       1,080,924.59       6.647         360          360           3        60(1)     Six Month LIBOR     6.309
 Adjustable      43,689,367.51       6.590         360          360           3        60(1)     Six Month LIBOR     6.322
 Adjustable         175,000.00       5.330         360          360           2        60(1)     Six Month LIBOR     5.080
 Adjustable         145,200.00       6.100         360          360           2        60(1)     Six Month LIBOR     5.850
 Adjustable         292,000.00       5.300         360          360           3        120(3)    Six Month LIBOR     4.300
 Adjustable         867,571.58       4.582         360          360          17        36(4)     One Year LIBOR      2.250
 Adjustable      10,381,376.62       7.577         360          360           3          0       Six Month LIBOR     6.210
 Adjustable         600,800.00       7.249         360          360           3        60(1)     Six Month LIBOR     6.999
 Adjustable         540,000.00       6.250         300          300          12        60(1)     One Year LIBOR      2.250
 Adjustable         184,797.33       7.650         360          360           3          0       Six Month LIBOR     6.650


(TABLE CONTINUED)

                                           Months to                             Payment        Rate
                                             Next       Initial     Periodic    Adjustment   Adjustment
                   Lifetime    Lifetime   Adjustment    Periodic    Rate Cap    Frequency    Frequency
Interest Type      Cap (%)     Floor (%)     Date     Rate Cap (%)     (%)       (months)     (months)
-------------------------------------------------------------------------------------------------------
 Adjustable         11.700%      3.700%        6         2.000%       2.000%       12           12
 Adjustable         13.792       6.792        22         3.000        1.000         6            6
 Adjustable         13.604       7.018        21         3.141        1.251         6            6
 Adjustable         13.822       7.132        21         3.084        1.294         6            6
 Adjustable         13.879       7.098        22         3.000        1.111         6            6
 Adjustable         12.536       6.536        22         3.000        1.000         6            6
 Adjustable         15.500       0.000        11         3.000        1.000         6            6
 Adjustable         14.390       7.390        22         3.000        1.000         6            6
 Adjustable         13.719       7.047        21         2.918        1.197         6            6
 Adjustable         13.313       6.769        21         3.000        1.191         6            6
 Adjustable         13.424       6.859        21         3.000        1.074         6            6
 Adjustable         13.125       7.125        22         3.000        1.000         6            6
 Adjustable         13.059       5.058        21         6.000        2.000         6            6
 Adjustable         13.971       7.257        20         2.919        1.248         6            6
 Adjustable         13.947       7.207        21         2.919        1.284         6            6
 Adjustable         12.648       3.184        19         3.000        1.000         6            6
 Adjustable         13.615       6.615        33         3.000        1.204         6            6
 Adjustable         13.451       6.830        34         3.000        1.142         6            6
 Adjustable         13.961       7.129        33         2.997        1.249         6            6
 Adjustable         12.550       6.550        34         3.000        1.000         6            6
 Adjustable         13.875       6.875        23         1.500        1.500         6            6
 Adjustable         13.875       7.875        35         3.000        1.000         6            6
 Adjustable         13.530       6.647        33         3.000        1.442         6            6
 Adjustable         13.419       6.590        33         2.996        1.261         6            6
 Adjustable         11.330       5.330        34         3.000        1.000         6            6
 Adjustable         12.100       6.100        34         3.000        1.000         6            6
 Adjustable         11.300       5.300        33         3.000        1.000         6            6
 Adjustable         10.582       0.000        19         2.000        2.000        12           12
 Adjustable         14.567       7.577        33         2.964        1.414         6            6
 Adjustable         14.249       7.249        33         3.000        1.500         6            6
 Adjustable         11.250       0.000        48         5.000        2.000        12           12
 Adjustable         13.650       7.650        57         3.000        1.000         6            6

                                   Group I Assumed Mortgage Loan Characteristics (continued)

                                                                                     Original
                                   Mortgage     Original                             Interest
                                   Interest     Amortized     Original                Only
                    Principal        Rate         Term          Term      Loan Age    Term                           Gross
Interest Type      Balance ($)        (%)       (months)      (months)    (months)   (months)        Index         Margin (%)
------------------------------------------------------------------------------------------------------------------------------
 Adjustable         265,000.00       6.750         360          360           2        60(1)     Six Month LIBOR     5.500
 Adjustable         759,642.00       6.532         360          360           2        60(1)     Six Month LIBOR     5.622
 Adjustable         910,000.00       7.875         360          360           3        120(3)    Six Month LIBOR     2.250
 Adjustable         464,291.14       7.697         360          360           3          0       Six Month LIBOR     4.777
 Adjustable         104,300.00       6.990         360          360           4        60(1)     Six Month LIBOR     3.625
 Adjustable         576,000.00       6.156         360          360          10        120(3)    Six Month LIBOR     2.250
 Adjustable         399,389.04       5.743         360          360           1          0       Six Month LIBOR     5.493
 Adjustable       1,007,835.75       5.629         360          360           2          0       Six Month LIBOR     5.379
 Adjustable         220,342.60       5.990         360          360           2          0       Six Month LIBOR     5.740
 Adjustable         247,897.44       9.550         360          360          26          0       Six Month LIBOR     5.300
 Adjustable         406,449.90       5.500         360          360          12          0       One Year LIBOR      2.250



(TABLE CONTINUED)

                                              Months to                             Payment        Rate
                                                 Next       Initial     Periodic    Adjustment   Adjustment
                      Lifetime    Lifetime   Adjustment    Periodic    Rate Cap    Frequency    Frequency
Interest Type         Cap (%)     Floor (%)     Date     Rate Cap (%)     (%)       (months)     (months)
------------------------------------------------------------------------------------------------------------
 Adjustable            12.750       6.750        58         3.000        1.000         6            6
 Adjustable            12.532       6.773        58         3.000        1.000         6            6
 Adjustable            13.875       2.250        57         6.000        2.000         6            6
 Adjustable            13.171       5.500        57         4.052        1.000         6            6
 Adjustable            12.990       0.000        56         3.000        1.000         6            6
 Adjustable            11.156       2.250        50         5.000        1.000         6            6
 Adjustable            11.743       5.743         5         2.000        1.000         6            6
 Adjustable            11.629       5.629         4         2.000        1.000         6            6
 Adjustable            11.990       5.990         4         2.000        1.000         6            6
 Adjustable            16.550       9.550         4         1.000        1.000         6            6
 Adjustable            10.500       0.000        72         5.000        2.000         12           12

-------------------------

(1) Principal payments on the Interest Only Mortgage Loans will commence on the 61st month of the term of such Mortgage Loans and the principal amortizes over 300 months.

(2) Principal payments on the Interest Only Mortgage Loans will commence on the 25th month of the term of such Mortgage Loans and the principal amortizes over 336 months.

(3) Principal payments on the Interest Only Mortgage Loans will commence on the 121st month of the term of such Mortgage Loans and the principal amortizes over 240 months.

(4) Principal payments on the Interest Only Mortgage Loans will commence on the 37th month of the term of such Mortgage Loans and the principal amortizes over 324 months.

                                  Group II Assumed Mortgage Loan Characteristics

                                                                                                     Original
Interest    Principal        Mortgage       Original Amortized    Original Term      Loan Age      Interest Only
Type       Balance ($)   Interest Rate (%)    Term (months)          (months)        (months)      Term (months)
-----------------------------------------------------------------------------------------------------------------
Fixed      $24,871.00         10.650%               360                 180               3               0
Fixed      776,554.31          10.626               360                 180               2               0
Fixed    2,834,456.34          10.248               360                 180               3               0
Fixed    1,829,616.56          10.576               360                 180               3               0
Fixed    1,109,272.51           7.140               445                 308               2               0
Fixed    1,094,849.28          11.430               360                 180               6               0
Fixed      295,394.96           5.875               360                 360               2               0
Fixed    7,939,888.85           7.157               352                 352               4               0
Fixed    4,815,974.08           8.219               352                 352               3               0
Fixed   88,399,590.19           7.238               344                 344               4               0
Fixed      529,704.94           6.916               331                 331               3               0
Fixed   25,979,546.30           6.172               347                 347               2               0
Fixed      205,000.00           5.990               360                 360               2             60(1)
Fixed    2,363,475.11           6.287               360                 360               2             60(1)
Fixed    8,539,187.42           6.049               358                 358               2             60(1)
Fixed      323,000.00           6.600               360                 360               2            120(2)
Fixed      311,997.40           7.625               360                 360              16            120(2)
Fixed   17,004,701.67           7.695               337                 337               6               0

-------------------------

(1) Principal payments on the Interest Only Mortgage Loans will commence on the 61st month of the term of such Mortgage Loans and the principal amortizes over 300 months.

(2) Principal payments on the Interest Only Mortgage Loans will commence on the 121st month of the term of such Mortgage Loans and the principal amortizes over 240 months.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class AV-1
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage       100         100         100         100         100
August 25, 2006          99          74          48          22           0
August 25, 2007          97          35           0           0           0
August 25, 2008          96           6           0           0           0
August 25, 2009          96           0           0           0           0
August 25, 2010          94           0           0           0           0
August 25, 2011          92           0           0           0           0
August 25, 2012          90           0           0           0           0
August 25, 2013          88           0           0           0           0
August 25, 2014          85           0           0           0           0
August 25, 2015          82           0           0           0           0
August 25, 2016          79           0           0           0           0
August 25, 2017          75           0           0           0           0
August 25, 2018          71           0           0           0           0
August 25, 2019          66           0           0           0           0
August 25, 2020          61           0           0           0           0
August 25, 2021          55           0           0           0           0
August 25, 2022          49           0           0           0           0
August 25, 2023          42           0           0           0           0
August 25, 2024          35           0           0           0           0
August 25, 2025          26           0           0           0           0
August 25, 2026          17           0           0           0           0
August 25, 2027           6           0           0           0           0
August 25, 2028           0           0           0           0           0
August 25, 2029           0           0           0           0           0
August 25, 2030           0           0           0           0           0
August 25, 2031           0           0           0           0           0
August 25, 2032           0           0           0           0           0
August 25, 2033           0           0           0           0           0
August 25, 2034           0           0           0           0           0
August 25, 2035           0           0           0           0           0
August 25, 2036           0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)            15.54       1.68        1.00        0.72        0.57

Weighted Avg. Life
  to Call (in
  years) (2)            15.54       1.68        1.00        0.72        0.57


--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class AV-2
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage      100         100         100         100         100
August 25, 2006         100         100         100         100          92
August 25, 2007         100         100         74          14           0
August 25, 2008         100         100         27           0           0
August 25, 2009         100         78          24           0           0
August 25, 2010         100         60          11           0           0
August 25, 2011         100         48           3           0           0
August 25, 2012         100         37           0           0           0
August 25, 2013         100         29           0           0           0
August 25, 2014         100         22           0           0           0
August 25, 2015         100         16           0           0           0
August 25, 2016         100         11           0           0           0
August 25, 2017         100          7           0           0           0
August 25, 2018         100          4           0           0           0
August 25, 2019         100          2           0           0           0
August 25, 2020         100          0           0           0           0
August 25, 2021         100          0           0           0           0
August 25, 2022         100          0           0           0           0
August 25, 2023         100          0           0           0           0
August 25, 2024         100          0           0           0           0
August 25, 2025         100          0           0           0           0
August 25, 2026         100          0           0           0           0
August 25, 2027         100          0           0           0           0
August 25, 2028         97           0           0           0           0
August 25, 2029         87           0           0           0           0
August 25, 2030         76           0           0           0           0
August 25, 2031         63           0           0           0           0
August 25, 2032         49           0           0           0           0
August 25, 2033         31           0           0           0           0
August 25, 2034         10           0           0           0           0
August 25, 2035          0           0           0           0           0
August 25, 2036          0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)           26.66       6.66        3.00        1.75         1.37

Weighted Avg. Life
  to Call (in
  years) (2)           26.51       6.64        3.00        1.75         1.37

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class AV-3
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage      100         100         100         100         100
August 25, 2006         100         100         100         100         100
August 25, 2007         100         100         100         100          0
August 25, 2008         100         100         100          0           0
August 25, 2009         100         100         100          0           0
August 25, 2010         100         100         100          0           0
August 25, 2011         100         100         100          0           0
August 25, 2012         100         100         57           0           0
August 25, 2013         100         100          0           0           0
August 25, 2014         100         100          0           0           0
August 25, 2015         100         100          0           0           0
August 25, 2016         100         100          0           0           0
August 25, 2017         100         100          0           0           0
August 25, 2018         100         100          0           0           0
August 25, 2019         100         100          0           0           0
August 25, 2020         100         85           0           0           0
August 25, 2021         100         42           0           0           0
August 25, 2022         100          7           0           0           0
August 25, 2023         100          0           0           0           0
August 25, 2024         100          0           0           0           0
August 25, 2025         100          0           0           0           0
August 25, 2026         100          0           0           0           0
August 25, 2027         100          0           0           0           0
August 25, 2028         100          0           0           0           0
August 25, 2029         100          0           0           0           0
August 25, 2030         100          0           0           0           0
August 25, 2031         100          0           0           0           0
August 25, 2032         100          0           0           0           0
August 25, 2033         100          0           0           0           0
August 25, 2034         100          0           0           0           0
August 25, 2035          0           0           0           0           0
August 25, 2036          0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)           29.64       15.87       7.12        2.36         1.65

Weighted Avg. Life
  to Call (in
  years) (2)           28.32       13.49       6.73        2.36         1.65

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                              Class AF-1
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage       100         100         100         100         100
August 25, 2006          97          72          47          22           0
August 25, 2007          95          44           0           0           0
August 25, 2008          91          18           0           0           0
August 25, 2009          88           0           0           0           0
August 25, 2010          85           0           0           0           0
August 25, 2011          81           0           0           0           0
August 25, 2012          77           0           0           0           0
August 25, 2013          74           0           0           0           0
August 25, 2014          71           0           0           0           0
August 25, 2015          67           0           0           0           0
August 25, 2016          62           0           0           0           0
August 25, 2017          58           0           0           0           0
August 25, 2018          52           0           0           0           0
August 25, 2019          47           0           0           0           0
August 25, 2020          33           0           0           0           0
August 25, 2021          26           0           0           0           0
August 25, 2022          19           0           0           0           0
August 25, 2023          10           0           0           0           0
August 25, 2024           1           0           0           0           0
August 25, 2025           0           0           0           0           0
August 25, 2026           0           0           0           0           0
August 25, 2027           0           0           0           0           0
August 25, 2028           0           0           0           0           0
August 25, 2029           0           0           0           0           0
August 25, 2030           0           0           0           0           0
August 25, 2031           0           0           0           0           0
August 25, 2032           0           0           0           0           0
August 25, 2033           0           0           0           0           0
August 25, 2034           0           0           0           0           0
August 25, 2035           0           0           0           0           0
August 25, 2036           0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)            11.88       1.86        1.00        0.69         0.54

Weighted Avg. Life
  to Call (in
  years) (2)            11.88       1.86        1.00        0.69         0.54

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class AF-2
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage      100         100         100         100         100
August 25, 2006         100         100         100         100          92
August 25, 2007         100         100         97          22           0
August 25, 2008         100         100         27           0           0
August 25, 2009         100         96          22           0           0
August 25, 2010         100         72           *           0           0
August 25, 2011         100         55           0           0           0
August 25, 2012         100         41           0           0           0
August 25, 2013         100         34           0           0           0
August 25, 2014         100         26           0           0           0
August 25, 2015         100         18           0           0           0
August 25, 2016         100         11           0           0           0
August 25, 2017         100          3           0           0           0
August 25, 2018         100          0           0           0           0
August 25, 2019         100          0           0           0           0
August 25, 2020         100          0           0           0           0
August 25, 2021         100          0           0           0           0
August 25, 2022         100          0           0           0           0
August 25, 2023         100          0           0           0           0
August 25, 2024         100          0           0           0           0
August 25, 2025         83           0           0           0           0
August 25, 2026         63           0           0           0           0
August 25, 2027         41           0           0           0           0
August 25, 2028         23           0           0           0           0
August 25, 2029          7           0           0           0           0
August 25, 2030          0           0           0           0           0
August 25, 2031          0           0           0           0           0
August 25, 2032          0           0           0           0           0
August 25, 2033          0           0           0           0           0
August 25, 2034          0           0           0           0           0
August 25, 2035          0           0           0           0           0
August 25, 2036          0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)           21.68       7.09        3.00        1.77         1.29

Weighted Avg. Life
  to Call (in
  years) (2)           21.68       7.09        3.00        1.77         1.29

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

*     Less than 0.5%, but greater than zero.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class AF-3
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage       100         100         100         100         100
August 25, 2006          100         100         100         100         100
August 25, 2007          100         100         100         100          0
August 25, 2008          100         100         100          0           0
August 25, 2009          100         100         100          0           0
August 25, 2010          100         100         100          0           0
August 25, 2011          100         100         79           0           0
August 25, 2012          100         100         64           0           0
August 25, 2013          100         100         62           0           0
August 25, 2014          100         100         51           0           0
August 25, 2015          100         100         39           0           0
August 25, 2016          100         100         29           0           0
August 25, 2017          100         100         21           0           0
August 25, 2018          100         94          15           0           0
August 25, 2019          100         85           8           0           0
August 25, 2020          100         73           3           0           0
August 25, 2021          100         66           0           0           0
August 25, 2022          100         59           0           0           0
August 25, 2023          100         49           0           0           0
August 25, 2024          100         40           0           0           0
August 25, 2025          100         32           0           0           0
August 25, 2026          100         26           0           0           0
August 25, 2027          100         20           0           0           0
August 25, 2028          100         15           0           0           0
August 25, 2029          100          9           0           0           0
August 25, 2030          83           3           0           0           0
August 25, 2031          52           0           0           0           0
August 25, 2032          19           0           0           0           0
August 25, 2033           0           0           0           0           0
August 25, 2034           0           0           0           0           0
August 25, 2035           0           0           0           0           0
August 25, 2036           0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)            26.07       18.26       9.23        2.51        1.65

Weighted Avg. Life
  to Call (in
  years) (2)            26.07       13.44       6.44        2.51        1.65

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class AF-4
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage      100         100         100         100         100
August 25, 2006         100         100         100         100         100
August 25, 2007         100         100         100         100          0
August 25, 2008         100         100         100          0           0
August 25, 2009         99          92          98           0           0
August 25, 2010         98          86          88           0           0
August 25, 2011         97          78          74           0           0
August 25, 2012         95          68          60           0           0
August 25, 2013         87          47          29           0           0
August 25, 2014         80          32          10           0           0
August 25, 2015         73          22           4           0           0
August 25, 2016         66          15           1           0           0
August 25, 2017         58          10           1           0           0
August 25, 2018         51           7           *           0           0
August 25, 2019         44           5           *           0           0
August 25, 2020         30           3           *           0           0
August 25, 2021         25           2           0           0           0
August 25, 2022         20           2           0           0           0
August 25, 2023         15           1           0           0           0
August 25, 2024         11           *           0           0           0
August 25, 2025          7           *           0           0           0
August 25, 2026          5           *           0           0           0
August 25, 2027          3           *           0           0           0
August 25, 2028          1           *           0           0           0
August 25, 2029          1           *           0           0           0
August 25, 2030          *           *           0           0           0
August 25, 2031          *           0           0           0           0
August 25, 2032          *           0           0           0           0
August 25, 2033          0           0           0           0           0
August 25, 2034          0           0           0           0           0
August 25, 2035          0           0           0           0           0
August 25, 2036          0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)           13.20       8.20        7.17        2.83         1.65

Weighted Avg. Life
  to Call (in
  years) (2)           13.20       8.06        6.25        2.83         1.65

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

*     Less than 0.5%, but greater than zero.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                              Class M-1
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage       100         100         100         100         100
August 25, 2006          100         100         100         100         100
August 25, 2007          100         100         100         100          0
August 25, 2008          100         100         100         76           0
August 25, 2009          100         100         51          76           0
August 25, 2010          100         88          36          76           0
August 25, 2011          100         74          25          76           0
August 25, 2012          100         62          18          51           0
August 25, 2013          100         52          13          30           0
August 25, 2014          100         44           9          12           0
August 25, 2015          100         37           7           1           0
August 25, 2016          100         31           5           0           0
August 25, 2017          100         26           3           0           0
August 25, 2018          100         22           0           0           0
August 25, 2019          100         18           0           0           0
August 25, 2020          100         15           0           0           0
August 25, 2021          100         12           0           0           0
August 25, 2022          100         10           0           0           0
August 25, 2023          100          8           0           0           0
August 25, 2024          100          7           0           0           0
August 25, 2025          100          5           0           0           0
August 25, 2026          100          4           0           0           0
August 25, 2027          100          3           0           0           0
August 25, 2028          93           0           0           0           0
August 25, 2029          81           0           0           0           0
August 25, 2030          69           0           0           0           0
August 25, 2031          55           0           0           0           0
August 25, 2032          40           0           0           0           0
August 25, 2033          24           0           0           0           0
August 25, 2034          10           0           0           0           0
August 25, 2035           0           0           0           0           0
August 25, 2036           0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)            26.26       9.71        5.28        6.60        1.65

Weighted Avg. Life
  to Call (in
  years) (2)            26.12       8.88        4.77        3.87        1.65

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                              Class M-2
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage       100         100         100         100         100
August 25, 2006          100         100         100         100         100
August 25, 2007          100         100         100         100         87
August 25, 2008          100         100         100         100         87
August 25, 2009          100         100         51          100         87
August 25, 2010          100         88          36          82          48
August 25, 2011          100         74          25          16          17
August 25, 2012          100         62          18           5           1
August 25, 2013          100         52          13           0           0
August 25, 2014          100         44           9           0           0
August 25, 2015          100         37           7           0           0
August 25, 2016          100         31           5           0           0
August 25, 2017          100         26           2           0           0
August 25, 2018          100         22           0           0           0
August 25, 2019          100         18           0           0           0
August 25, 2020          100         15           0           0           0
August 25, 2021          100         12           0           0           0
August 25, 2022          100         10           0           0           0
August 25, 2023          100          8           0           0           0
August 25, 2024          100          7           0           0           0
August 25, 2025          100          5           0           0           0
August 25, 2026          100          4           0           0           0
August 25, 2027          100          1           0           0           0
August 25, 2028          93           0           0           0           0
August 25, 2029          81           0           0           0           0
August 25, 2030          69           0           0           0           0
August 25, 2031          55           0           0           0           0
August 25, 2032          40           0           0           0           0
August 25, 2033          24           0           0           0           0
August 25, 2034          10           0           0           0           0
August 25, 2035           0           0           0           0           0
August 25, 2036           0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)            26.26       9.69        5.19        5.56        4.77

Weighted Avg. Life
  to Call (in
  years) (2)            26.12       8.88        4.70        4.15        2.23

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class M-3
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage      100         100         100         100         100
August 25, 2006         100         100         100         100         100
August 25, 2007         100         100         100         100         100
August 25, 2008         100         100         100         100         100
August 25, 2009         100         100         51          100          11
August 25, 2010         100         88          36          13           0
August 25, 2011         100         74          25           8           0
August 25, 2012         100         62          18           5           0
August 25, 2013         100         52          13           0           0
August 25, 2014         100         44           9           0           0
August 25, 2015         100         37           7           0           0
August 25, 2016         100         31           5           0           0
August 25, 2017         100         26           0           0           0
August 25, 2018         100         22           0           0           0
August 25, 2019         100         18           0           0           0
August 25, 2020         100         15           0           0           0
August 25, 2021         100         12           0           0           0
August 25, 2022         100         10           0           0           0
August 25, 2023         100          8           0           0           0
August 25, 2024         100          7           0           0           0
August 25, 2025         100          5           0           0           0
August 25, 2026         100          3           0           0           0
August 25, 2027         100          0           0           0           0
August 25, 2028         93           0           0           0           0
August 25, 2029         81           0           0           0           0
August 25, 2030         69           0           0           0           0
August 25, 2031         55           0           0           0           0
August 25, 2032         40           0           0           0           0
August 25, 2033         24           0           0           0           0
August 25, 2034         10           0           0           0           0
August 25, 2035          0           0           0           0           0
August 25, 2036          0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)           26.26       9.66        5.13        4.80         3.70

Weighted Avg. Life
  to Call (in
  years) (2)           26.12       8.88        4.65        4.15         2.32

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class M-4
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage      100         100         100         100         100
August 25, 2006         100         100         100         100         100
August 25, 2007         100         100         100         100         100
August 25, 2008         100         100         100         100          58
August 25, 2009         100         100         51          100          7
August 25, 2010         100         88          36          13           0
August 25, 2011         100         74          25           8           0
August 25, 2012         100         62          18           2           0
August 25, 2013         100         52          13           0           0
August 25, 2014         100         44           9           0           0
August 25, 2015         100         37           7           0           0
August 25, 2016         100         31           4           0           0
August 25, 2017         100         26           0           0           0
August 25, 2018         100         22           0           0           0
August 25, 2019         100         18           0           0           0
August 25, 2020         100         15           0           0           0
August 25, 2021         100         12           0           0           0
August 25, 2022         100         10           0           0           0
August 25, 2023         100          8           0           0           0
August 25, 2024         100          7           0           0           0
August 25, 2025         100          5           0           0           0
August 25, 2026         100          0           0           0           0
August 25, 2027         100          0           0           0           0
August 25, 2028         93           0           0           0           0
August 25, 2029         81           0           0           0           0
August 25, 2030         69           0           0           0           0
August 25, 2031         55           0           0           0           0
August 25, 2032         40           0           0           0           0
August 25, 2033         24           0           0           0           0
August 25, 2034         10           0           0           0           0
August 25, 2035          0           0           0           0           0
August 25, 2036          0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)           26.25       9.64        5.08        4.48         3.17

Weighted Avg. Life
  to Call (in
  years) (2)           26.12       8.88        4.62        4.14         2.32

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class M-5
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage      100         100         100         100         100
August 25, 2006         100         100         100         100         100
August 25, 2007         100         100         100         100         100
August 25, 2008         100         100         100         100          13
August 25, 2009         100         100         51          31           7
August 25, 2010         100         88          36          13           0
August 25, 2011         100         74          25           8           0
August 25, 2012         100         62          18           0           0
August 25, 2013         100         52          13           0           0
August 25, 2014         100         44           9           0           0
August 25, 2015         100         37           7           0           0
August 25, 2016         100         31           0           0           0
August 25, 2017         100         26           0           0           0
August 25, 2018         100         22           0           0           0
August 25, 2019         100         18           0           0           0
August 25, 2020         100         15           0           0           0
August 25, 2021         100         12           0           0           0
August 25, 2022         100         10           0           0           0
August 25, 2023         100          8           0           0           0
August 25, 2024         100          7           0           0           0
August 25, 2025         100          2           0           0           0
August 25, 2026         100          0           0           0           0
August 25, 2027         100          0           0           0           0
August 25, 2028         93           0           0           0           0
August 25, 2029         81           0           0           0           0
August 25, 2030         69           0           0           0           0
August 25, 2031         55           0           0           0           0
August 25, 2032         40           0           0           0           0
August 25, 2033         24           0           0           0           0
August 25, 2034         10           0           0           0           0
August 25, 2035          0           0           0           0           0
August 25, 2036          0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)           26.25       9.61        5.05        4.27         2.87

Weighted Avg. Life
  to Call (in
  years) (2)           26.12       8.88        4.61        3.98         2.32

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         Percentage of Original Principal Balance Outstanding(1) at the
               Specified Percentages of the Prepayment Assumption

                                             Class M-6
                      ---------------------------------------------------------
Distribution Date        0%          50%        100%        150%        200%
------------------    -------      -------    -------     -------      --------
Initial Percentage      100         100         100         100         100
August 25, 2006         100         100         100         100         100
August 25, 2007         100         100         100         100         100
August 25, 2008         100         100         100         100          13
August 25, 2009         100         100         51          21           7
August 25, 2010         100         88          36          13           0
August 25, 2011         100         74          25           8           0
August 25, 2012         100         62          18           0           0
August 25, 2013         100         52          13           0           0
August 25, 2014         100         44           9           0           0
August 25, 2015         100         37           6           0           0
August 25, 2016         100         31           0           0           0
August 25, 2017         100         26           0           0           0
August 25, 2018         100         22           0           0           0
August 25, 2019         100         18           0           0           0
August 25, 2020         100         15           0           0           0
August 25, 2021         100         12           0           0           0
August 25, 2022         100         10           0           0           0
August 25, 2023         100          8           0           0           0
August 25, 2024         100          5           0           0           0
August 25, 2025         100          0           0           0           0
August 25, 2026         100          0           0           0           0
August 25, 2027         100          0           0           0           0
August 25, 2028         93           0           0           0           0
August 25, 2029         81           0           0           0           0
August 25, 2030         69           0           0           0           0
August 25, 2031         55           0           0           0           0
August 25, 2032         40           0           0           0           0
August 25, 2033         24           0           0           0           0
August 25, 2034         10           0           0           0           0
August 25, 2035          0           0           0           0           0
August 25, 2036          0           0           0           0           0

Weighted Avg. Life
  to Maturity (in
  years) (2)           26.25       9.57        5.00        4.10         2.64

Weighted Avg. Life
  to Call (in
  years) (2)           26.12       8.88        4.59        3.83         2.32

--------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

Final Scheduled Distribution Dates

      The Final Scheduled Distribution Date of each class of Offered Certificates is set forth under "Summary of Prospectus Supplement" in this Prospectus Supplement. The Final Scheduled Distribution Dates for such Certificates has been calculated on the basis of the Structuring Assumptions and the assumption that there are no prepayments. Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Certificate Principal Balance of any such class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

                                 USE OF PROCEEDS

      The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase price of the Mortgage Loans transferred to the Trust Fund. See "Method of Distribution" in this Prospectus Supplement.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES


General

      The Pooling and Servicing Agreement provides that the Trust Fund will comprise multiple REMICs organized in a tiered REMIC structure consisting of one or more Lower Tier REMICs and one or more Upper Tier REMICs. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by a REMIC above it in the tiered structure. Each of the Lower Tier REMICs and Upper Tier REMICs will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each Lower Tier REMIC and Upper Tier REMIC as a REMIC for federal income tax purposes. Except to the extent described in the next paragraph, each class of Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC. The Trust Fund will also include a grantor trust which will hold the uncertificated interests in each Upper Tier REMIC and the Basis Risk Arrangements, as defined below.

      The Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC and of the right to receive Cap Carryover Amounts from amounts otherwise distributable to the Class X and Class N Certificates as part of the Monthly Excess Cashflow Amount or, with respect to the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates only and to the extent such amounts are insufficient, from the related Yield Maintenance Agreement, to the extent available. Holders of such Offered Certificates must allocate their basis between their regular interest and their right to receive such Cap Carryover Amounts as set forth below under "--Taxation of Basis Risk Arrangements."

      Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and Upper Tier REMIC will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the portion of the Trust Fund exclusive of the REMICs will qualify as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code.

Taxation of Regular Interests

      For federal income tax reporting purposes, the regular interest portion of the classes of Offered Certificates may be treated as having been issued with original issue discount ("OID"). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 100% Prepayment Assumption. No representation is made that the

Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular
Securities--Original Issue Discount" in the Prospectus.

      The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

      The Offered Certificates generally will be treated as assets described in
Section 7701(a)(19)(C) of the Code for a domestic building and loan association and "real estate assets" under Section 856(c)(5)(B) of the Code for a real estate investment trust (a "REIT"), in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code for a REIT, to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Securities" in the Prospectus. If more than 95% of the regular interests and income qualify for these treatments, the regular interests generally will qualify for such treatments in their entirety. However, no portion of an Offered Certificateholder's basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, the Offered Certificates are not suitable investments for inclusion in another REMIC.

Taxation of the Basis Risk Arrangements

      General

      Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Cap Carryover Amounts on the date it purchases its Certificates. The rights to receive such payments (referred to as the "Basis Risk Arrangements") are beneficially owned by holders of such Offered Certificates in the portion of the Trust Fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

      In general, the holders of such Offered Certificates must allocate the price they pay for the Offered Certificates between their REMIC regular interest and the applicable Basis Risk Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Basis Risk Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of such Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

      Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in such Offered Certificates.

      Any amount of proceeds from the sale, redemption or retirement of such Offered Certificate that is considered to be allocated to rights under a Basis Risk Arrangement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

      Termination Payments

      Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of the Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Offered Certificate. A holder of such Offered Certificate will have gain or loss from such a termination of a Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Arrangement.

      Gain or loss realized upon the termination of a Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

REMIC Taxes and Reporting

      It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement,
(ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the Prospectus.

      The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax
Consequences--REMICs--Taxes That May Be Imposed on the REMIC
Pool--Administrative Matters" in the Prospectus.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.

                           STATE, LOCAL OR OTHER TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, an "ERISA Plan") from engaging in certain transactions involving such ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any ERISA Plan fiduciary which proposes to cause an ERISA Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the ERISA Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans (collectively with ERISA Plans, "Plans"), are not subject to ERISA's requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA and the Code. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (an "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption can apply to certificates in a pass-through trust holding mortgage loans, and the Exemption may apply to the Offered Certificates.

      Among the conditions that must be satisfied for the Exemption to apply are the following:

      (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from S&P, Moody's or Fitch (collectively, the "Exemption Rating Agencies");

      (3) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

      (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

      (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

 The trust must also meet the following requirements:

            (i) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

            (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by an Exemption Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

            (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, between the Depositor and Banc of America Securities LLC ("Banc of America Securities" ), an affiliate of the Depositor, as representative (in such capacity, the "Representative") of Banc of America Securities and Barclays Capital Inc. (together with Banc of America Securities, the "Underwriters"), the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates as follows: Banc of America Securities will acquire approximately 80% of each class of Offered Certificates and Barclays Capital Inc. will acquire approximately 20% of each class of Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 100.00% of the initial Certificate Principal Balance of those Certificates (plus accrued interest in the case of the Fixed Rate Certificates), before deducting expenses estimated at $90,000 payable by the Depositor.

      Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act.

      The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

      The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

      Certain matters relating to the validity of the Offered Certificates and certain tax matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the Offered Certificates that the Certificates receive the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Ratings ("Fitch") and Dominion Bond Rating Service, Inc. ("DBRS"):

       Class             S&P        Moody's     Fitch     DBRS
       -----             ---        -------     -----     ----
       AV-1             AAA           Aaa       AAA       AAA
       AV-2             AAA           Aaa       AAA       AAA
       AV-3             AAA           Aaa       AAA       AAA
       AF-1             AAA           Aaa       AAA       AAA
       AF-2             AAA           Aaa       AAA       AAA
       AF-3             AAA           Aaa       AAA       AAA
       AF-4             AAA           Aaa       AAA       AAA
       M-1              AA+           Aa1       AA+    AA(high)
       M-2              AA+           Aa2        AA       AA
       M-3               AA           Aa3       AA-       AA
       M-4               AA           A1         A+     AA(low)
       M-5              AA-           A2         A      A(high)
       M-6               A+           A3         A-        A

      A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood of the payment of any Cap Carryover Amount, the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS


60+ Day Delinquent Loan...................................................S-75
Accrued Certificate Interest..............................................S-65
Act......................................................................S-109
Adjustable-Rate Mortgage Loans............................................S-23
Adjustable-Rate Prepayment Curve..........................................S-88
Adjustment Date...........................................................S-24
Advance...................................................................S-56
Alternative Documentation.................................................S-51
Applied Realized Loss Amount..............................................S-77
ARM PPC...................................................................S-88
Available Funds...........................................................S-64
Balloon Loan..............................................................S-23
Balloon Payment...........................................................S-23
Banc of America Securities...............................................S-110
Basis Risk Arrangements..................................................S-107
beneficial owner..........................................................S-61
Book-Entry Certificates...................................................S-61
Business Day..............................................................S-56
Cap.......................................................................S-82
Cap Carryover Amount......................................................S-83
Cap Premium..............................................................S-107
Certificate Interest Rate...........................................S-81, S-82
Certificate Owners........................................................S-61
Certificate Principal Balance.............................................S-70
Certificateholder.........................................................S-61
Certificates..............................................................S-60
Class A Certificates......................................................S-60
Class A Principal Distribution Amount.....................................S-70
Class AF-1 Counterparty...................................................S-84
Class AF-1 Reserve Account................................................S-85
Class AF-1 Yield Maintenance Agreement....................................S-84
Class AF-1 Yield Maintenance Agreement Payment............................S-84
Class AF-4 Lockout Distribution Amount....................................S-71
Class AF-4 Lockout Distribution Percentage................................S-71
Class AF-4 Pro Rata Distribution Amount...................................S-71
Class B Certificates......................................................S-60
Class B-1 Principal Distribution Amount...................................S-72
Class B-1 Realized Loss Amortization Amount...............................S-80
Class B-2 Principal Distribution Amount...................................S-73
Class B-2 Realized Loss Amortization Amount...............................S-80
Class B-3 Principal Distribution Amount...................................S-73
Class B-3 Realized Loss Amortization Amount...............................S-80
Class B-4 Principal Distribution Amount...................................S-73
Class B-4 Realized Loss Amortization Amount...............................S-80
Class B-5 Principal Distribution Amount...................................S-74
Class B-5 Realized Loss Amortization Amount...............................S-80
Class M Certificates......................................................S-60
Class M Counterparty......................................................S-84
Class M Reserve Account...................................................S-85
Class M Yield Maintenance Agreement.......................................S-84
Class M Yield Maintenance Agreement Payment...............................S-84
Class M-1 Principal Distribution Amount...................................S-71
Class M-1 Realized Loss Amortization Amount...............................S-80

Class M-2 Principal Distribution Amount...................................S-71
Class M-2 Realized Loss Amortization Amount...............................S-80
Class M-3 Principal Distribution Amount...................................S-71
Class M-3 Realized Loss Amortization Amount...............................S-80
Class M-4 Principal Distribution Amount...................................S-72
Class M-4 Realized Loss Amortization Amount...............................S-80
Class M-5 Principal Distribution Amount...................................S-72
Class M-5 Realized Loss Amortization Amount...............................S-80
Class M-6 Principal Distribution Amount...................................S-72
Class M-6 Realized Loss Amortization Amount...............................S-80
Clearstream................................................................S-5
Clearstream Participants..................................................S-62
Closing Date..............................................................S-54
Code.....................................................................S-106
Collection Account........................................................S-56
Collection Period.........................................................S-64
Combined Loan-to-Value Ratio..............................................S-23
Commission................................................................S-50
Compensating Interest.....................................................S-58
Constant Prepayment Rate..................................................S-89
CPR.......................................................................S-89
Custodian.................................................................S-54
Cut-off Date..............................................................S-22
Cut-off Date Principal Balance............................................S-22
DBRS.....................................................................S-111
Decrement Tables..........................................................S-89
Defective Mortgage Loans..................................................S-55
Deficient Valuation.......................................................S-77
Definitive Certificate....................................................S-61
Delinquent................................................................S-23
Determination Date........................................................S-58
Distribution Account......................................................S-56
Distribution Date.........................................................S-60
DTC........................................................................S-5
Due Date..................................................................S-23
EFSG......................................................................S-50
Eligible Account..........................................................S-56
Eligible Substitute Mortgage Loan.........................................S-55
ERISA....................................................................S-108
ERISA Plan...............................................................S-109
Euroclear..................................................................S-5
Euroclear Operator........................................................S-63
Euroclear Participants....................................................S-63
European Depositaries.....................................................S-61
Events of Servicing Termination...........................................S-59
Exemption................................................................S-109
Exemption Rating Agencies................................................S-109
Extra Principal Distribution Amount.......................................S-74
Financial Intermediary....................................................S-61
First Lien................................................................S-23
Fitch....................................................................S-111
Fixed Rate Certificates...................................................S-61
Fixed-Rate Mortgage Loans.................................................S-23
Floating Rate Certificates................................................S-61
Full Documentation........................................................S-51
Global Securities..........................................................I-1

Gross Margin..............................................................S-24
Group I Cap...............................................................S-82
Group I Counterparty......................................................S-84
Group I Interest Remittance Amount........................................S-66
Group I Loan Balance......................................................S-23
Group I Maximum Rate Cap..................................................S-82
Group I Mortgage Loans....................................................S-23
Group I Principal Allocation Percentage...................................S-74
Group I Principal Distribution Amount.....................................S-74
Group I Reserve Account...................................................S-85
Group I Yield Maintenance Agreement.......................................S-84
Group I Yield Maintenance Agreement Payment...............................S-84
Group II Cap..............................................................S-82
Group II Interest Remittance Amount.......................................S-66
Group II Loan Balance.....................................................S-23
Group II Mortgage Loans...................................................S-23
Group II Principal Allocation Percentage..................................S-74
Group II Principal Distribution Amount....................................S-74
Group Subordinate Amount..................................................S-82
HEP.......................................................................S-88
Home Equity Prepayment Curve..............................................S-88
Index.....................................................................S-24
Indirect Participants.....................................................S-61
Initial Periodic Rate Cap.................................................S-24
Interest Accrual Period...................................................S-66
Interest Carry Forward Amount.............................................S-66
Interest Only Mortgage Loan...............................................S-33
Interest Percentage.......................................................S-66
Interest Remittance Amount................................................S-66
IRS......................................................................S-107
LIBOR.....................................................................S-83
LIBOR Determination Date..................................................S-83
Limited Documentation.....................................................S-51
Liquidated Mortgage Loan..................................................S-76
Loan Group................................................................S-23
Loan Group I..............................................................S-23
Loan Group II.............................................................S-23
Maximum Mortgage Interest Rate............................................S-24
Maximum Rate Cap..........................................................S-83
MGIC......................................................................S-50
Minimum Mortgage Interest Rate............................................S-24
Monthly Excess Cashflow Allocation........................................S-78
Monthly Excess Cashflow Amount............................................S-78
Monthly Excess Interest Amount............................................S-77
Monthly Payment...........................................................S-23
Moody's..................................................................S-111
Mortgage..................................................................S-23
Mortgage Interest Rate....................................................S-24
Mortgage Loan Purchase Agreement..........................................S-22
Mortgage Loan Schedule....................................................S-54
Mortgage Loans............................................................S-22
Mortgage Pool.............................................................S-22
Mortgaged Property........................................................S-23
Net Maximum Mortgage Interest Rate........................................S-83
Net Mortgage Interest Rate................................................S-77
No Documentation..........................................................S-51

Nonqualified Intermediary..................................................I-4
Non-U.S. Holder............................................................I-3
Offered Certificates......................................................S-60
OID......................................................................S-106
OID Regulations..........................................................S-107
Optional Termination Date.................................................S-58
Original Certificate Principal Balance....................................S-60
Overcollateralization Amount..............................................S-75
Overcollateralization Deficiency..........................................S-75
Overcollateralization Floor...............................................S-75
Overcollateralization Release Amount......................................S-75
Participants..............................................................S-61
Pass-Through Rate...................................................S-81, S-82
Periodic Rate Cap.........................................................S-24
Plans....................................................................S-109
Pool Balance..............................................................S-22
Pool Cap..................................................................S-82
Pool Maximum Rate Cap.....................................................S-82
Pooling and Servicing Agreement...........................................S-54
Prepayment Assumptions....................................................S-88
Prepayment Interest Shortfall.............................................S-58
Prepayment Period.........................................................S-64
Principal Balance.........................................................S-22
Principal Distribution Amount.............................................S-75
Principal Remittance Amount...............................................S-75
Prospectus.................................................................S-5
Prospectus Supplement......................................................S-5
Purchase Price............................................................S-54
Qualified Intermediary.....................................................I-3
Radian....................................................................S-50
Rating Agencies...........................................................S-56
Realized Loss.............................................................S-76
Realized Loss Amortization Amount.........................................S-81
Record Date...............................................................S-61
Reference Bank Rate.......................................................S-83
Reimbursement Amount......................................................S-55
REIT.....................................................................S-107
Related Documents.........................................................S-54
Relevant Depositary.......................................................S-61
Relief Act................................................................S-57
REMIC.....................................................................S-11
Representative...........................................................S-110
Reserve Account...........................................................S-85
Residual Certificates.....................................................S-60
Restricted Group.........................................................S-110
Rules.....................................................................S-61
S&P......................................................................S-111
Second Lien...............................................................S-23
Seller....................................................................S-22
Senior Certificates.......................................................S-60
Senior Enhancement Percentage.............................................S-75
Senior Specified Enhancement Percentage...................................S-75
Servicer..................................................................S-52
Servicer Modification.....................................................S-77
Servicing Advance.........................................................S-57
Servicing Fee.............................................................S-58

Servicing Fee Rate........................................................S-58
Servicing Rights Pledgee..................................................S-58
Similar Law..............................................................S-109
Six-Month LIBOR...........................................................S-34
SMMEA....................................................................S-110
Special Hazard Losses.....................................................S-77
Stated Documentation......................................................S-52
Stepdown Date.............................................................S-75
Streamlined Documentation.................................................S-52
Structuring Assumptions...................................................S-89
Subordinated Certificates.................................................S-60
Subsequent Recovery.......................................................S-76
Substitution Adjustment...................................................S-55
Swap Regulations.........................................................S-107
Targeted Overcollateralization Amount.....................................S-76
Telerate Page 3750........................................................S-83
Termination Price.........................................................S-58
Terms and Conditions......................................................S-63
Trigger Event.............................................................S-76
Trust......................................................................S-5
Trust Fund................................................................S-22
Trustee...................................................................S-57
Trustee Fee...............................................................S-57
U.S. Withholding Agent.....................................................I-3
Underwriters.............................................................S-110
Unpaid Realized Loss Amount...............................................S-81
Yield Maintenance Agreement Payment.......................................S-85
Yield Maintenance Agreements..............................................S-84

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Holder") holding a beneficial interest in a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's Global Securities, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. Withholding Agent") establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

      1. from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      2. from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Global Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of Global Securities):

            (1) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "Qualified Intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (a) stating the name, permanent residence address and employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

                  (b) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                  (c) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                  (d) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in
                        Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (2) if the intermediary is not a qualified intermediary (a "Nonqualified Intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (a) stating the name and permanent residence address of the Nonqualified Intermediary and the country under the laws of which the Nonqualified Intermediary is created, incorporated or governed,

                  (b) certifying that the Nonqualified Intermediary is not acting for its own account,

                  (c) certifying that the Nonqualified Intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such Nonqualified Intermediary's beneficial owners, and

                  (d) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

      5. from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Global Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. Persons, holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

                  (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

                  (b) provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

                  (c) can be treated as a "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                                    ANNEX II

            GROUP I YIELD MAINTENANCE AGREEMENT CAP NOTIONAL AMOUNT,
               STRIKE RATE, CEILING RATE AND SCALE FACTOR SCHEDULE

                       Cap Notional
 Distribution Date      Amount ($)    Strike Rate (%)  Ceiling Rate (%)   Scale Factor
------------------  ----------------  ---------------  ----------------  -------------
September 25, 2005    $2,149,640.00         7.27            9.82          100.00
October 25, 2005      $2,125,319.41         6.28            9.82          100.00
November 25, 2005     $2,095,106.79         6.07            9.82          100.00
December 25, 2005     $2,058,997.33         6.28            9.82          100.00
January 25, 2006      $2,017,056.45         6.08            9.82          100.00
February 25, 2006     $1,969,393.90         6.08            9.82          100.00
March 25, 2006        $1,915,952.11         6.76            9.82          100.00
April 25, 2006        $1,857,149.35         6.08            9.82          100.00
May 25, 2006          $1,793,233.70         6.29            9.82          100.00
June 25, 2006         $1,724,740.78         6.08            9.82          100.00
July 25, 2006         $1,657,815.25         6.30            9.82          100.00
August 25, 2006       $1,592,803.59         6.09            9.82          100.00
September 25, 2006    $1,529,736.04         6.09            9.82          100.00
October 25, 2006      $1,468,447.74         6.30            9.82          100.00
November 25, 2006     $1,408,999.72         6.09            9.82          100.00
December 25, 2006     $1,351,402.06         6.30            9.82          100.00
January 25, 2007      $1,295,637.93         6.10            9.82          100.00
February 25, 2007     $1,241,440.68         6.10            9.82          100.00
March 25, 2007        $1,188,781.68         6.78            9.82          100.00
April 25, 2007        $1,135,913.67         6.12            9.82          100.00
May 25, 2007          $1,045,124.17         6.44            9.82          100.00
June 25, 2007          $957,196.40          7.65            9.82          100.00
July 25, 2007          $874,307.41          8.01            9.82          100.00
August 25, 2007        $796,188.41          7.75            9.82          100.00
September 25, 2007     $723,503.50          7.75            9.82          100.00
October 25, 2007       $677,886.96          8.02            9.82          100.00
November 25, 2007      $635,257.90          7.80            9.82          100.00
December 25, 2007      $594,218.73          8.66            9.82          100.00
January 25, 2008       $554,670.12          8.41            9.82          100.00
February 25, 2008      $516,531.39          8.41            9.82          100.00
March 25, 2008         $479,749.00          9.01            9.82          100.00
April 25, 2008         $444,274.45          8.43            9.82          100.00
May 25, 2008           $410,062.17          8.76            9.82          100.00

              CLASS AF-1 YIELD MAINTENANCE AGREEMENT CAP NOTIONAL AMOUNT,
                  STRIKE RATE, CEILING RATE AND SCALE FACTOR SCHEDULE

                       Cap Notional
 Distribution Date      Amount ($)    Strike Rate (%)  Ceiling Rate (%)   Scale Factor
------------------  ----------------  ---------------  ----------------  -------------
September 25, 2005     $638,430.00          7.58            9.86          100.00
October 25, 2005       $621,478.56          6.55            9.86          100.00
November 25, 2005      $601,204.74          6.34            9.86          100.00
December 25, 2005      $577,649.17          6.55            9.86          100.00
January 25, 2006       $550,869.02          6.33            9.86          100.00
February 25, 2006      $521,355.70          6.33            9.86          100.00
March 25, 2006         $489,189.00          7.03            9.86          100.00
April 25, 2006         $456,616.13          6.33            9.86          100.00
May 25, 2006           $423,880.04          6.55            9.86          100.00
June 25, 2006          $391,868.72          6.33            9.86          100.00
July 25, 2006          $360,566.23          6.55            9.86          100.00
August 25, 2006        $329,957.00          6.33            9.86          100.00
September 25, 2006     $300,025.81          6.33            9.86          100.00
October 25, 2006       $270,757.75          6.55            9.86          100.00
November 25, 2006      $242,138.24          6.33            9.86          100.00
December 25, 2006      $214,153.03          6.55            9.86          100.00
January 25, 2007       $186,788.18          6.33            9.86          100.00
February 25, 2007      $160,030.05          6.33            9.86          100.00
March 25, 2007         $133,865.29          7.03            9.86          100.00
April 25, 2007         $108,280.85          6.33            9.86          100.00
May 25, 2007            $83,263.98          6.55            9.86          100.00
June 25, 2007           $58,802.18          6.33            9.86          100.00
July 25, 2007           $34,883.25          6.55            9.86          100.00
August 25, 2007         $11,495.23          6.33            9.86          100.00

                  CLASS M YIELD MAINTENANCE AGREEMENT CAP NOTIONAL AMOUNT,
                    STRIKE RATE, CEILING RATE AND SCALE FACTOR SCHEDULE

                       Cap Notional
 Distribution Date      Amount ($)    Strike Rate (%)  Ceiling Rate (%)   Scale Factor
------------------  ----------------  ---------------  ----------------  -------------
September 25, 2005     $512,780.00          7.05            9.50          100.00
October 25, 2005       $512,780.00          6.05            9.50          100.00
November 25, 2005      $512,780.00          5.83            9.50          100.00
December 25, 2005      $512,780.00          6.05            9.50          100.00
January 25, 2006       $512,780.00          5.84            9.50          100.00
February 25, 2006      $512,780.00          5.84            9.50          100.00
March 25, 2006         $512,780.00          6.52            9.50          100.00
April 25, 2006         $512,780.00          5.84            9.50          100.00
May 25, 2006           $512,780.00          6.05            9.50          100.00
June 25, 2006          $512,780.00          5.84            9.50          100.00
July 25, 2006          $512,780.00          6.06            9.50          100.00
August 25, 2006        $512,780.00          5.85            9.50          100.00
September 25, 2006     $512,780.00          5.85            9.50          100.00
October 25, 2006       $512,780.00          6.06            9.50          100.00
November 25, 2006      $512,780.00          5.85            9.50          100.00
December 25, 2006      $512,780.00          6.06            9.50          100.00
January 25, 2007       $512,780.00          5.85            9.50          100.00
February 25, 2007      $512,780.00          5.85            9.50          100.00
March 25, 2007         $512,780.00          6.54            9.50          100.00
April 25, 2007         $512,780.00          5.86            9.50          100.00
May 25, 2007           $512,780.00          6.15            9.50          100.00
June 25, 2007          $512,780.00          6.81            9.50          100.00
July 25, 2007          $512,780.00          7.12            9.50          100.00
August 25, 2007        $512,780.00          6.87            9.50          100.00
September 25, 2007     $512,780.00          6.88            9.50          100.00
October 25, 2007       $512,780.00          7.12            9.50          100.00
November 25, 2007      $512,780.00          6.91            9.50          100.00
December 25, 2007      $512,780.00          7.52            9.50          100.00
January 25, 2008       $512,780.00          7.28            9.50          100.00
February 25, 2008      $512,780.00          7.29            9.50          100.00
March 25, 2008         $512,780.00          7.83            9.50          100.00
April 25, 2008         $512,780.00          7.29            9.50          100.00
May 25, 2008           $512,780.00          7.58            9.50          100.00
June 25, 2008          $512,780.00          8.40            9.50          100.00
July 25, 2008          $512,780.00          8.74            9.50          100.00
August 25, 2008        $512,780.00          8.45            9.50          100.00
September 25, 2008     $512,780.00          8.45            9.50          100.00
October 25, 2008       $512,780.00          8.74            9.50          100.00
November 25, 2008      $512,780.00          8.47            9.50          100.00
December 25, 2008      $489,082.93          9.41            9.50          100.00
January 25, 2009       $453,803.58          9.12            9.50          100.00
February 25, 2009      $419,597.50          9.13            9.50          100.00
March 25, 2009              --                --               -              --
April 25, 2009         $354,264.09          9.14            9.50          100.00
May 25, 2009           $323,072.64          9.47            9.50          100.00
June 25, 2009          $292,823.21          9.47            9.50          100.00

PROSPECTUS

                        ASSET BACKED FUNDING CORPORATION
                                    Depositor

                            Asset Backed Certificates
                               Asset Backed Notes
                              (Issuable in Series)

                             ----------------------

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 10 of this prospectus.

The securities of any series will not be insured or guaranteed by any governmental agency or instrumentality or any other entity other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related trust only and will not represent interests in or obligations of any other entity.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series. The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.
--------------------------------------------------------------------------------

Each Trust--

      o will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and

      o     may own--

            o a pool or pools of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;

            o a pool or pools of home improvement installment sales contracts or installment loans that are unsecured;

            o a pool or pools of manufactured housing installment sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, and if indicated in the accompanying prospectus supplement, by real property; and

            o other assets described in this prospectus and the accompanying prospectus supplement.

Each Series of Securities--

      o will represent ownership interest in the related trust or will represent debt obligations of the related trust;

      o may be entitled to one or more of the other types of credit support described in this prospectus; and

      o     will be paid only from the assets of the related trust.

Neither the SEC nor any state securities commission has approved the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is August 25, 2005.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT..........................5


SUMMARY OF PROSPECTUS..........................................................6

RISK FACTORS..................................................................10

   Risks Associated with the Securities.......................................10

   Risks Associated with the Assets...........................................12

   Violations of Federal, State and Local Laws May Adversely
   Affect Ability to Collect on Loans.........................................15

   Market Values of Manufactured Homes May Increase the Risk
       of Loss................................................................16

   Risk of Loss May Be Greater on Unsecured Home Improvement Loans............16

   Risks of Loss May Increase Due to Defective Security Interest
       and Effects of Certain Other Legal Aspects of the Contracts........... 17

DESCRIPTION OF THE TRUST FUNDS................................................17

   Assets.....................................................................17

   Mortgage Loans.............................................................18

       General................................................................18

       Loan-to-Value Ratio....................................................19

       Mortgage Loan Information in Prospectus Supplements....................19

       Payment Provisions of the Mortgage Loans...............................20

       Revolving Credit Line Loans............................................20

   Unsecured Home Improvement Loans...........................................20

       Unsecured Home Improvement Loan Information in Prospectus Supplements..20

   Contracts..................................................................21

       General................................................................21

       Contract Information in Prospectus Supplements.........................21

       Payment Provisions of the Contracts....................................22

   Pre-Funding Account........................................................22

   Accounts...................................................................22

   Credit Support.............................................................22

   Cash Flow Agreements.......................................................23

USE OF PROCEEDS...............................................................23

YIELD CONSIDERATIONS..........................................................23

   General....................................................................23

   Pass-Through Rate and Interest Rate........................................23

   Timing of Payment of Interest..............................................24

   Payments of Principal; Prepayments.........................................24

   Prepayments--Maturity and Weighted Average Life............................25

   Other Factors Affecting Weighted Average Life..............................26

       Type of Asset..........................................................26

       Termination............................................................27

       Defaults...............................................................27

       Foreclosures...........................................................27

       Refinancing............................................................28

       Due-on-Sale Clauses....................................................28

THE DEPOSITOR.................................................................28

DESCRIPTION OF THE SECURITIES.................................................29

   General....................................................................29

   Distributions..............................................................29

   Available Distribution Amount..............................................30

   Distributions of Interest on the Securities................................31

   Distributions of Principal of the Securities...............................31

   Categories of Classes of Securities........................................32

   Components.................................................................35

   Distributions on the Securities of Prepayment Premiums.....................35

   Allocation of Losses and Shortfalls........................................35

   Advances in Respect of Delinquencies.......................................35

   Reports to Securityholders.................................................36

   Termination................................................................37

   Optional Purchases.........................................................38

   Definitive Form............................................................38

   Book-Entry Registration and Definitive Securities..........................38

DESCRIPTION OF THE AGREEMENTS.................................................42

   Agreements Applicable to a Series..........................................42

       REMIC Securities, Grantor Trust Securities.............................42

       Securities That Are Partnership Interests for Tax Purposes and Notes...42

   Material Terms of the Pooling and Servicing Agreements and
       Underlying Servicing Agreements........................................42

       General................................................................42

       Assignment of Assets; Repurchases......................................43

       Representations and Warranties; Repurchases............................44

       Collection Account and Related Accounts................................45

       Realization Upon Defaulted Assets......................................49

       Hazard Insurance Policies..............................................50

       Contracts..............................................................51

       Fidelity Bonds and Errors and Omissions Insurance......................52

       Due-on-Sale Provisions.................................................52

       Retained Interest; Servicing Compensation and Payment of Expenses......52

       Evidence as to Compliance..............................................53

       Certain Matters Regarding Servicers, the Master Servicer
           and the Depositor..................................................53

       Special Servicers......................................................54

       Events of Default under the Agreements.................................54

       Rights Upon Event of Default under the Agreements......................55

       Amendment..............................................................55

       The Trustee............................................................56

       Duties of the Trustee..................................................56

       Certain Matters Regarding the Trustee..................................56

       Resignation and Removal of the Trustee.................................56

   Material Terms of the Indenture............................................57

       General................................................................57

       Events of Default......................................................57

       Discharge of Indenture.................................................58

       Indenture Trustee's Annual Report......................................59

       The Indenture Trustee..................................................59

DESCRIPTION OF CREDIT SUPPORT.................................................59

   General....................................................................59

   Subordinate Securities.....................................................60

   Overcollateralization......................................................60

   Excess Interest............................................................60

   Cross-Support Provisions...................................................60

   Limited Guarantee..........................................................60

   Financial Guaranty Insurance Policy or Surety Bond.........................60

   Letter of Credit...........................................................61

   Pool Insurance Policies....................................................61

   Special Hazard Insurance Policies..........................................61

   Mortgagor Bankruptcy Bond..................................................61

   Reserve Funds..............................................................61

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.......................................62

   General....................................................................62

   Types of Mortgage Instruments..............................................62

   Interest in Real Property..................................................63

   Cooperative Loans..........................................................63

   Land Sale Contracts........................................................64

   Foreclosure................................................................64

       General................................................................64

       Judicial Foreclosure...................................................65

       Equitable Limitations on Enforceability of Certain Provisions..........65

       Non-Judicial Foreclosure/Power of Sale.................................65

       Public Sale............................................................65

       Rights of Redemption...................................................66

       Cooperative Loans......................................................67

   Junior Mortgages...........................................................68

   Rights of Redemption.......................................................68

   Anti-Deficiency Legislation, the Bankruptcy Code and
       Other Limitations on Lenders...........................................68

   Enforceability of Certain Provisions.......................................70

   Environmental Considerations...............................................71

   Due-on-Sale Clauses........................................................73

   Prepayment Premiums........................................................73

   Subordinate Financing......................................................73

   Applicability of Usury Laws................................................74

   Alternative Mortgage Instruments...........................................74

   Homeowners Protection Act of 1998..........................................74

   Texas Home Equity Loans....................................................75

   Servicemembers Civil Relief Act............................................75

   Forfeiture for Drug, RICO and Money Laundering Violations..................76

CERTAIN LEGAL ASPECTS OF THE CONTRACTS........................................76

   General....................................................................76

   Security Interests in the Manufactured Homes...............................76

   Enforcement of Security Interests in Manufactured Homes....................78

   Servicemembers Civil Relief Act............................................78

   Consumer Protection Laws...................................................78

   Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses.....79

   Applicability of Usury Laws................................................79

FEDERAL INCOME TAX CONSEQUENCES...............................................80

   General....................................................................80

       Taxable Mortgage Pools.................................................80

   REMICS.....................................................................81

       Classification of REMICs...............................................81

       Characterization of Investments in REMIC Securities....................82

       Tiered REMIC Structures................................................83

       Taxation of Owners of Regular Securities...............................83

       Election to Treat All Interest Under the Constant Yield Method.........88

       Taxation of Owners of Residual Securities..............................90

       Taxes That May Be Imposed on the REMIC Pool............................96

       Taxation of Certain Foreign Investors..................................98

   Grantor Trust Funds.......................................................100

       Classification of Grantor Trust Funds.................................100

   Standard Securities.......................................................100

       General...............................................................100

   Stripped Securities.......................................................103

       General...............................................................103

       Status of Stripped Securities.........................................104

       Taxation of Stripped Securities.......................................104

       Reporting Requirements and Backup Withholding.........................105

       Reportable Transactions...............................................106

       Taxation of Certain Foreign Investors.................................106

   Partnership Trust Funds...................................................106

       Classification of Partnership Trust Funds.............................106

       Characterization of Investments in Partnership Securities
           and Debt Securities...............................................106

       Taxation of Debt Securityholders......................................107

       Taxation of Owners of Partnership Securities..........................107

STATE AND OTHER TAX CONSEQUENCES.............................................111

ERISA CONSIDERATIONS.........................................................112

LEGAL INVESTMENT.............................................................116

METHODS OF DISTRIBUTION......................................................117

LEGAL MATTERS................................................................118

FINANCIAL INFORMATION........................................................118

RATING.......................................................................118

WHERE YOU CAN FIND MORE INFORMATION..........................................119

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................119

INDEX OF SIGNIFICANT DEFINITIONS.............................................120

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

      o     the principal balances and/or interest rates of each class;

      o     the timing and priority of interest and principal payments;

      o     statistical and other information about the mortgage loans;

      o     information about credit enhancement, if any, for each class;

      o     the ratings for each class; and

      o     the method for selling the securities.

      If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

      Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 120 in this prospectus.

      The depositor's principal executive office is located at 214 North Tryon Street, Charlotte, North Carolina 28255 and the depositor's telephone number is
(704) 386-2400.

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                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of securities.

      This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the securities and is qualified by the full description of these calculations, cash flows and other information in the prospectus and the prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Title of Securities

Asset backed certificates and asset backed notes issuable in series.

Depositor

Asset Backed Funding Corporation, a wholly-owned indirect subsidiary of Bank of America Corporation. The depositor is an affiliate of Banc of America Securities LLC.

Issuer

With respect to each series of certificates and/or notes, the trust fund to be formed pursuant to either a pooling and servicing agreement or a deposit trust agreement.

Servicer

The entity or entities named as servicer in the related prospectus supplement. A servicer may be an affiliate of the depositor.

Master Servicer

The entity, if any, named as master servicer in the related prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the trust fund and will supervise the servicers. The master servicer may be an affiliate of the depositor.

Trustee / Indenture Trustee

The entity named as trustee or indenture trustee in the related prospectus supplement.

RELEVANT DATES

Cut-off Date

The date specified in the related prospectus supplement.

Closing Date

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

Distribution Date

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

Statistical Calculation Date

The calendar day, if applicable, specified in the related prospectus supplement.

DESCRIPTION OF SECURITIES

      Each series of certificates will be issued pursuant to a pooling and servicing agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts and other assets of the trust fund. If a series of securities includes notes, such notes will represent debt obligations of the related trust fund formed pursuant to a deposit trust agreement and will be secured by the assets of the trust fund pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to one of the following:

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                                       6

      o     principal and interest distributions;

      o     principal distributions, with no interest distributions;

      o     interest distributions, with no principal distributions; or

      o such other distributions as are described in the applicable prospectus supplement.

      See "Description of the Securities" in this prospectus.

Interest Distributions

      With respect to each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each such class of securities. The terms of each such class of securities will be described in the related prospectus supplement.

      See "Description of the Securities--Distributions of Interest on the Securities" in this prospectus.

Principal Distributions

      With respect to each series of securities, principal payments (including prepayments) on the related mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts will be distributed to holders of the related securities or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

      See "Description of the Securities--Distribution of Principal of the Securities" in this prospectus.

Denominations

      Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

Registration of the Securities

      The securities will be issued either:

      o in book-entry form initially held through The Depository Trust Company in the United States, or Clearstream Banking or the Euroclear System in Europe; or

      o     in fully registered, certificated form.

      See "Description of the Securities--General" and "--Book-Entry Registration and Definitive Securities" in this prospectus.

ASSETS OF THE TRUST

      The trust related to each series will consist primarily of any of the following assets:

      o a segregated pool of single family and/or multifamily mortgage loans which may include sub-prime mortgage loans;

      o home improvement installment sales contracts or installment loans that are unsecured;

      o manufactured housing installment sales contracts and installment loan agreements; and

      o     certain other property.

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                                       7
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      You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, if any, included in a particular trust.

      See "Description of the Trust Funds" in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

      The related prospectus supplement may provide that the party specified in the related prospectus supplement may

      o repurchase all of the assets in the trust fund and thereby cause early retirement of the securities under the circumstances and in the manner specified in the related prospectus supplement and

      o repurchase a portion of such assets to retire specified class or classes of securities under the circumstances and in the manner specified in the related prospectus supplement.

      See "Description of the Securities--Termination" in this prospectus.

      The yield on each class of securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the assets in the related trust and the timing of receipt of such payments.

      See "Yield Considerations" in this prospectus.

PREFUNDING ACCOUNT

      The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

      See "Description of the Trust Funds--Prefunding Account" in this prospectus.

CREDIT ENHANCEMENT

     If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

    o  overcollateralization                 o  excess interest

    o  subordination                         o  cross-support

    o  financial guaranty insurance policy   o  reserve fund

    o  spread account                        o  mortgage pool insurance policy

    o  letter of credit                      o  special hazard insurance policy

    o  cash collateral account

      Any credit support will be described in detail in the applicable prospectus supplement.

      See "Description of Credit Support" in this prospectus.

RATING OF SECURITIES

      The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

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                                       8

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      o     A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

      o Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

      See "Risk Factors--Risks Associated with the Securities--Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in this prospectus.

TAX STATUS OF THE SECURITIES

      The securities of each series offered will be either:

            o regular interests and residual interests in a trust fund treated as a REMIC;

            o     interests in a trust fund treated as a grantor trust;

            o     interests in a trust fund treated as a partnership; or

            o     debt obligations secured by assets of a trust fund.

      For additional information see "Federal Income Tax Consequences" in this prospectus and "Certain Material Federal Income Tax Consequences" in the prospectus supplement.

ERISA CONSIDERATIONS

      If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, the Code or similar law.

      For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

      The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of the securities for you and the consequences of the purchase, ownership and sale of the securities.

      For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

MATERIAL RISKS

      You are urged to read "Risk Factors" in this prospectus and in the prospectus supplement for a discussion of the material risks associated with an investment in the securities.

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                                       9

                                  RISK FACTORS

      You should consider, among other things, the following factors in connection with the purchase of securities.

Risks Associated with the Securities

      Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

      o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

      o issuance of any of the securities of any series in book-entry form may reduce the liquidity of such securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes; and

      o unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

      The Depositor, the Master Servicer, the Servicer, the Trustee and, if applicable, the Certificate Administrator Will Have Limited Obligations. No class of securities of any series will be an interest in or obligation of the depositor, the master servicer, the servicer, the trustee, the certificate administrator (if applicable) or any of their affiliates. Unless otherwise provided in the related prospectus supplement, the only obligations with respect to any of the securities or the related assets will be:

      o the servicer's and master servicer's servicing obligations under the applicable agreement; and

      o the obligation of the party making representations and warranties regarding the assets of a trust, the seller of the assets of a trust, either directly or indirectly, to the depositor or other entity specified in the related prospectus supplement to purchase, or substitute a substantially similar asset for any asset as to which there is defective documentation or a breach of certain representations and warranties made with respect to such asset.

      Unless otherwise provided in the prospectus supplement, the securities and the underlying assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the servicer, the trustee or any of their affiliates.

      Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of securities of the same series; excess interest; overcollateralization; cross-support; a financial guaranty insurance policy; a reserve fund; a spread account; a mortgage pool insurance policy; a special hazard insurance policy; a cash collateral account; a letter of credit; or other type of credit enhancement. See "Description of Credit Support" in this prospectus.

      Regardless of the form of credit enhancement provided:

      o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

      o the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

      o all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

      Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the assets (including prepayments, liquidations due to defaults and asset repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets. In particular:

      o the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and

      o the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

      The rate of prepayments on assets is influenced by a number of factors, including:

      o     the prevailing mortgage market interest rates;

      o     local and national economic conditions;

      o     homeowner mobility; and

      o     the ability of the borrower to obtain financing.

      In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield also will be adversely affected if losses on the assets in the related trust are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the assets in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

      See "Yield Considerations" in this prospectus.

      Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

      o assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

      o address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. Neither the depositor nor any of its affiliates will have any obligation to maintain any rating of any series of securities.

      Book-Entry Securities May Experience Certain Problems. Since transactions in the classes of securities of a Series issued in book-entry form can be effected only through The Depository Trust Company, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

      o you may experience delays in your receipts of payments of interest and principal; and

      o your ability to pledge such securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking or the Euroclear System may be limited due to the lack of a physical certificate.

      See "Description of the Securities--Book-Entry Registration and Definitive Securities" in this prospectus.

      Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

      o to the rights of the servicer and any master servicer (to the extent of their servicing fees, including any unpaid servicing fees with respect to one or more prior due periods, and its reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses); and

      o the holders of senior securities to the extent described in the related prospectus supplement.

      As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See "Description of Credit Support" in this prospectus.

      The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

Risks Associated with the Assets

      Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. All or a portion of the mortgage loans may consist of mortgage loans underwritten in accordance with the underwriting for sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that is ineligible for purchase by Fannie Mae or the Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. As a consequence:

      o delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines; and

      o changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

      Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

      General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to such mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan, thus delaying the amount received by the holders of the related securities with respect to such mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related trust, any remaining balance on such mortgage loan may not be recoverable.

      Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

      If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

      Geographic Concentration May Increase Rates of Loss and Delinquency. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on assets generally. Any concentration of the assets relating to any series of securities in such a region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

      See "The Mortgage Pool" in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

      Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust fund. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

      o the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

      o     the risk of loss if the deficiency judgment is not realized upon.

      Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

      In servicing junior mortgages, it is generally the servicer's and master servicer's practice to advance funds to keep the senior mortgage current if the mortgagor is in default thereunder. The servicer and master servicer intend to advance such amounts in accordance with their normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that mortgage loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in such senior mortgage upon subordinate financing.

      Special Risks of Certain Assets. Certain assets that may be included in the Trust may involve additional uncertainties not present in other types of assets. Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such assets are generally approved on the basis of the initial payment amount and the borrower's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

      Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See "The Mortgage Pool" in the related prospectus supplement.

      Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the related proceeds by the related trust. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure," "--Rights of Redemption" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

      Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance. Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

      Defaults May Be More Likely on Newer Assets. Certain of the assets underlying a series of securities may be recently originated as of the date of the inclusion in the related trust fund. Although little data is available, defaults on assets are generally expected to occur with greater frequency in their early years.

      Balloon Payment Assets May Have a Greater Default Risk at Maturity. Certain of the underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset. See "The Mortgage Pool" in the related prospectus supplement.

      Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such assets is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

      o to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

      o to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

      Texas Home Equity Loans Have Significant Limitations. Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas. The Texas Constitution permits this type of loan, but significant limitations are imposed on permitted terms, conditions and practices incident to their creation. For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing these types of loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

      Increased Risk of Loss if Assets are Delinquent. A portion of the assets may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related thereto. You should consider the risk that the inclusion of such assets in the trust fund for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series.

      Cash Flow Agreements are Subject to Counterparty Risk. The assets of a trust fund may, if specified in the related prospectus supplement, include agreements such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust fund under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the securities will be subject to the credit risk of the counterparty. The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any "breakage fee," which may exist to facilitate the replacement of this type of agreement upon the default or credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of the servicer to obtain a replacement agreement.

      Violations of Federal, State and Local Laws May Adversely Affect Ability to Collect on Loans

      The mortgage loans may also be subject to federal, state and local laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

      o for mortgage loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

      Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions may:

      o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

      o apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995;

      o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

      o     affect the enforceability of the related loans.

      In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. Violations of certain provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the mortgagor to a refund of amounts previously paid and may subject the depositor, the servicer, the master servicer or the trust to damages and administrative enforcement. As a result, these violations or alleged violations could result in shortfalls in the distributions due on your securities.

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

      In the past few years, a number of legislative proposals have been introduced at both the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state and local laws may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller of the assets, either directly or indirectly, to the depositor will make representations and warranties with respect to each asset relating to compliance with federal, state and local laws at the time of origination, that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 and that none of the mortgage loans are "high cost" loans within the meaning of such federal, state and local laws. In the event of a breach of any such representations, the party specified in the related prospectus supplement will be required to cure such breach or repurchase or replace the affected mortgage loan. In addition, such party will be required to reimburse the related trust fund for any damages or costs incurred by such trust fund as a result of a breach of the representation as to compliance with federal, state and local laws. However, if such party is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your securities could occur. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Representations and Warranties; Repurchases" and see "Certain Legal Aspects of the Mortgage Loans" in this prospectus for other limitations on the enforceability of mortgage loans.

      The home improvement contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

      o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

      o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

      See "Certain Legal Aspects of the Contracts" in this prospectus for other limitations on the enforceability of the home improvement contracts.

Market Values of Manufactured Homes May Increase the Risk of Loss

      Manufactured homes generally depreciate in value. Thus investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract. As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in a trust fund. See "Description of Credit Support" in this prospectus.

Risk of Loss May Be Greater on Unsecured Home Improvement Loans

      The obligations of the borrower under any unsecured home improvement loan included in a trust fund will not be secured by an interest in the related real estate or any other property. In the event of a default, the trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety. As a result, the trust fund may suffer losses. In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of the borrower's obligations as if such obligations were secured by the real estate or other assets owned by such borrower.

Risks of Loss May Increase Due to Defective Security Interest and Effects of
 Certain Other Legal Aspects of the Contracts

      The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home. Perfection of such security interests and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified therein from the seller of the assets to the trustee and will not deliver any certificate of title to the trustee or note thereon the trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or such security interest may not be perfected and, may not be effective against creditors of the seller of the assets or a trustee in bankruptcy of such seller.

      In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the trustee as assignee of the contracts. The seller of the assets of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract. A breach of any such warranty that materially adversely affects any contract would create an obligation of the seller of the assets to repurchase, or if permitted by the applicable agreement, substitute for, such contract unless such breach is cured. If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due. See "Certain Legal Aspects of the Contracts."

                         DESCRIPTION OF THE TRUST FUNDS

Assets

      The primary assets of each Trust Fund (the "Assets" ) will include (i) a segregated pool of single family and/or multifamily mortgage loans which may include sub-prime mortgage loans (the "Mortgage Loans" ), including without limitation, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) home improvement installment sales contracts or installment loans that are unsecured (the "Unsecured Home Improvement Loans" ), (iii) manufactured housing installment sales contracts and installment loan agreements (the "Contracts" ) or (iv) a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

      The Assets included in the Trust Fund for a Series may be subject to various types of payment provisions. Such Assets may consist of (1) "Level Payment Assets," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances; (2) "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during the early period after origination of such Assets; (4) "Increasing Payment Assets," as described below; (5) "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable thereon; (6) "GEM Assets," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets;

(7) "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years; (8) "Step-up Rate Assets" which provide for interest rates that increase over time; (9) "Balloon Payment Assets" which are mortgage loans that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity; (10) "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and (11) "Bi-weekly Assets," which provide for obligor payments to be made on a bi-weekly basis.

      An Increasing Payment Asset is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the obligor's monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Assets, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The obligor's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The obligor's monthly payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An obligor's monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related prospectus supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

Mortgage Loans

      General

      Each Mortgage Loan will generally be secured by a lien on (i) a one-to four-family residential property or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property" and the related Mortgage Loan a "Multifamily Mortgage Loan"). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties." To the extent specified in the related prospectus supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement. The Mortgage Loans may include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans") and/or (ii) secured home improvement installment sales contracts and secured installment loan agreements ("Home Improvement Contracts"). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the

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

Depositor. The related prospectus supplement will indicate if any person who originated the Mortgage Loans (each an "Originator") is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties.

      Loan-to-Value Ratio

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related Series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

      Mortgage Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable cut-off date (the "Cut-off Date") specified in the prospectus supplement, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, (xi) the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and (xii) the material underwriting standards used for the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission" ) after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

      The related prospectus supplement will specify whether the Mortgage Loans include (i) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related prospectus supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act of 1934 (the "National Housing Act") and, if so, the limitations on such insurance. In addition, the related prospectus supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

      Payment Provisions of the Mortgage Loans

      All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated. See "--Assets" above.

      Revolving Credit Line Loans

      As more fully described in the related prospectus supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such prospectus supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

      The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. Except as otherwise set forth in the related prospectus supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

      Unsecured Home Improvement Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date, (ii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans, (iii) the earliest and latest origination date and maturity date of the Unsecured Home

Improvements Loans, (iv) the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans,
(v) the state or states in which most of the Unsecured Home Improvement Loans were originated, (vi) information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans, (vii) with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM Unsecured Home Improvement Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan, (viii) information regarding the payment characteristics of the Unsecured Home Improvement Loan, (ix) the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent and (x) the material underwriting standards used for the Unsecured Home Improvement Loans. If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off
Date) from the characteristics thereof that are described in the related prospectus supplement.

Contracts

      General

      To the extent provided in the related prospectus supplement, each Contract will be secured by a security interest in a new or used manufactured home (each, a "Manufactured Home"). Such prospectus supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the Loan-to-Value Ratio of a Contract will be described in the related prospectus supplement.

      Contract Information in Prospectus Supplements

      Each prospectus supplement will contain certain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (x) the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent, (xi) information regarding the payment characteristics of the Contracts and (xii) the material underwriting standards used for the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

      Payment Provisions of the Contracts

      All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "Contract Rate") that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related prospectus supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related prospectus supplement. See "--Assets" above.

Pre-Funding Account

      To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "Pre-Funding Account"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related prospectus supplement (the "Pre-Funding Period") after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel (including bankruptcy, corporate and tax opinions).

      Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related prospectus supplement.

Accounts

      Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

Credit Support

      If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more Classes of Securities in the related Series in the form of subordination of one or more other Classes of Securities in such Series or by one or more other types of credit support, such as overcollateralization, excess interest, cross-support, a reserve fund, a guarantee, a letter of credit, an insurance policy, a spread account or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a Series of Securities. See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

Cash Flow Agreements

      If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more Classes of Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related Series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

      The yield on any Offered Security will depend on the price paid by the holder of the Security (the "Securityholder"), the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors--Risks Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities."

Pass-Through Rate and Interest Rate

      Securities of any Class within a Series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The prospectus supplement with respect to any Series of Securities will specify the Pass-Through Rate or interest rate for each Class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more Classes of Securities; and whether the distributions of interest on the Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an "Accrual Period"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the Securities (or addition to the Security Balance of a Class of Accrual Securities) on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of Securities (a "Distribution Date") will include interest accrued during the Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Accrual Period ended on such day before the Distribution Date.

Payments of Principal; Prepayments

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the Classes of Securities of a Series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a Series of Securities, the effect on yield on one or more Classes of the Securities of such Series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

      When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is received or such other date as is specified in the related prospectus supplement.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

Prepayments--Maturity and Weighted Average Life

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Securities may affect the ultimate maturity and the weighted average life of each Class of such Series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Securities of the related Series.

      If so provided in the prospectus supplement for a Series of Securities, one or more Classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the stated principal amount (the "Security Balance") thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Securities of a Series will be influenced by the rate at which principal on the Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the Classes of Securities of the related Series, one or more Classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

      The prospectus supplement with respect to each Series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Securities of such Series and the percentage of the initial Security Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

      Type of Asset

      If so specified in the related prospectus supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicer, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

      As may be described in the related prospectus supplement, the applicable Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

      In addition, and as may be described in the related prospectus supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

      The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

      Termination

      If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate principal balance of the Assets or the aggregate Security Balance of the Securities of such Series declines to a percentage specified in the related prospectus supplement (not to exceed 10%) of the aggregate initial principal balance of such Assets or initial Security Balance of such Securities, as the case may be, under the circumstances and in the manner set forth therein. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

      Defaults

      The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related Series of Securities.

      Refinancing

      At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

      Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale clauses" that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, except as set forth in the related prospectus supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions." The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause." See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                  THE DEPOSITOR

      Asset Backed Funding Corporation (the "Depositor") is a direct wholly-owned subsidiary of Banc of America Mortgage Capital Corporation and was incorporated in the State of Delaware on July 23, 1997. The principal executive offices of the Depositor are located at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

      The Depositor formerly was an indirect wholly-owned subsidiary of NationsBank Corporation. On September 30, 1998, BankAmerica Corporation was merged with and into NationsBank Corporation with the latter entity surviving. Upon completion of the merger, NationsBank Corporation changed its name first to BankAmerica Corporation and then to Bank of America Corporation. As a result, the Depositor is now an indirect wholly-owned subsidiary of Bank of America Corporation.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

                          DESCRIPTION OF THE SECURITIES

General

      The asset-backed certificates (the "Certificates") of a series (each, a "Series") (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund (the "Trust" or the "Trust Fund") created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the "Notes" and, together with the Certificates, the "Securities"), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a "Class") of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (the "Senior Certificates" or the "Senior Notes" and, collectively, "Senior Securities") or subordinate (the "Subordinate Certificates" or the "Senior Notes" and, collectively, "Subordinate Securities") to one or more other Classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series (collectively, "Accrual Securities"); (v) provide for payments of principal as described in the related prospectus supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related prospectus supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an "Asset Group"). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and a related prospectus supplement (the "Offered Securities" ).

      Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Book-Entry Securities May Experience Certain Problems and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Risks Associated with the Securities--Securities May Not be Liquid."

Distributions

      Distributions on the Securities of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

Available Distribution Amount

      All distributions on the Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

            (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless a different period is specified in the related prospectus supplement, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                  (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund ("Liquidation Proceeds"), and other unscheduled recoveries received subsequent to the related Due Period,

                  (c) all amounts in the Collection Account that are due or
            reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related Trust Fund, and (d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

            (ii) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

            (iii) all advances made by a Servicer or the Master Servicer or any other entity as specified in the related prospectus supplement with respect to such Distribution Date;

            (iv) if and to the extent the related prospectus supplement so provides, amounts paid by a Servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

            (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

      The related prospectus supplement for a Series of Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.

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

Distributions of Interest on the Securities

      Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a Component thereof (the "Pass-Through Rate" in the case of Certificates). The related prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related prospectus supplement specifies a different basis.

      Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any Class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Security Interest on a Series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such Class. See "Risk Factors--Risk Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities" and "Yield Considerations."

Distributions of Principal of the Securities

      The Securities of each series, other than certain Classes of Strip Securities, will have a Security Balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related prospectus supplement, the initial aggregate Security Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain Classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

Categories of Classes of Securities

      The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.

Categories of Classes                               Definition

                                               PRINCIPAL TYPES

Accretion Directed Class..........  A Class that receives principal payments from the accreted interest from specified
                                    Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the Assets for the related Series.

Component Class...................  A Class consisting of two or more specified components (each, a "Component") as
                                    described in the applicable prospectus
                                    supplement. The Components of a Class may have different principal and/or interest payment characteristics but together constitute a single Class and do not represent severable interests. Each Component may be identified as falling into one or more of the categories in this chart.

Lockout Class.....................  A senior Class that is designed not to participate in or to participate to a
                                    limited extent in (i.e., to be "locked out" of), for a specified period, the receipt of
                                    (1) principal prepayments on the Assets that are allocated disproportionately to the senior Classes of such Series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the Assets that are allocated to the senior Classes as a group. A Lockout Class will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions or principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the principal balances of other senior Classes. Lockout Classes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Class.............  A Class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Pass-Through Class................  A Class of Senior Securities that is entitled to receive all or a specified
                                    percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates (other than any Ratio Strip Class) in the aggregate on a Distribution Date and that is not designated as a Sequential Pay Class.

Planned Amortization Class          A Class that is designed to receive
  (also sometimes referred to       principal payments using a predetermined
  as a "PAC").....................  principal balance schedule derived by assuming two constant prepayment rates for the underlying Assets. These

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

                                    two rates are the endpoints for the
                                    "structuring range" for the Planned
                                    Amortization Class. The Planned Amortization
                                    Classes in any Series of Securities may be subdivided into different categories (e.g., Planned Amortization Class I ("PAC I"), Planned Amortization Class II ("PAC II") and so forth) derived using different structuring ranges and/or payment priorities. A PAC is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

Ratio Strip Class.................  A Class that is entitled to receive a constant proportion, or "ratio strip," of the principal payments on the underlying Assets.

Scheduled Amortization Class......  A Class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Assets. In the former case, the two rates are the endpoints for the "structuring range" for the Scheduled Amortization Class and such range generally is narrower than that for a Planned Amortization Class. Typically, the Support Class(es) for the applicable Series of Securities generally will represent a smaller percentage of the Scheduled Amortization Class than a Support Class generally would represent in relation to a Planned Amortization Class or a Targeted Amortization Class. A Scheduled Amortization Class is generally less sensitive to weighted average life volatility as a result of prepayments than a Support Class but more sensitive than a Planned Amortization Class or a Targeted Amortization Class.

Senior Securities.................  Classes that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Securities.

Sequential Pay Class..............  A Class that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first Distribution Date on which it receives principal until it is retired. A single Class is entitled to receive principal payments before or after other Classes in the same Series of Securities may be identified as a Sequential Pay Class.

Subordinated Securities...........  Classes that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and certain Classes of Subordinated Securities with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Class................  A Class of Senior Securities that will not bear its share of certain losses or is not allocated certain losses after the Classes of Subordinated Securities are no longer outstanding and one or more specified Classes of Senior Securities bear such losses.

Super Senior Support Class........  A Class of Senior Securities that bears certain losses allocated to one or more
                                    Classes of Senior Securities or is allocated certain

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

                                    losses while one or more Classes of Senior
                                    Securities are not allocated losses.

Support Class (also sometimes       A Class that is entitled to receive
  referred to as a "Companion       principal payments on any Distribution Date
  Class").........................  only if scheduled payments have been made on specified Planned Amortization Classes,
                                    Targeted Amortization Classes and/or
                                    Scheduled Amortization Classes.

Targeted Amortization Class         A Class that is designed to receive
(also sometimes referred to         principal payments using a predetermined
as a "TAC").......................  principal balance schedule derived by assuming a single constant prepayment rate for the underlying Assets. A TAC is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class.

                                                INTEREST TYPES

Accrual Class.....................  A Class that accretes the amount of accrued interest otherwise distributable on such
                                    Class, which amount will be added as
                                    principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

Fixed Rate Class..................  A Class with an interest rate that is fixed throughout the life of the Class.

Floating Rate Class...............  A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only Class...............  A Class that is entitled to receive some or all of the interest payments made on the Assets and little or no principal. Interest Only Classes have either no principal balance, a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

Inverse Floating Rate Class.......  A Class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate Class.

Prepayment Premium Class..........  A Class that is only entitled to penalties or premiums, if any, due in connection with a full or partial prepayment of an Asset.

Principal Only Class..............  A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Class.................  A Class with a fixed interest rate that is reduced to a lower fixed rate after a
                                    specific period of time. The difference
                                    between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

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

Variable Rate Class...............  A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Assets.

Components

      To the extent specified in the related prospectus supplement, distribution on a Class of Securities may be based on a combination of two or more different Components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to Components of such a Class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such Component and the Pass-Through Rate or interest rate, if any, on any such Component, respectively.

Distributions on the Securities of Prepayment Premiums

      If so provided in the related prospectus supplement, Prepayment Premiums that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

      If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

      With respect to any Series of Securities evidencing an interest in a Trust Fund, if so provided in the related prospectus supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Securities that includes one or more Classes of Subordinate Securities and if so provided in the related prospectus supplement, the Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more Classes of Senior Securities and/or may be subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more Classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the related prospectus supplement, including out of any amounts otherwise distributable on one or more Classes of Subordinate Securities of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Servicer from excess funds in the Collection Account, the Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related prospectus supplement, the obligations of the Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the applicable Agreement and described in such prospectus supplement.

      If specified in the related prospectus supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a Servicer default.

Reports to Securityholders

      With each distribution to holders of any Class of Securities of a Series, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the applicable Agreement, a statement generally setting forth, in each case to the extent applicable and available:

            (i) the amount of such distribution to holders of Securities of such Class applied to reduce the Security Balance thereof;

            (ii) the amount of such distribution to holders of Securities of such Class allocable to Accrued Security Interest;

            (iii) the amount of such distribution allocable to Prepayment Premiums;

            (iv) the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

            (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

            (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans or Contracts in respect of which (a) one scheduled payment is delinquent,
      (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

            (viii) with respect to any Mortgage Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

            (ix) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (a "REO Property") relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

            (x) with respect to each REO Property relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the applicable Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

            (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and
      (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

            (xii) the aggregate Security Balance or notional amount, as the case may be, of each Class of Securities (including any Class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

            (xiii) the aggregate amount of principal prepayments made during the related Due Period;

            (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

            (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

            (xvi) the aggregate unpaid Accrued Security Interest, if any, on each Class of Securities at the close of business on such Distribution Date;

            (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

            (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

            (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

            (xx) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

            (xxi) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

            (xxii) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

      Within a reasonable period of time after the end of each calendar year, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

Termination

      The obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Collection Account or by a Servicer, the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and
(ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will the Trust Fund continue beyond the date specified in the related prospectus supplement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the Security Balance of a specified Class or Classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such Class or Classes or purchase such Class or Classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the Trust Fund will be without recourse to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such class or classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein.

Optional Purchases

      Subject to the provisions of the applicable Agreement, the Depositor, the Servicer or such other party specified in the related prospectus supplement may, at such party's option, repurchase (i) any Asset which is in default or as to which default is reasonably foreseeable if, in the Depositor's, the Servicer's or such other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted and (ii) any Asset as to which the origination of such Asset breached a representation or warranty made with respect of such Mortgage Loan to the Depositor, the Servicer or such other party at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable prospectus supplement.

Definitive Form

      If so specified in the related prospectus supplement, Securities of a Series may be issued as Definitive Securities. Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

In the event that an election is made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the Trustee of an affidavit described under "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities."

Book-Entry Registration and Definitive Securities

      If so specified in the related prospectus supplement, one or more Classes of Securities of a Series will be issued as Securities and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, no service charge will be made for any such registration or transfer of such Securities, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

      If so specified in the related prospectus supplement, Book-Entry Securities may be initially represented by one or more Securities registered in the name of DTC and be available only in the form of book-entries. If specified in the related prospectus supplement, holders of Securities may hold beneficial interests in Book-Entry Securities through DTC (in the United States) or Clearstream or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of Securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended ("Exchange Act"). DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and Participants are on file with the Commission.

      Beneficial owners ("Security Owners") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. Participants who are Security Owners of Book-Entry Securities will receive a credit for such Securities on DTC's records. The ownership interest of such holder will in turn be recorded on respective records of the Participants and Indirect Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Securityholders entered into the transaction. Unless and until Definitive Securities (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Securities of any Series will be Cede & Co. ("Cede" ), as nominee of DTC. Security Owners will only permitted to exercise the rights of holders indirectly through Participants and DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry

Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

      DTC has advised the Servicer and the Depositors that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC has advised the Servicer and the Depositors that DTC will take such action with respect to any Percentage Interests of the Book-Entry Securities of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Securities. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

      Clearstream International, L-2967 Luxembourg ("Clearstream"), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the of the world's major financial institutions.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific Securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments and distributions with respect to Book-Entry Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, National Association, the relevant depositary of Clearstream and Euroclear (the "Depositaries" ), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations." Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      Book-Entry Securities of a Series will be converted to Definitive Securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee only if DTC advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities of such Series and the Servicer is unable to locate a qualified successor or under the circumstances specified in the related prospectus supplement or as provided in the related Pooling and Servicing Agreement. Upon issuance of Definitive Securities of a Series to Security Owners, such Book-Entry Securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

                          DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

      REMIC Securities, Grantor Trust Securities

      Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as REMIC Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Trustee and the sole Servicer or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, each Servicer will perform its servicing functions pursuant to a servicing agreement (each, an "Underlying Servicing Agreement").

      Securities That Are Partnership Interests for Tax Purposes and Notes

      Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

      A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the Indenture Trustee named in the related prospectus supplement. The Trust Fund will be established pursuant to a deposit trust agreement (each, a "Deposit Trust Agreement") between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an "Indenture Servicing Agreement") between the related Trust Fund as issuer of the Notes, the Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Indenture Servicing Agreements, the Underlying Servicing Agreements and the Indenture are referred to each as an "Agreement."

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing
 Agreements

      General

      The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement. The prospectus supplement for a Series of Securities will describe any provision of the applicable Agreement relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term "Security" refers to all of the Securities of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series of Securities without charge upon written request of a Securityholder of such Series addressed to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Vice President.

      The servicers (the "Servicers"), any master servicer (the "Master Servicer") and the trustee (the "Trustee") or indenture trustee (the "Indenture Trustee"), as applicable, with respect to any Series of Securities will be named in the related prospectus supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer will perform certain administration, calculation and reporting functions with respect to such Trust Fund and will supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to Series involving a Master Servicer, references in this prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related prospectus supplement, a manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund or certain administrative functions which would otherwise be performed by the Servicer or the Master Servicer may be performed by the Trustee.

      Assignment of Assets; Repurchases

      At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such Series. Each Asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate.

      With respect to each Mortgage Loan, except as otherwise specified in the related prospectus supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The applicable Agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) recordation in a state is not required by the Rating Agencies rating the Series in order to obtain the initial ratings on the Securities described in the related prospectus supplement.

      Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the Asset Seller or other entity specified in the related prospectus supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicer or such other price as specified in the related prospectus supplement (the "Purchase Price") or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related prospectus supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related prospectus supplement.

      With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be authorized by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Company to the Trust Fund only to the extent specified in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

      While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Representations and Warranties; Repurchases

      To the extent provided in the related prospectus supplement the Depositor will, with respect to each Asset, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties including the Depositor, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the applicable Agreement; (ii) in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Asset; (iv) the payment status of the Asset; (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

      A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the applicable Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related prospectus supplement, will constitute an Event of Default under such Agreement. See "--Events of Default under the Agreements" and "--Rights Upon Event of Default under the Agreements."

      Collection Account and Related Accounts

      General. The Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any Class of Securities of such Series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the applicable Agreement

("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise specified in the applicable prospectus supplement, any interest or other income earned on funds in the Collection Account will be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

      Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the applicable Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

            (i) all payments on account of principal, including principal prepayments, on the Assets;

            (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

            (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

            (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under "Description of Credit Support";

            (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

            (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

            (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination";

            (viii) any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

            (ix) to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

            (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

            (xi) any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

            (xii) any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

      Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      to make distributions to the Securityholders on each Distribution Date;

            (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Assets;

            (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Assets and properties;

            (iii) to reimburse a Servicer for any advances described in clause
      (ii) above and any servicing expenses described in clause (iii) above which, in the Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the applicable Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more Classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding Class of Securities, of the related Series;

            (iv) if and to the extent described in the related prospectus supplement, to pay a Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such advances and servicing expenses remain outstanding and unreimbursed;

            (v) to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor";

            (vi) if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

            (vii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

            (viii) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

            (ix) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

            (x) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

            (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the applicable prospectus supplement, respectively;

            (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

            (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of Securityholders;

            (xiv) to pay for the costs of recording the applicable Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the applicable Agreement;

            (xv) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

            (xvi) to make any other withdrawals permitted by the applicable Agreement; and

            (xvii) to clear and terminate the Collection Account at the termination of the Trust Fund.

      Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related prospectus supplement, the applicable Agreement for any Series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The prospectus supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

      Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the applicable Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset, subject to the terms and conditions of the applicable agreement.

      Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (ii) in its judgment, materially impair the security for the

Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if, unless otherwise provided in the related prospectus supplement, (i) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

      In the case of Multifamily Mortgage Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Mortgage Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the applicable Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Mortgage Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Mortgage Loan and the laws of the jurisdiction in which the Multifamily Property is located.

      Realization Upon Defaulted Assets

      Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain Classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

      If so specified in the related prospectus supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the applicable Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the close of the third calendar year after the year of the acquisition of the property by the Trust Fund will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the applicable Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Asset under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

      If any property securing a defaulted Asset is damaged the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

      If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "--Hazard Insurance Policies" and "Description of Credit Support."

      Hazard Insurance Policies

      Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related prospectus supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The applicable Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicer from the Collection Account, with interest thereon, as provided by the applicable Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

      Contracts

      Generally, the terms of the applicable Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

      The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

      Fidelity Bonds and Errors and Omissions Insurance

      Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The applicable Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in such Agreement are met.

      Due-on-Sale Provisions

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses." The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

      Retained Interest; Servicing Compensation and Payment of Expenses

      The prospectus supplement for a Series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the applicable Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Servicer's primary servicing compensation with respect to a Series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related prospectus supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement with respect to a Series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors

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

and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the applicable Agreement.

      The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related prospectus supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

      Evidence as to Compliance

      Each Agreement relating to Assets which include Mortgage Loans or Contracts will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such other program used by the Servicer, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including the applicable Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the applicable Agreement throughout the preceding calendar year or other specified twelve-month period.

      Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Servicer or other entity specified in the related prospectus supplement at the address set forth in the related prospectus supplement.

      Certain Matters Regarding Servicers, the Master Servicer and the Depositor

      The Servicers and Master Servicer under each Agreement will be named in the related prospectus supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

      The applicable Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of such Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the applicable Agreement.

      Each Agreement will further provide that none of any Servicer, the Depositor or any director, officer, employee, or agent of a Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the applicable Agreement; provided, however, that none of a Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or

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

gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of a Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the applicable Agreement. In addition, each Agreement will provide that neither any Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the applicable Agreement.

      Special Servicers

      If and to the extent specified in the related prospectus supplement, a special servicer (a "Special Servicer") may be a party to the applicable Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Agreement. The Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement.

      Events of Default under the Agreements

      Events of default under the applicable Agreement will generally include
(i) any failure by the Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Servicer under the applicable Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and
(iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related prospectus supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor

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

and all Securityholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or Class or Classes of Securities will be specified in the related prospectus supplement.

      Rights Upon Event of Default under the Agreements

      So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the applicable Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the applicable Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related prospectus supplement) to act as successor to the Servicer under the applicable Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the applicable Agreement.

      The holders of Securities representing at least 66 (2)/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights allocated to the respective Classes of Securities affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "--Events of Default under the Agreements" may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

      No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related prospectus supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      Amendment

      Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related prospectus supplement, (iii) to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or

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

supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the Depositor, the Servicer and the Trustee, with the consent of the Securityholders affected thereby evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any Series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

      The Trustee

      The Trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates. With respect to certain Series of Securities, a certificate administrator will perform certain duties and functions normally performed by the Trustee. Any certificate administrator will be a party to the applicable Agreement and will be named in the applicable Prospectus Supplement. Any certificate administrator will have obligations and rights similar to the Trustee as described in this Prospectus.

      Duties of the Trustee

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the applicable Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the applicable Agreement.

      Certain Matters Regarding the Trustee

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the applicable Agreement or Series of Securities (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Securities entitled to not less than 25% (or such other percentage as is specified in the applicable Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the applicable Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

      Resignation and Removal of the Trustee

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer. If no successor trustee shall

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

have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any Class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer. Securityholders of any Series entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

      General

      The following summary describes the material provisions that may appear in each Indenture. The prospectus supplement for a Series of Notes will describe any provision of the Indenture relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture for a Series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any Series of Notes without charge upon written request of a Securityholder of such Series addressed to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255,
Attention: Vice President.

      Events of Default

      Events of default under the Indenture for each Series of Notes will generally include: (i) a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other event of default provided with respect to Notes of that Series.

      If an event of default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related prospectus supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

      If, following an event of default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the

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

collateral securing the Notes of a Series following an event of default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 (2)/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

      To the extent provided in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such Series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such Series affected thereby.

      Discharge of Indenture

      The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of

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

such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report

      The Indenture Trustee for each Series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee

      The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such Series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

General

      For any Series of Securities, Credit Support may be provided with respect to one or more Classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more Classes of Securities, overcollateralization, excess interest, cross-support, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

      The coverage provided by any Credit Support will be described in the related prospectus supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "Covered Trust"), Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more Classes of Securities of a Series, or the related Assets, the related prospectus supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the

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

prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage."

Subordinate Securities

      If so specified in the related prospectus supplement, one or more Classes of Securities of a Series may be Subordinate Securities. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related prospectus supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Overcollateralization

      If specified in the related prospectus supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Assets or a group thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or group thereof, over the principal balance of the related Class or Classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

      If specified in the related prospectus supplement, the Assets in a Trust Fund may generate more interest than is necessary to pay the interest earned on the Classes of Securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Securities and to reimburse certain Classes of Securities for losses and certain shortfalls that they experienced previously.

Cross-Support Provisions

      If the Assets for a Series are divided into separate groups, each supporting a separate Class or Classes of Securities of a Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The prospectus supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Limited Guarantee

      If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Financial Guaranty Insurance Policy or Surety Bond

      If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

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Letter of Credit

      Alternative credit support with respect to a Series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Securities will be set forth in the prospectus supplement relating to such Series.

Pool Insurance Policies

      If so specified in the related prospectus supplement relating to a Series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the related prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

      If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

      If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Securities will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency or Rating Agencies that rate such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related Series, which amount will be set forth in the related prospectus supplement. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Reserve Funds

      If so provided in the prospectus supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Securities.

      Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any

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related Servicer or another service provider as additional compensation. To the extent specified in the related prospectus supplement, the reserve fund, if any, for a Series will not be a part of the Trust Fund.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law(which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law

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may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

      If specified in the prospectus supplement relating to a Series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and

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accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure--Cooperative Loans" below.

Land Sale Contracts

      Under Land Sale Contracts the contract seller (hereinafter referred to as the "Contract Lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the Land Sale Contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Land Sale Contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Land Sale Contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the Land Sale Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a Land Sale Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Land Sale Contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a Land Sale Contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a Land Sale Contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

      General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

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      Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

      Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may

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exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

      Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year the Trust Fund acquired the property. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than such period of time if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

      Cooperative Loans

      The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

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Junior Mortgages

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
 Lenders

      Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the

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excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

      A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the bankruptcy code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.)

      The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

      A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

      Generally, a repayment plan in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture. Certain courts have also allowed modifications when the Mortgage Loan is fully unsecured at the time of bankruptcy.

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      The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

      State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA Amendment") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the Depositor, and the Depositor would be obligated to repurchase such Mortgage Loan as described herein.

      Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

      The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Enforceability of Certain Provisions

      Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

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      Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

      A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

      The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may

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incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

      The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

      A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

      Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

      On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of "participation in management." The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence" standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

      If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

      Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

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Due-on-Sale Clauses

      Unless the related prospectus supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment premium upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Premiums

      Some state laws restrict the imposition of Prepayment Premiums and late fees even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of Prepayment Premiums and late fees in connection with some types of eligible mortgage loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that Prepayment Premiums and late fees may not be collected even on loans that provide for the payment of those charges. The "OTS", the agency that administers the Parity Act for unregulated, non-federally chartered housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized state-chartered housing creditors to charge Prepayment Premiums and late fees in certain circumstances notwithstanding contrary state law, effective with respect to mortgage loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect mortgage loans originated by such entities before July 1, 2003.

Subordinate Financing

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Homeowners Protection Act of 1998

      The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to

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mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

      Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan, including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the mortgagor's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. Further, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The Relief Act applies to mortgagors who are members of the U.S. Armed Forces and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (the "California Military Code") provides protection substantially similar to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. In addition, other states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of mortgagors in such states who are active or reserve members of the armed services. It is possible that the Relief Act, the California Military Code or similar state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act, the California Military Code or similar state law could result in losses to the holders of the Securities of the related Series. Further, since the Relief Act, the California Military Code and similar state law impose limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

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Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

General

      As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

      The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Company to the Trustee only if provided in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

Security Interests in the Manufactured Homes

      The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that

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manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a Series of Securities and if so described in the related prospectus supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

      The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related prospectus supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

      In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or

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

information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the applicable Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

      The Servicer on behalf of the Trustee, to the extent required by the applicable Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers Civil Relief Act

      The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act."

Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

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

Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

      The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

      In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

      Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

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                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

      The following discussion addresses securities of four general types: (i) securities ("REMIC Securities") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC" ) under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) securities ("Grantor Trust Securities") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) securities ("Partnership Securities") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the applicable prospectus supplement, references to "Mortgage Loans" include Contracts. Except as set forth in the applicable prospectus supplement, no REMIC election will be made with respect to Unsecured Home Improvement Loans.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

      Taxable Mortgage Pools

      Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

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

REMICS

      Classification of REMICs

      With respect to each Series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in that REMIC within the meaning of the REMIC Provisions.

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is either transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the Startup Day of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the

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related REMIC. The aggregate fair market of any such reserve cannot exceed 50%
of the aggregate fair market value of all assets of the REMIC on the Startup Day.. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

      In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests with respect to each REMIC Pool.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Securities

      In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing

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sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures

      For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

      Taxation of Owners of Regular Securities

      General

      In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

      Original Issue Discount

      Accrual Securities will be, and other Classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on OID Regulations issued under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

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      Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includable in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

      A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.

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The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

      In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

      Acquisition Premium

      A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Securities

      Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous

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variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

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     Market Discount

      A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

      Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

      Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue

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Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Amortizable Premium

      A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

      Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

      Treatment of Losses

      Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectable.

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

Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

      Sale or Exchange of Regular Securities

      If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers

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

generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Taxation of Owners of Residual Securities

      Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

      The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

      A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax

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

otherwise available to a foreign Residual Securityholder. See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

      Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

      A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. The regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.

      Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense

      Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

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

      Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Taxation of Owners of Regular Securities--Amortizable Premium."

      Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income

      A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

      The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses

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

of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Securities

      Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

      If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an

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"electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

      In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied: Either

            (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

                  (i) the present value of any consideration given to the
            transferee to acquire the interest;

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

                  (ii) the present value of the expected future distributions on the interest; and

                  (iii) the present value of the anticipated tax savings
            associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

            (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the fourth requirement above, and thus meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Sale or Exchange of a Residual Security

      Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its

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interest in the REMIC Pool terminates, and if it holds such Residual
Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

      Mark to Market Regulations

      The IRS has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market.

      Taxes That May Be Imposed on the REMIC Pool

      Prohibited Transactions

      Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

      Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise

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permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

      Net Income from Foreclosure Property

      The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

      Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

      Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

      Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual

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Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

      Taxation of Certain Foreign Investors

      Regular Securities

      Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

      Final withholding regulations (the "Withholding Regulations") address methods of satisfying the beneficial ownership certification requirement described above. The Withholding Regulations require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the Withholding Regulations.

      Residual Securities

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual

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Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

      Backup Withholding

      Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (increasing to 31% after
2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Holder's federal income tax liability. The Withholding Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

      Reporting Requirements

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code
Section 67 expenses (see "--Taxes That May Be Imposed on the REMIC Pool--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

      Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

      Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or

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establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trust Funds

      Classification of Grantor Trust Funds

      With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

Standard Securities

      General

      Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

      Holders of Standard Securities, particularly any Class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

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     Tax Status

      With respect to a Series, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans:

      o A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

      o A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

      o A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet points above or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

      Premium and Discount

      Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities--Premium." The rules allowing for the amortization of premium are available with respect to Mortgage Loans originated after September 27, 1985.

      Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are

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purchased at a price equal to the then unpaid principal amount of such Mortgage
Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includable by such holder.

      Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

      Recharacterization of Servicing Fees

      If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

      Accordingly, if the IRS's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Securities

      Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the

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conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

Stripped Securities

      General

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

      In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

      Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such

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regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

      The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

      A holder of a Stripped Security, particularly any Class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under "--Standard Securities--General."

      Status of Stripped Securities

      No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

      Taxation of Stripped Securities

      Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

      If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

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      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

      Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

      Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

      Reporting Requirements and Backup Withholding

      The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of

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original issue discount required to be reported as taxable income by a
Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Taxation of Certain Foreign Investors--Backup Withholding."

      Reportable Transactions

      Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the Certificates.

      Taxation of Certain Foreign Investors

      To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

      Classification of Partnership Trust Funds

      With respect to each Series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      Characterization of Investments in Partnership Securities and Debt Securities

      For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

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      Taxation of Debt Securityholders

      Treatment of the Debt Securities as Indebtedness

      The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

      Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

      Taxation of Owners of Partnership Securities

      Treatment of the Partnership Trust Fund as a Partnership

      If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

      Partnership Taxation

      As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds-- Standard Securities--General" and "--Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each

                                      107
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Due Period equal to the sum of (i) the interest that accrues on the Partnership
Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

      Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

      Discount and Premium

      Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

      If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

      Section 708 Termination

      Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

      Disposition of Securities

      Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

      Allocations Between Transferors and Transferees

      In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 731 Distributions

      In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security does not exceed the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

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      Section 754 Election

      In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on its own purchase price for Partnership Securities.

      Administrative Matters

      The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      Tax Consequences to Foreign Securityholders

      It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to

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

withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      To the extent specified in the applicable prospectus supplement, (i) each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income; (ii) each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and (iii) a Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding

      Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (increasing to 31% after 2010) if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      ANY BENEFICIAL OWNER OF A SECURITY THAT REPORTS ANY ITEM OR ITEMS OF INCOME, GAIN, EXPENSE, OR LOSS IN RESPECT OF THE SECURITY FOR TAX PURPOSES IN AN AMOUNT THAT DIFFERS FROM THE AMOUNT REPORTED FOR BOOK PURPOSES BY MORE THAN $10 MILLION, ON A GROSS BASIS, IN ANY TAXABLE YEAR MAY BE SUBJECT TO CERTAIN DISCLOSURE REQUIREMENTS FOR "REPORTABLE TRANSACTIONS." PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING ANY POSSIBLE TAX RETURN DISCLOSURE OBLIGATION WITH RESPECT TO THE SECURITIES DISCUSSED HEREIN. THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

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                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA" ) and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state and local law materially similar to the foregoing provisions of ERISA and the Code. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

      A Plan's investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any Class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any Class of Securities is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

      On May 14, 1993, the DOL granted to NationsBank Corporation, the predecessor to Bank of America Corporation, the corporate parent of Banc of America Securities LLC, an individual administrative exemption, Prohibited Transaction Exemption ("PTE") 93-31, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC or certain other specified entities, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) Bank of America Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation, including Banc of America Securities LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a Class of Securities.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch"). Third, the Trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of the Underwriter, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities. Fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the applicable Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Trust Fund must meet the following requirements: (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

      A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with
(1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the

Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

      The Exemption was amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997), which, among other changes, permits the inclusion of a pre-funding account in a trust fund, provided that the following conditions are met: (a) the pre-funding account may not exceed 25% of the total amount of certificates being offered; (b) additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust fund; (c) the transfer of additional obligations to the trust during the pre-funding period must not result in the certificates receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates; (d) the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date; (e) the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support provider or insurance provider independent of the sponsor or by an independent accountant retained by the sponsor that confirms such conformance in writing; (f) the pre-funding period must be described in the prospectus or private placement memorandum provided to investing plans; and (g) the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

      Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (y) the date on which an event of default occurs under the pooling and servicing agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that the Pre-Funding Account will meet all of these requirements.

      To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee, or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or Underwriter has investment authority with respect to such assets.

      In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that

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

even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment. Fiduciaries of plans not subject to ERISA or the Code, such as governmental plans, should consider the application of any applicable federal, state or local law materially similar to the provisions of ERISA or the Code, as well as the need for and the availability of exemptive relief under such applicable law.

      Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

      The sale of Securities to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

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                                LEGAL INVESTMENT

      As will be specified in the applicable prospectus supplement, certain Classes of the Securities will constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

      Classes which qualify as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by loans on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.
S. C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC" ) has amended 12 C. F. R.
Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C. F. R. ss.1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA" ) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), " Management of Interest Rate Risk, Investment Securities, and Derivative Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Securities.

      All depository institutions considering an investment in the Offered Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement" ) of the Federal Financial Institutions Examination Council ("FFIEC" ), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Class of Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain Classes of Offered Securities as "mortgage related securities," no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHODS OF DISTRIBUTION

      The Securities offered hereby and by the Supplements to this prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Banc of America Securities LLC ("Banc of America Securities") acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

      Alternatively, the prospectus supplement may specify that the Securities will be distributed by Banc of America Securities acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If Banc of America Securities acts as agent in the sale of Securities, Banc of America Securities will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related prospectus supplement. To the extent that Banc of America Securities elects to purchase Securities as principal, Banc of America Securities may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

      Banc of America Securities is an affiliate of the Depositor.

      The Depositor will indemnify Banc of America Securities and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Banc of America Securities and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Banc of America Securities and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

      The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each Series of Securities, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

      Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York or Hunton & Williams LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any Class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization ("Rating Agency").

      Ratings on mortgage pass-through securities address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

      The Depositor filed a registration statement (the "Registration Statement") relating to the Securities with the Commission or the "SEC". This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

      Copies of the Registration Statement and any other materials the Depositor files with the Commission may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, telephone number (704) 386-2400.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Securities.

      Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, telephone number (704) 386-2400.

                        INDEX OF SIGNIFICANT DEFINITIONS

Terms                                                                       Page
-----                                                                       ----
1998 Policy Statement........................................................117
Accrual Period................................................................23
Accrual Securities............................................................29
Accrued Security Interest.....................................................31
Adjustable Rate Assets........................................................17
Agreement.....................................................................42
ARM Contracts.................................................................21
ARM Loans.....................................................................19
ARM Unsecured Home Improvement Loans..........................................21
Asset Conservation Act........................................................72
Asset Group...................................................................29
Asset Seller..................................................................17
Assets........................................................................17
Available Distribution Amount.................................................30
Balloon Payment Assets........................................................18
Banc of America Securities...................................................117
Bankruptcy Code...............................................................69
Bi-weekly Assets..............................................................18
Book-Entry Securities.........................................................29
Buy Down Assets...............................................................17
Buydown Funds.................................................................82
Buydown Mortgage Loans........................................................26
Buydown Period................................................................26
California Military Code......................................................75
Capitalized Interest Account..................................................22
Cash Flow Agreement...........................................................23
Cede..........................................................................39
CERCLA........................................................................71
Certificates..................................................................29
Class.........................................................................29
Cleanup Costs.................................................................71
Clearstream...................................................................40
Clearstream Participants......................................................40
Closing Date...................................................................6
Code..........................................................................80
Collection Account............................................................45
Commission....................................................................19
Companion Class...............................................................34
Component.....................................................................32
contract borrower.............................................................64
Contract Lender...............................................................64
Contract Rate.................................................................22
Contracts.....................................................................17
Convertible Assets............................................................18
Cooperative...................................................................63
Cooperative Loans.............................................................63
Cooperatives..................................................................18
Covered Trust.................................................................59
CPR...........................................................................25
Credit Support................................................................22
Cut-off Date..................................................................19
Cut-off Date...................................................................6
Debt Securities...............................................................80
Definitive Securities.........................................................29
Deposit Trust Agreement.......................................................42
Depositor.....................................................................28
Depositories..................................................................41
Determination Date............................................................29
Disqualified Organization.....................................................93
Distribution Date.............................................................24
DOL..........................................................................112
DTC Participants..............................................................39
Due Period....................................................................30
EDGAR........................................................................119
electing large partnership....................................................94
ERISA........................................................................112
Euroclear.....................................................................40
Euroclear Operator............................................................40
Euroclear Participants........................................................40
excess servicing.............................................................102
Exchange Act..................................................................39
Excluded Plan................................................................113
Exemption....................................................................112
FDIC..........................................................................45
FFIEC........................................................................117
Fitch........................................................................113
GEM Assets....................................................................17
GPM Assets....................................................................18
Grantor Trust Fund............................................................80
Grantor Trust Securities......................................................80
Home Equity Loans.............................................................18
Home Improvement Contracts....................................................18
HOPA..........................................................................74
Increasing Payment Assets.....................................................17
Indenture.....................................................................42
Indenture Servicing Agreement.................................................42
Indenture Trustee.............................................................42
Indirect Participants.........................................................39
Insurance Proceeds............................................................30
Interest Reduction Assets.....................................................17
IRS...........................................................................50
Issuer.........................................................................6
Land Sale Contracts...........................................................18
Legal Investment...............................................................9
Level Payment Assets..........................................................17
Liquidation Proceeds..........................................................30
Loan-to-Value Ratio...........................................................19
Lock-out Date.................................................................20
Lock-out Period...............................................................20
Manufactured Home.............................................................21
Mark to Market Regulations....................................................96
Master Servicer...............................................................42
MERS..........................................................................43
Moody's......................................................................113

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Mortgage Loans................................................................17
Mortgage Notes................................................................19
Mortgage Rate.................................................................20
Mortgaged Properties..........................................................18
Mortgages.....................................................................19
Multifamily Mortgage Loan.....................................................18
Multifamily Property..........................................................18
National Housing Act..........................................................19
NCUA.........................................................................116
new partnership..............................................................109
Non-Equity Securities........................................................114
Non-Pro Rata Security.........................................................84
Nonrecoverable Advance........................................................35
Non-SMMEA Securities.........................................................116
Non-U.S. Person...............................................................98
Notes.........................................................................29
OCC..........................................................................116
Offered Securities............................................................29
OID Regulations...............................................................80
old partnership..............................................................109
Originator....................................................................19
OTS...........................................................................73
PAC...........................................................................32
PAC I.........................................................................32
PAC II........................................................................32
Parity Act....................................................................73
Parties in Interest..........................................................112
Partnership Securities........................................................80
Partnership Trust Fund........................................................80
Pass-Through Entity...........................................................93
Pass-Through Rate.............................................................31
PCBs..........................................................................71
Permitted Investments.........................................................46
Plans........................................................................112
PMI...........................................................................74
Pooling and Servicing Agreement...............................................42
Pre-Funded Amount.............................................................22
Pre-Funding Account...........................................................22
Pre-Funding Period............................................................22
Prepayment Assumption.........................................................84
Prepayment Premium............................................................20
PTCE.........................................................................114
PTE..........................................................................112
Purchase Price................................................................44
Rating Agency................................................................118
RCRA..........................................................................72
Record Date...................................................................29
Refinance Loans...............................................................19
Registration Statement.......................................................119
Regular Securities............................................................81
Regular Securityholder........................................................83
Related Proceeds..............................................................35
Relief Act....................................................................75
REMIC.........................................................................80
REMIC Pool....................................................................80
REMIC Provisions..............................................................80
REMIC Regulations.............................................................80
REMIC Securities..............................................................80
REO Property..................................................................36
Residual Holders..............................................................90
Residual Securities...........................................................81
Restricted Group.............................................................113
Retained Interest.............................................................52
Revolving Credit Line Loans...................................................20
S&P..........................................................................113
SEC..........................................................................119
secured-creditor exemption....................................................71
Securities....................................................................29
Security......................................................................42
Security Balance..............................................................25
Security Owners...............................................................39
Securityholder................................................................23
Senior Certificates...........................................................29
Senior Notes..................................................................29
Senior Securities.............................................................29
Series........................................................................29
Servicer.......................................................................6
Servicers.....................................................................42
Servicing Standard............................................................48
Single Family Mortgage Loan...................................................18
Single Family Property........................................................18
SMMEA........................................................................116
SPA...........................................................................25
Special Servicer..............................................................54
Standard Securities..........................................................100
Startup Day...................................................................81
Statistical Calculation Date...................................................6
Step-up Rate Assets...........................................................18
Strip Securities..............................................................29
Stripped Securities..........................................................103
Stripped Securityholder......................................................104
Subordinate Certificates......................................................29
Subordinate Securities........................................................29
Subsequent Assets.............................................................22
Superliens....................................................................71
super-premium.................................................................84
TAC...........................................................................34
Taxable Mortgage Pools........................................................80
Terms and Conditions..........................................................40
Texas Home Equity Laws........................................................75
Tiered REMICs.................................................................83
TILA Amendment................................................................70
Title V.......................................................................74
Title VIII....................................................................74
Trust.........................................................................29
Trust Fund....................................................................29
Trustee.......................................................................42
U.S. Person...................................................................95
UCC...........................................................................39
Underlying Servicing Agreement................................................42
Underwriter..................................................................113
Unsecured Home Improvement Loans..............................................17

UST...........................................................................72
Value.........................................................................19
Voting Rights.................................................................55
Warranting Party..............................................................44
Withholding Regulations.......................................................98

                                                                [Radarview LOGO]
[C-Bass LOGO]                        $398,812,000

                                     (Approximate)

                  Credit-Based Asset Servicing and Securitization LLC

                                        Seller

                               Litton Loan Servicing LP

                                       Servicer

                           Asset Backed Funding Corporation

                                       Depositor

            C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB5

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                                 PROSPECTUS SUPPLEMENT

       -----------------------------------------------------------------------


Banc of America Securities LLC                                Barclays Capital
(Sole Lead Manager)                                               (Co-Manager)

      You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB5 in any state where the offer is not permitted.

      We do not claim that the information in this Prospectus Supplement and Prospectus is accurate as of any date other than the dates stated on the respective covers.

      Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB5 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB5 will be required to deliver a Prospectus Supplement and Prospectus for ninety days following the date of this Prospectus Supplement.

                                    August 25, 2005